As filed with the Securities and Exchange Commission on April 18, 2002

                                                    Registration No. 333-69272


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE

                                    Form S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership
        (Exact name of registrant as specified in governing instruments)

                        2221 Olympic Blvd., P.O. Box 2400
                         Walnut Creek, California 94595
                    (Address of principal executive offices)
                           ---------------------------

                                WILLIAM C. OWENS
                                    President
                           Owens Financial Group, Inc.
                        2221 Olympic Blvd., P.O. Box 2400
                         Walnut Creek, California 94595
                     (Name and address of agent for service)

                  The Commission is requested to send copies of
                             all communications to:

                              David Barry Whitehead
                                 Thomas A. Latta
                         WHITEHEAD, PORTER & GORDON LLP
                        220 Montgomery Street, Suite 1850
                         San Francisco, California 94104

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Security Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

------------------------------ ---------------- --------------------- --------------------- -----------------
          Title of              Amount Being      Proposed Maximum      Proposed Maximum       Amount of
 Securities Being Registered     Registered        Offering Price          Aggregate        Registration Fee
                                                      Per Unit           Offering Price
     ===================          ========         =============        ===============      =============

Units of Limited  Partnership    200,000,000           $1.00              $200,000,000          $50,000*
Interest
------------------------------ ---------------- --------------------- --------------------- -----------------

* Paid with the original filing of this registration statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   Prospectus

                         OWENS MORTGAGE INVESTMENT FUND,
                        a California Limited Partnership

                                Up to 200,000,000
                     Units of Limited Partnership Interests

The Partnership

         The Partnership primarily invests in mortgage loans on real estate and leasehold interests. The Partnership began in 1984 and has offered and sold its Units at $1.00 each under six previous SEC registration statements, beginning in 1988. There are 269,804,867 Units held by 2,978 limited partners, as of December 31, 2001.

The Offering

         We are offering and selling to the public up to a maximum of 200,000,000 Units for $1 per unit. There is no minimum amount of the offering. This offering includes Units to be issued under our distribution reinvestment plan.

================================ ======================== =========================== =======================
                                        Price to             Selling Commissions/          Proceeds to
                                         Public                  Expenses (1)            the Partnership
-------------------------------- ------------------------ --------------------------- -----------------------

Per Unit.....................                      $1.00                     $0.00                     $1.00
-------------------------------- ------------------------ --------------------------- -----------------------

Total Maximum............                $200,000,000.00(1)            $259,150.00           $199,740,850.00
-------------------------------- ------------------------ --------------------------- -----------------------

(1) All expenses related to this offering will be paid by the Partnership and are estimated through the termination date of the offering. Units will be sold by Owens Securities Corporation, the underwriter selling our units in this offering. Owens Securities Corporation is wholly owned by Owens Financial Group, Inc., the General Partner of the Partnership. There will be no commissions paid to Owens Securities Corporation or to any other underwriter or broker. Owens Securities Corporation is not required to sell any specific number or dollar amount of Units, but will use its best effort to sell the Units offered. The offer of Units will be terminated on December 31, 2003, subject to extension by the General Partner. The minimum purchase is 2,000 Units (2,500 Units for residents of North Carolina). There are no arrangements to place funds from the sales of Units in an escrow, trust, or similar account.

The Risk Factors

         See "Risk Factors" at page 10 for a discussion of these and other significant risk factors associated with a purchase of Units:

o    Your ability to sell or transfer Units is limited and no market exists.

o You must hold your Units for one year before the Partnership may repurchase them.

o    Repurchases of Units by the Partnership are subject to other limitations.

o You must place total reliance for operating the Partnership on the General Partner.

o The General Partner is subject to conflicts of interest with limited partners.

o Defaults on mortgage loans and declines in real estate values may result in reduced Partnership income and distributions to you.

o The Partnership primarily concentrates its investments in Northern California commercial real estate mortgage loans.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Units or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is April __, 2002.

                                TABLE OF CONTENTS



INVESTOR SUITABILITY STANDARDS.................................1
SUMMARY........................................................3
SUMMARY FINANCIAL INFORMATION..................................9
RISK FACTORS..................................................10
NOTICE TO CALIFORNIA RESIDENTS................................20
HOW TO SUBSCRIBE..............................................20
USE OF PROCEEDS...............................................20
CAPITALIZATION OF PARTNERSHIP.................................22
CAPITAL CONTRIBUTION OF THE GENERAL PARTNER...................22
COMPENSATION OF THE GENERAL PARTNER...........................22
     Compensation and Reimbursement from the Partnership......22
     Compensation from Borrowers..............................23
CONFLICTS OF INTEREST.........................................25
FIDUCIARY RESPONSIBILITY......................................27
MANAGEMENT....................................................28
     Management of the Partnership............................28
     Research and Acquisition.................................29
     Partnership Management...................................29
     Mortgage Investments.....................................30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT..............................................30
SELECTED FINANCIAL DATA.......................................31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS..........................32
QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK....43
BUSINESS......................................................44
     Delinquencies............................................46
     Real Estate Owned........................................47
     Principal Investment Objectives..........................48
     Types of Mortgage Loans..................................50
     First Mortgage Loans.....................................50
     Second and Wraparound Mortgage Loans.....................50
     Third Mortgage Loans.....................................50
     Construction Loans.......................................50
     Leasehold Interest Loans.................................51
     Variable Rate Loans......................................51
     Interest Rate Caps.......................................51
     Assumability.............................................51
     Prepayment Penalties.....................................52
     Balloon Payment..........................................52
     Equity Interests and Participation In Real Property......52
     Debt Coverage Standard for Mortgage Loans................52
     Loan Limit Amount........................................52
     Loans to Affiliates......................................52
     Purchase of Loans from Affiliates........................52
     Borrowing................................................53
     Repayment of Mortgages on Sales of Properties............53
     No Trust or Investment Company Activities................53
     Miscellaneous Policies and Procedures....................54
     Competition and General Economic Conditions..............54
HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER...........54
     Introduction.............................................54
     General..................................................54
     Parties to a Deed of Trust...............................55
     Foreclosure..............................................55
     Provisions in Deeds of Trust.............................56
     California Usury Law Not Applicable to Partnership
       Mortgage Loans.........................................57
FEDERAL INCOME TAX CONSEQUENCES...............................58
SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF LIMITED
  PARTNERS AND DESCRIPTION OF UNITS...........................72
     Nature of the Partnership................................72
     The Responsibilities of the General Partner..............72
     Limitations of the General Partner.......................73
     Liabilities of Limited Partners(Y)Nonassessability.......73
     Term and Dissolution.....................................73
     General Partner's Interest Upon Removal, Withdrawal
       or Termination.........................................73
     Meetings.................................................74
     Voting Rights and Books and Records......................74
     Status of Units..........................................74
     Distributions............................................75
     Reinvestments............................................75
     Assignment and Transfer of Units.........................76
     Repurchase of Units, Withdrawal from Partnership.........76
     Special Power of Attorney................................77
REPORTS TO LIMITED PARTNERS...................................78
PRIVACY POLICY................................................78
PLAN OF DISTRIBUTION..........................................79
LEGAL MATTERS.................................................80
EXPERTS.......................................................80
AVAILABLE INFORMATION.........................................80
FINANCIAL STATEMENTS..........................................F-1
EXHIBITS
A...Amended and Restated Limited Partnership Agreement........A-1
B.  Subscription Agreement and Power of Attorney..............B-1

                         INVESTOR SUITABILITY STANDARDS

         You must meet the investor suitability standards in this section to purchase Units and to participate in the Partnership's Distribution Reinvestment Plan. In addition, the Partnership and certain states have placed various restrictions on the resale or transfer of Units.

         The Subscription Agreement, which is Exhibit B to this Prospectus, outlines the suitability standards and requests the disclosure from each investor that it meets the minimum standards. The General Partner reviews and screens all Subscription Agreements, and rejects Subscription Agreements from investors not meeting the suitability standards. Owens Securities Corporation, which will offer and sell Units for the Partnership, must diligently inquire of all prospective investors to ascertain if the Units are suitable for the investor and to promptly transmit all completed Subscription Agreements to the General Partner.

         Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the Subscription Agreement that you have, either:

o a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000 ($30,000 in the States of California and Oregon and $50,000 in the state of Washington) plus a minimum annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the state of Washington);

o a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000 ($75,000 in the States of California and Oregon) irrespective of annual gross income; or

o in purchasing for a fiduciary account, the minimum standards above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

         In certain states, you may transfer Units only to persons who meet similar suitability standards. You should carefully read the requirements in connection with resales of Units in "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units--Assignment and Transfer of Units" at page 76, and in the Subscription Agreement.

         Investment in the Partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Partnership's investments, it is likely that all or substantially all of the income of the Partnership will be taxable to the Limited Partners as ordinary income. See "Federal Income Tax Consequences" at page 58. The Units may, therefore, be suitable for:

o    a corporate pension or profit sharing plan ("Corporate Plan");

o a Keogh Plan account ("Keogh Plan") (Corporate Plans and Keogh Plans are referred to herein, collectively, as Qualified Plans");

o    an Individual Retirement Account ("IRA" or "Roth IRA");

o    a Simplified Employee Pension ("SEP");

o other entities exempt from federal income taxation such as endowment Partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

o    persons seeking current taxable income.

         It should be noted, however, that an investment in the Partnership will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.

         The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with applicable regulations, the General Partner intends to manage the Partnership to assure that an investment in the Partnership by a Qualified Plan will not make the assets of the Partnership "plan assets." The regulations are also applicable to an IRA. See "Federal Income Tax Consequences" at 58.

         The General Partner is not permitted to allow any Qualified Plan to purchase Units if the General Partner has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

         You should obtain the advice of your attorney, tax advisor, and/or business advisor with respect to the legal, tax and business aspects of this investment prior to subscribing for Units.





                                     SUMMARY

         This Summary highlights some of the information from this Prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in the Units. You should read the entire Prospectus carefully, including the section, "Risk Factors," beginning at page 10, and the Financial Statements and Notes, beginning at page F-1.

The Partnership     The name of the Partnership is "Owens Mortgage Investment
                    Fund, a California Limited Partnership." It was organized in
                    1984, as a California limited partnership. The date specified for termination of the Partnership in the Partnership Agreement is December 31, 2034.


The General         The sole General Partner of the Partnership is Owens
Partner             Financial Group, Inc., a California corporation,
                    incorporated in 1981. Its executive offices and the executive offices of the Partnership are at 2221 Olympic
                    Boulevard, P.O. Box 2400, Walnut Creek, California 94595, telephone (925) 935-3840.

Compensation to     The General Partner receives substantial compensation and
General Partner     fees for services to and for Partner the benefit of the
                    Partnership, in connection with its making and arranging mortgage loans and the management of the Partnership and its business. These include the following:

                    o Management fees paid by the Partnership,
                    o Loan servicing fees paid by the Partnership,
                    o The Carried Interest,
                    o Loan origination fees (points) paid by the borrowers, and
                    o Late payment charges paid by borrowers.
                    The following table shows certain fees paid by the Partnership and borrowers to the General Partner during the periods indicated:

                                                          Year ended       Year ended    Year ended    Year ended
                                                            12/31/01        12/31/00      12/31/99      12/31/98
                                                            --------        --------      --------      --------
Paid by the Partnership
-----------------------
o Management Fees (1)                                       $3,437,684      $3,914,488    $2,652,882     $3,249,824

o Management fees as a % of the average unpaid
     balance of loans (1)                                        1.48%           1.85%         1.37%          1.78%

o Servicing fees                                              $571,538        $531,337      $479,592       $472,390

o Servicing fees as a % of the average unpaid balance
     of loans                                                    0.25%           0.25%         0.25%          0.25%

o Carried Interest (2)                                        $173,292        $102,212       $67,907        $49,545

Paid by Borrowers
-----------------
o Loan Origination Fees                                     $6,990,000      $7,936,000    $6,681,000     $1,724,000

o Late Payment Charges                                      $1,297,000      $1,118,000      $395,000       $382,000

-------------------------------------------------------
(1) The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the distribution per Partnership Unit (yield) paid to the partners.
(2) The General Partner has a capital interest in the Partnership equal to 1/2 of 1% of the aggregate capital accounts of the limited partners (the "Carried Interest"). The Carried Interest is increased each month by 1/2 of 1% of the net increase in the capital accounts of the limited partners. No addition to the Carried Interest is made in months where there is a net decrease in the capital accounts of limited partners until such time that there is once again a net increase in the limited partners' capital account. This Carried Interest participates in all allocations and monthly distributions from the Partnership. Upon liquidation of the Partnership, distribution to the Carried Interest will be made only after the limited partners have received capital distributions equaling 100% of their capital contributions.

Summary Risk             The following are some of the significant risks
Factors                  concerning your investment:

                         o There is no public market for the Units, and there is no likelihood that one will ever develop. Further, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.
                         o You must own your Units for at least one year before you can request the Partnership to repurchase any of those Units (with the exception of Units purchased through the Partnership's Dividend Reinvestment
                            Plan).
                         o The repurchase of Units by the Partnership is subject to other limitations.
                         o You must place total reliance for operating the Partnership on the General Partner. Thus, you will not have the ability to exercise control over the Partnership's affairs.
                         o Defaults on our mortgage loans will reduce our income and your distributions. Since most of the assets of the Partnership are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to our income.
                         o The General Partner controls the daily conduct of our business, and, although the General Partner may not change the nature of our business without majority approval by the limited partners, it may modify our investment objectives without approval of the limited partners.
                         o The General Partner will receive substantial fees as a result of our investment in mortgage loans, including acquisition and origination fees. Because the General Partner receives all of these fees, the Partnership's interests will diverge from those of the General Partner when the General Partner decides whether to charge the borrower a higher rate of interest on a loan or higher fees.
                         o Concentration of mortgage loans in Northern California may expose the Partnership to greater risk than if the loan portfolio were more diversified.
                         o Declines in real estate values could impair our security in outstanding loans, and if such a loan required foreclosure it might reduce the amount we have available to distribute to you.
                         o Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you.


Conflicts of             The General Partner will experience conflicts of
Interest                 interest with the Partnership and its limited partners
                         in connection with the management of the Partnership, including the following:

                         The General Partner and its affiliates will have to allocate their time between the Partnership and other activities they are involved in.
                         The fees of the General Partner are not set by arms'-length negotiations.
                         o Because the General Partner receives all mortgage placement fees, the Partnership's interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher interest rate or higher fees.
                         o Because the General Partner has not elected to receive all of the management fees that it was entitled to in prior periods, the Partnership's performance in those prior periods may not be indicative of the Partnership's future performance.
                         o The same legal counsel currently represents the Partnership and the General Partner.
                         o The General Partner arranges substantially all of the loans invested in by the Partnership and must choose loans for placement in the Partnership's portfolio or with other investors or the General Partner itself.
                         o The General Partner and its affiliates have the right to engage in other business and to compete, directly or indirectly, with the business of the Partnership.

The Units                Each Unit is a limited partnership interest in the
                         Partnership.

Units are Restricted     Some of the factors that may prevent you from
as to Sale and           transferring your Units include:
Transfer
                         o  No public market exists for our Units, and we do not
                            expect one ever to develop;
                         o  Restrictions regarding the potential of the
                            Partnership to become a "publicly traded partnership" under the Tax Code (generally a partnership whose interests are publicly traded or frequently transferred); and
                         o  Restrictions regarding potential termination of the
                            Partnership for tax purposes.


The Offering             The Partnership is offering for sale an additional
                         200,000,000 Units of limited partnership interests at a purchase price per Unit of $1.00. The minimum initial purchase under the offering is 2,000 Units for $2,000
                         (2,500 Units for residents of North Carolina). As of
                         December 31, 2001, there are 269,804,867 Units outstanding held by 2,978 limited partners. The
                         Partnership is authorized to have 500,000,000 Units outstanding at any time. Owens Securities Corporation, a California corporation and wholly-owned subsidiary of the General Partner, is acting as the best-efforts underwriter of the offering, without commissions or other compensation. There is no minimum number of Units to be sold in this offering. At any time when there are not suitable loans for the Partnership to invest
                         Partnership funds, the General Partner may suspend the offer and sale of new Units to all or certain types of investor accounts, as happened at times in 1991, 1992, 1993, 1994, 1995 and 1998. As of the date of this prospectus, the Partnership has suspended the offer and sale of new Units to all investors other than individual retirement accounts, qualified retirement plans, and participants in the Distribution
                         Reinvestment Plan.


Investor Suitability     You must meet certain standards as an investor in
Standards                Units. These are imposed by the California Commissioner
                         of Corporations and other state securities law administrators and by the General Partner, since there are risks associated with investment in the Units, including a lack of liquidity of the investment. In summary, the standards are:

                         o You must have a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington), and a minimum annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington); or
                         o Alternatively, a minimum net worth of $150,000 ($75,000 in the States of California and Oregon); or
                         o If purchasing for a fiduciary account, the minimum standards above must be met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.


Tax Considerations       The Partnership has been treated since its inception,
                         for federal tax purposes, as a partnership and not an association taxable as a corporation. In the opinion of tax counsel to the Partnership, this tax treatment will continue. A partnership generally is not subject to any federal income tax. The Partnership will allocate to the partners, profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. Partners are subject to federal income tax on such allocations of income. A person considering a purchase of the Units should consult his or her own tax advisor for advice on other personal tax consequences that might be associated with investment in the Units. See "Taxation Risks", beginning at page
                         19, and "Federal Income Tax Consequences", beginning at page 58 of this Prospectus.


Purchase of Units        To Purchase Units you must complete and sign the
                         Subscription Agreement and Power of Attorney, which is Exhibit B at page B-1 of this Prospectus. Then send or deliver it to Owens Securities Corporation, 2221
                         Olympic Boulevard, P.O. Box 2400, Walnut Creek, CA
                         94595, together with your check for the purchase price of your Units. A sale of Units may not be completed until at least five business days after the date you received this Prospectus. Subscriptions will be accepted or rejected within 30 days of their receipt by the General Partner. If your Subscription Agreement is accepted, you are then an owner of the Units and a limited partner of the Partnership. The General Partner will send you a confirmation of purchase within five business days of acceptance of the Subscription
                         Agreement. If you are not accepted, your purchase payment will be returned to you within 10 business days.


Use of Offering          If the maximum amount of this offering is sold, the
Proceeds                 Partnership will receive $200,000,000, less expenses of
                         the offering estimated not to exceed $259,000. The offering proceeds will be received as Units are sold.
                         The General Partner intends to use all offering proceeds, net of offering expenses and contingency reserves, for investment in mortgage loans and operating expenses of the Partnership. As of the date of this Prospectus, no specific mortgage loans have been identified for investment. Pending investment in mortgage loans, offering proceeds will be invested in short-term, liquid investments such as commercial paper and money market funds.


Investment Portfolio     The Partnership invests in mortgage loans on real
                         property located in the United States. There may be commercial or residential buildings on the real property, but our collateral may also consist of property with buildings under construction or no physical structures at all. As of December 31, 2001, the Partnership held the following types of mortgages:

                                                                  Amount             Percent

                         1st Mortgages                        $ 205,139,594           95.99%
                         2nd Mortgages                            8,563,875            4.01%
                                                               ------------          -------
                           Total                              $ 213,703,469          100.00%
                                                               ============          =======

                         Income Producing Properties          $ 180,506,295           84.47%
                         Construction                            14,773,984            6.91%
                         Unimproved Land                         15,360,822            7.19%
                         Residential                              3,062,368            1.43%
                                                               ------------          -------
                           Total                              $ 213,703,469          100.00%
                                                               ============          =======



Investment Objectives    Our objectives are:

                         o  to maximize distributable net income to you; and
                         o to preserve, protect and return your capital contribution.

                           The General Partner may change these investment objectives at its full discretion, but may not change the nature of the Partnership's business as a mortgage investment fund.


Partnership Borrowing    We have obtained a bank line of credit, under authority
                         of the Partnership Agreement, which we expect to use from time to time to acquire or make mortgage loans. We may also incur indebtedness to:

                         o prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership's interests; or
                         o assist in the development or operation of any real property.

                         The total amount of all borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.


Distributions            All net income available for distribution is paid
                         monthly to the partners on the last day of the calendar month following the month in which the net income is earned. Net income available for distribution means taxable profits and losses reduced by amounts set aside for the restoration or creation of reserves and increased by the reduction or elimination of reserves.

                         Profits or cash revenues come primarily from interest on mortgage loans.

Distribution             The Partnership has an automatic Distribution
Reinvestment Plan        Reinvestment Plan that allows you to invest your
                         monthly distribution in our Units. If you elect this automatic reinvestment plan, your election may be changed by sending a written form obtained from the Partnership.

                         If you elect to participate in the Distribution Reinvestment Plan, you will be allocated your share of the Partnership's taxable income even though you did not receive cash distributions. The General Partner could terminate this Plan for various reasons listed later in this Prospectus. See "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units", beginning at page 72 of this Prospectus.


Partnership Agreement    Your rights and obligations in the Partnership and your
                         relationship with the General Partner will be governed by the Partnership Agreement. Some of the significant features of the Partnership Agreement include:

                         A majority of limited partners may vote to:

                         o amend the Partnership Agreement, subject to certain limitations;
                         o  dissolve and windup the Partnership;
                         o  remove and replace the General Partner; and
                         o approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the Partnership's assets.

                         In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

                         Mergers and Consolidations. We may not merge or consolidate with any other partnership or corporation without approval by a majority of limited partners.

For a more detailed discussion concerning the terms of the Partnership Agreement please refer to the "Summary of Partnership Agreement, Rights of Limited Partners and Description of Units" section of this Prospectus on page 72.






















                          SUMMARY FINANCIAL INFORMATION

         We are providing the following summary financial information about us for your benefit. This information is derived from our audited financial statements for each of the years 1999, 2000 and 2001. These financial statements and notes are contained in this Prospectus, beginning at page F-1. You should read this Summary in conjunction with the full financial statements.


                                                  Year Ended December 31,
                                                  -----------------------
                                     2001              2000                  1999
                                     ----              ----                  ----

Loans Secured by Trust Deeds     $213,703,469         $223,273,464         $200,356,517

Allowance for Loan Losses         $(4,425,000)         $(4,000,000)         $(4,000,000)

Total Assets                     $281,290,739         $246,199,181         $216,371,517

Liabilities                        $8,896,345           $7,339,888           $1,759,704

Minority Interest                    $107,680             $102,103                  $--

Partners' Capital                $272,286,714         $238,757,190         $214,611,813

Total Revenues                    $29,479,565          $28,268,431          $22,184,072

Total Expenses(2)                  $7,590,341           $5,733,375           $4,704,219

Net Income(2)                     $21,889,224          $22,535,056          $17,479,853

Net Income Allocated to
Limited Partners(2)               $21,675,077          $22,313,372          $17,307,518

Percent of Net Income
Allocated to Limited
Partners per Weighted
Average Limited Partnership
Unit(2)                                  8.5%                 9.9%                 8.4%

Distribution per
Partnership Unit
(Yield)(1)(2)                            8.7%                 8.7%                 8.2%

(1) Distribution per Partnership Unit (yield) is the annualized average of the monthly yield paid to the partners for the period indicated. The monthly yield is calculated by dividing the total monthly distribution to the partners by the prior month's ending partners' capital balance.

(2) The management fees paid to the General Partner cannot exceed 2 3/4% annually of the average unpaid balance of the Partnership's mortgage loans at the end of each of the 12 months in the calendar year. In the past, the General Partner has chosen not to receive the maximum management fee. Partnership expenses would have been higher and net income allocated to limited partners and distribution per partnership unit lower, had the General Partner elected to receive the maximum compensation.

                                  RISK FACTORS

         There are risks associated with investing in the Partnership, most of which the General Partner does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities. Also, you cannot properly evaluate whether to invest in the Partnership without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Partnership with your own professional advisors.

Forward Looking Statements

         Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in this Prospectus. Although management of the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, adequacy of reserves, or weather and other natural occurrences that might cause a difference between actual results and those forward-looking statements.

Risks of the Mortgage Lending Business

The Partnership invests primarily in mortgage loans secured by real property and mortgage loans on leasehold interests. Therefore, it is subject to the risks usually associated with real estate financing, such as the following:

>>  Defaults on our mortgage loans will reduce our income and your distributions

    Since most of the assets of the Partnership are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to the Partnership's income. Examples of these are the following:

         o Any failure by a borrower to repay loans or interest on loans will reduce the Partnership's income and distributions to partners;

         o Since the General Partner retains all late payment charges collected on defaulted loans, the Partnership will not be able to partially offset any loss of income from the defaulted loans with these fees;

         o The General Partner is entitled to continue to receive management and loan servicing fees on delinquent loans;

         o The Partnership may not be able to resolve the default prior to foreclosure of the property securing the loan;

         o Properties foreclosed upon may not generate sufficient income from operations to meet expenses and other debt service;

         o Operation of foreclosed properties may require the Partnership to spend substantial funds for an extended period;

         o Subsequent income and capital appreciation from the foreclosed properties to the Partnership may be less than competing investments; and

         o The proceeds from sales of foreclosed properties may be less than the Partnership's investment in the properties.



>> Investments in construction loans may be riskier than loans secured by operating properties

    Construction mortgage loans may be riskier than loans secured by properties with an operating history, because:

         o The application of the loan proceeds to the construction project must be assured;

         o The completion of planned construction may require additional financing by the borrower; and

         o Permanent financing of the property may be required in addition to the construction loan.

    Currently, the Partnership's loan portfolio contains approximately 6.9% in construction loans.

>> Investments in loans secured by leasehold interests may be riskier than loans secured by fee interests in properties

    Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower, and the Partnership's rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations and period of the lease. Currently, the Partnership's loan portfolio contains approximately 11.1% in loans secured by leasehold interests.

>> Investments in second, third and wraparound mortgage loans may be riskier than loans secured by first deeds of trust

    Second, third and wraparound mortgage loans (those under which the Partnership generally makes the payments to the holders of the prior liens) are riskier than first mortgage loans because of:

         o   Their subordinate position in the event of default;

         o There could be a requirement to cure liens of a senior loan holder and, if not done, the Partnership would lose its entire interest in the loan.

    Currently, the Partnership's loan portfolio contains 4.0% in second mortgage loans and no third mortgage loans. The Partnership is not presently invested in wraparound mortgage loans.

>> Suitable Mortgage Loans May Not Be Available to the Partnership From Time to Time

    The General Partner receives referrals for mortgage loans from existing or prior borrowers and commercial loan brokers. In the event that the supply of such referrals was to decrease, the availability of loans for the Partnership to invest in would also decrease. Decreases in loan referrals would typically occur in a recessionary economy as there would be reduced activity in the real estate market and, hence, reduced demand for financing. Such decreases in the demand for mortgage loans could leave the Partnership with excess cash. In these instances, the Partnership makes short-term, interim investments with proceeds available from sales of Units, and the Partnership holds these, pending investment in suitable mortgage loans. Interest returns on those investments are usually lower than on mortgage loans, which may reduce the yield to holders of Partnership Units, depending on how long these non-mortgage investments are held.

    In addition, during some relatively short periods of time, the General Partner has decided to suspend the offering of Partnership Units to certain investors until suitable mortgage loans become available again for investments by the Partnership. This too, may occur in the future.

    When the Partnership invests in non-mortgage, short-term investments, using proceeds from the sale of Units, the purchasers of those Units will nevertheless participate equally in income distributions from the Partnership with holders of Units whose sale proceeds have been invested in mortgage loans, based solely on relative capital account amounts. This will favor, for a time, holders of Units whose purchase monies were invested in non-mortgage investments, to the detriment of holders of Units whose purchase monies are invested in normally higher-yielding mortgage loans.

>>  Larger Loans Result in Less Diversity and May Increase Risk

    As of December 31, 2001, the Partnership was invested in a total of 97 mortgage loans, with an aggregate face value of $213,703,469. The average value of those loans was approximately $2,203,000, and the median value was $1,500,000. There were six of such loans with a face value each of 3% or more of the aggregate value of all loans, and the largest loan had a face value of 6.6% of the aggregate. The Partnership Agreement permits investment in any single mortgage loan with a face value up to 10% of the total Partnership assets as of the date the loan is made.

    As of December 31, 2001, mortgage loans having a value of approximately $18,604,000 were more than 90 days delinquent in payments, which represented an increase over December 31, 2000, of $10,590,000, primarily due to five loans which became delinquent during the year ended December 31, 2001. One of the loans with a principal balance of $3,062,000 as of December 31, 2001 is expected to have a total loss of $550,000.

    The Partnership can as a general rule decrease risk of loss from delinquent mortgage loans by investing in a greater total number of loans. Investing in fewer, larger loans generally decreases diversification of the portfolio and increases risk of loss and possible reduction of yield to investors in the Partnership in the case of a delinquency of such a loan. However, since larger loans generally will carry a somewhat higher interest rate to the Partnership, the General Partner may determine, from time to time, that a relatively larger loan is advisable for the Partnership, particularly, as has occurred at times in 2000 and 2001, when smaller loans that are appropriate for investment by the Partnership are not available.

>> Incorrect Original Collateral Assessment (Valuation) Could Result in Losses and Decreased Distributions to You

    Appraisals are obtained from certified third party appraisers on all properties securing trust deeds prior to the origination of the loan. However, there is a risk that the appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to these loans.

>> Unexpected Declines in Values of Secured Properties Could Cause Losses in Event of Foreclosures and Decreased Distributions to You

    Loan to Value Ratios are Used

    The Partnership generally makes its loans with the following maximum loan to appraised value ratios:

         o   First Mortgage Loans ---
                80% of improved residential property,
                50% of unimproved property,
                75% of commercial property;

         o   Second and Wraparound Loans ---
                  total indebtedness of 75%; and

         o   Third Mortgage Loans --- total indebtedness of 70%.

    Values of properties can decline below their appraised values during the term of the associated Partnership loans. In addition, appraisals are only opinions of the appraisers of property values at a certain time. Material declines in values could result in Partnership loans being undersecured with subsequent losses if such loans must be foreclosed. The General Partner may vary from the above ratios in evaluating loan requests in its sole discretion.



>>  Changes in Market Interest Rates May Reduce Our Income and Your
    Distributions

         o About 82.6% of the dollar amount of the Partnership's loans as of December 31, 2001 are fixed-interest rate loans. Market interest rates on investments comparable to the Units could materially increase above the general level of the Partnership's fixed-rate loans. Distributions by the Partnership could then be less than the yield obtainable by the limited partners from these other investments.

         o On Partnership loans with variable interest rates, a decrease in market interest rates could lower the yields of these Partnership loans. New mortgage loans of the Partnership might be made at lower interest rates as well.

         o The majority of the Partnership's loans do not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in the Partnership's loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require the Partnership to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to partners.

         o The risks above increase as the length of maturity of a Partnership loan increases and the amount of Partnership cash available for new loans decreases.

         o An increase in market interest rates could result in a decrease in the supply of suitable mortgage loans to the Partnership, as there will likely be fewer attractive transactions for borrowers and less activity in the marketplace.

>> Equity or Cash Flow Participation in Loans Could Result in Loss of Secured Position in Loans

         o The Partnership sometimes obtains participation in any appreciation in value or the cash flow from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the Partnership might lose its secured position as lender in the property. Other creditors of the borrower might then wipe out or substantially reduce the Partnership's investment. The Partnership could also be exposed to the risks associated with being an owner of real property.

         o If a third party were to assert successfully that a Partnership loan was actually a joint venture with the borrower, there might be a risk that the Partnership could be liable as joint venturer for the wrongful acts of the borrower toward the third party.

>> Some Losses That Might Occur to Borrowers May Not be Insured and May Result in Defaults

         o Partnership loans require that borrowers carry adequate hazard insurance for the benefit of the Partnership. Some events are however either uninsurable or insurance coverage is economically not practicable. Losses from earthquakes, floods or mudslides, for example, which occur in California, may be uninsured and cause losses to the Partnership on entire loans. No such loan loss has occurred to date.

         o If a borrower allows insurance to lapse, an event of loss could occur before the Partnership knows of the lapse and has time to obtain insurance itself.

         o Insurance coverage may be inadequate to cover property losses, even though the General Partner imposes insurance requirements on borrowers that it believes are adequate.

>>  Proceeds of this Offering are Not Committed to Specific Loans

    The Partnership's assets are presently invested primarily in a portfolio of mortgage loans. The majority of the proceeds of the offering will be invested in additional mortgage loans once they become available to the Partnership by the General Partner. As of the date of this Prospectus, no specific mortgage loans have been identified for investment. As a result, partners will not have an opportunity to evaluate the value of the real properties securing the loans or the creditworthiness of the borrowers. The General Partner has sole authority and control to choose loans for the Partnership, including their type and amount. Limited partners will be informed concerning the Partnership's loan portfolio in annual reports provided by the General Partner.

>>  Foreclosures Create Additional Ownership Risks

    When the Partnership acquires property by foreclosure or otherwise, it has economic and liability risks as the owner, such as:

         o Earning less income and reduced cash flows on foreclosed properties than could be earned and received on mortgage loans;

         o   Keeping the property leased by tenants;

         o   Controlling operating expenses;

         o   Coping with general and local market conditions;

         o Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

         o   Possible liability for injury to persons and property.

>> Development on Property Acquired by the Partnership Creates Risks of Ownership a Lender Does Not Have

    When the Partnership has acquired property by foreclosure or otherwise as a lender, it may develop the property, either singly or in combination with other persons or entities. This could be done in the form of a joint venture, limited liability company or partnership, with the General Partner and/or unrelated third parties. This development can create the following risks:

         o Reliance upon the skill and financial stability of third-party developers and contractors;

         o   Inability to obtain governmental permits;

         o   Delays in construction of improvements;

         o   Increased costs during development; and

         o Economic and other factors affecting sale or leasing of developed property.

>> Concentration of Mortgages in Northern California May Result in Additional Delinquencies

    Northern California real estate secures approximately 59% of the total mortgage loans held by the Partnership as of September 30, 2001. Northern California consists of Monterey, Kings, Fresno, Tulare and Inyo counties and all counties north of those. This concentration may increase the risk of delinquencies on our loans when Northern California real estate or economic conditions are weaker than elsewhere, for reasons such as:

         o   economic recession in that area;

         o   overbuilding of commercial properties; and

         o relocations of businesses outside the area, due to factors such as costs, taxes and regulatory environment.

    These factors also tend to make more commercial real estate available on the market and reduce values, and suitable mortgages could be less available to the Partnership. In addition, such factors could tend to increase defaults on existing loans.

    Recently, Northern California unemployment has increased slightly, and generally the demand for commercial and residential properties has tapered off. This has resulted in increased competition for real estate mortgages suitable as Partnership investments. With the recent change in economic conditions, the concentration by the Partnership in Northern California may expose it to greater risks than if it were more diversified.

>> Hazardous or Toxic Substances Could Impose Unknown Liabilities on the Partnership

    Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

    When the Partnership forecloses on a mortgage loan, it becomes the owner of the property. As owner, the Partnership could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

         o   damages to third parties or a subsequent purchaser of the property;

         o   loss of revenues during remediation;

         o   loss of tenants and rental revenues;

         o   payment for clean up;

         o   substantial reduction in value of the property;

         o   inability to sell the property; or

         o   default by a borrower if it must pay for remediation.

    Any of these could create a material adverse affect on Partnership assets and/or profitability.

Partnership Borrowing Involves Risks if Defaults Occur and Your Distributions May Decrease

    We have obtained a bank line of credit, under authority granted by the Partnership Agreement, which we expect to use from time to time to acquire or make mortgage loans. We may also incur other indebtedness to:

         o prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership's interests; or

         o assist in the development or operation of any real property, which the Partnership has taken over as a result of a default.

    The total amount of such borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.

    Borrowing by the Partnership under its bank line of credit is likely to be secured with recourse by the lending bank to all Partnership assets. The Partnership and limited partners could face increased risk from our bank line of credit.

    If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our line of credit, payments of interest due on our line of credit will decrease our income otherwise available for distribution to limited partners. In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our line of credit will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of Units from limited partners.

Lack of Liquidity  of Your Investment Increases its Risk

>>  General

    You may not be able to obtain cash for Units you own on a timely basis. There are a number of restrictions on your ability to sell or transfer your Units or to have them repurchased by the Partnership. These are summarized in this Risk Factor.

>>  No Free Tradability of Units

    The Units are restricted as to free tradability under the Federal Income Tax Laws. In order to preserve the Partnership's status as a limited partnership and prevent being taxable as a corporation, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.

    There is no market for the Units, public or private, and there is no likelihood that one will ever develop.

    You must be prepared to hold your Units as a long-term investment.

    To comply with applicable tax laws, the General Partner may refuse on advice of tax counsel to consent to a transfer or assignment of Units. The General Partner must consent to any assignment that gives the assignee the right to become a limited partner, and its consent to that transaction may be withheld in its absolute discretion.

    The California Commissioner of Corporations has also imposed a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of Units who is a resident of California. Units may not be sold or transferred without consent of the Commissioner, except to family members, other holders of Units, and the Partnership.

>>  Repurchase of Units By the Partnership is Restricted

    If you purchase Units pursuant to the offering made by this Prospectus, you must own them for at least one year before you can request the Partnership to repurchase any of those Units. This restriction does not apply to Units purchased through the Partnership's Distribution Reinvestment Plan. Some of the other restrictions on repurchase of Units are the following:

         o You must give a written request to withdraw at least 60 days prior to the withdrawal;

         o Payments only return all or the requested portion of your Capital Account and are not affected by the value of the Partnership's assets, except upon final liquidation of the Partnership;

         o Payments are made only to the extent the Partnership has available cash;

         o  There is no reserve fund for repurchases;

         o  You may withdraw a maximum of $100,000 during any calendar quarter;

         o The total amount withdrawn by all limited partners during any calendar year cannot exceed 10% of the aggregate capital accounts of the limited partners.

         o Any withdrawal that reduces a limited partners' capital account below $2,000 ($2,500 for residents of North Carolina) may lead to the General Partner distributing all remaining amounts in the account to close it out.

         o All withdrawal payments are made on a "first-come, first-served" basis.

         o Payments are only made by the Partnership on the last day of any month.

    If the Partnership does not sell sufficient Units in this offering or if principal payments on existing loans decrease, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Partnership will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of limited partners, unless it has sufficient funds to cover requested withdrawals.

Limited Partners Have No Control Over Operations of the Partnership

>> California law prevents limited partners from involvement in the conduct of our business.

     Under California limited partnership law, you cannot exercise any control over the day to day conduct of business of the Partnership. The General Partner has the sole power to do so. However, a majority of the limited partners can take action and bind the Partnership to:

         o  dissolve the Partnership,

         o  change the nature of the Partnership's business,

         o  remove and replace the General Partner,

         o  amend the Partnership Agreement, or

         o approve a merger with another entity or sell all of the assets of the Partnership.

>> Removal or withdrawal of the General Partner could terminate the Partnership.

     The Partnership has only one General Partner, Owens Financial Group, Inc. If it withdraws or is terminated as General Partner by its dissolution or bankruptcy, the Partnership itself will be dissolved unless a majority of the limited partners agree to continue the Partnership, and, within six months, admit one or more successor general partners.

>> Only the General Partner selects mortgage loans.

     The General Partner has sole discretion in selecting the mortgage loans to be invested in by the Partnership, so the limited partners have no control over the choice of mortgage loans to be acquired with their invested funds.

>> The General Partner could choose loans with less favorable terms.

     The General Partner in selecting mortgage loans for the Partnership has the discretion to set or negotiate the terms of the loans, such as interest rates, term and loan-to-value ratios, that could vary from the targeted values that it has otherwise established .

>> The Partnership relies exclusively on the General Partner to originate or arrange loans to be invested in by the Partnership.

     The General Partner originates or arranges all of the mortgage loans purchased by the Partnership. The General Partner receives referrals for loans from existing and prior borrowers and commercial loan brokers and occasionally purchases loans from other lending institutions on behalf of the Partnership.

>> The General Partner can change our investment objectives.

     Although the General Partner may not change the nature of the Partnership's business without majority approval by the limited partners, it does establish our investment objectives and may modify those without the approval of the limited partners.

Conflicts of Interest Risks

The General Partner and its affiliates are subject to various conflicts of interest in managing the Partnership. The Partnership pays the General Partner substantial fees that are not determined by arms'-length negotiations.

>>  Payment of Fees to General Partner

    Acquisition and origination fees to the General Partner are generally payable up front from payments made by third party borrowers. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at placement, extension or refinancing of the loan or at the time of final repayment of the loan. Such fees, particularly on unusually large loans, may create a conflict of interest for the General Partner when determining whether particular loans are suitable as investments for the Partnership. Because the General Partner receives all of these fees, the Partnership's interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher rate of interest on a loan or higher fees. The General Partner could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Partnership. The General Partner employs no formal procedures to address this potential conflict of interest and the limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in this situation. Substantial amounts were earned by the General Partner in 2000 and 2001 from loan origination fees.

>>  Maximum Compensation Not Received by General Partner

    The monthly management and loan servicing fees are paid to the General Partner, as determined by the General Partner within the limits set by the Partnership Agreement. These are obligations of the Partnership. Accordingly, the General Partner may continue to receive these fees even if the Partnership is generating insufficient income to make distributions to the limited partners. In prior periods, the General Partner has elected to receive less than the maximum management fees it is entitled to pursuant to the Partnership Agreement. Because the General Partner has not elected to receive all of the management fees that it was otherwise entitled to receive in prior periods, the Partnership's performance (and yield/distributions to limited partners) in those prior periods may not be indicative of the Partnership's performance in future periods in which the General Partner may elect to receive the maximum management fees. The limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.

>>  General Partner Not Full Time

    The Partnership does not have its own officers, directors, or employees. The General Partner supervises and controls the business affairs of the Partnership, locates investment opportunities for the Partnership and renders certain other services. The General Partner devotes only such time to the Partnership's affairs as may be reasonably necessary to conduct its business. The General Partner conducts business as a real estate broker separate from the Partnership. It does not act as the general partner or sponsor of any other real estate mortgage investment program.

Competition Risks

>> Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities.

     The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the General Partner. The Partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Partnership. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the Partnership.

Taxation Risks

>> Tax consequences can vary among investors.

     The tax consequences of investing in the Partnership may differ materially, depending on whether the limited partner is an individual, corporation, trust, partnership or tax-exempt entity. You should consult your own tax advisor about investing in the Partnership.

>> Your cash flow and distributions will be reduced if we are taxed as a corporation.

     Tax counsel to the Partnership has given its opinion that under Treasury Regulations adopted in 1996, the Partnership will retain its previous classification as a partnership for tax purposes. Tax counsel has also given its opinion that the Partnership will not be classified as a "publicly traded partnership", taxable as a corporation.

     Of course, it is possible that this treatment might change because of future changes in tax laws or regulations. The Partnership will not apply for a ruling from the IRS that it agrees with tax counsel's opinion.

     If the Partnership were taxable as a corporation, it would be subject to federal income tax on its taxable income at regular corporate tax rates. The limited partners would then not be able to deduct their share of the Partnership's deductions and credits. They would be taxed on their share of the Partnership's income or the gain in excess of the tax basis of their Units. Taxation as a corporation would result in a reduction in yield and cash flow, if any, of the Units.

>> If the Partnership were not engaged in a trade or business, your share of expense deductions would be reduced.

     The IRS might assert that the Partnership is not engaged in a trade or business. If it is not, then your share of expenses would be deductible only to the extent all your other "miscellaneous itemized deductions" exceed 2% of your adjusted gross income.

>> If you finance the purchase of your Units, interest you pay might not be deductible

     Under the "investment interest" limitation of the tax code, the IRS might disallow any deductions you take on any financing you use to purchase Units. Thus, you may not be able to deduct those financing costs from your taxable income.

>> An IRS audit of our return, books and records could result in an audit of your tax returns.

     If we are audited by the IRS and it makes determinations adverse to us, including disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

>> Equity participation in mortgage loans may result in limited partners reporting taxable income and gains from these properties.

     If the Partnership participates under a mortgage loan in any appreciation of the property securing the loan or its cash flow and the IRS characterizes this participation as "equity", the Partnership might have to recognize income, gains and other items from the property. The limited partners will then be considered to have received these additional taxable items.

>> Inconsistencies between federal, state and local tax rules may adversely affect your cash flow, if any, from investment in our Units.

     If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions from our Units would be adversely affected.

>> Unrelated business income of the Partnership would subject tax-exempt investors to taxation of Partnership income.

     If you as an investor are a tax-exempt entity, and all or a portion of Partnership income were to be deemed "unrelated trade or business income", you would be subject to tax on that income.

Retirement Plan Risks

>> An investment in the Partnership may not qualify as an appropriate investment under all retirement plans.

     There are special considerations that apply to pension or profit sharing plans or IRAs investing in Units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Partnership, you could incur liability or subject the plan to taxation if:

         o your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

         o your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

         o your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

         o  your investment impairs the liquidity of the plan; or

         o your investment produces "unrelated business taxable income" for the plan or IRA.


                         NOTICE TO CALIFORNIA RESIDENTS

         The following legend applies to all Units sold to residents of
California:

         It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the state of California, except as permitted in the Commissioner's Rules.

         A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner.

                                HOW TO SUBSCRIBE

         Each person wishing to subscribe for Units should carefully review this Prospectus, detach, complete and sign the Subscription Agreement attached as Exhibit "B" to this Prospectus, and deliver it to Owens Securities Corporation, P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595 together with a check in the full amount of his or her subscription payable to "Owens Mortgage Investment Fund, a California Limited Partnership." Additional copies of the Subscription Agreement may be obtained from Owens Securities Corporation.

                                 USE OF PROCEEDS

         The General Partner will commit at least 86.5% of capital contributions to investment in mortgage loans and has historically invested approximately 98% of capital contributions in mortgage loans, except for short periods that have occurred from time to time when suitable mortgage loans were not immediately available for investment. The General Partner has not identified the mortgage loans in which it will invest the proceeds of this offering, although it is anticipated that the Partnership will continue to invest in additional mortgage loans of the kind that are now in its portfolio. Limited partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partner. The General Partner has complete discretion in investing the proceeds from the sale of Units, subject to certain limitations set forth in the Partnership Agreement. At times when the General Partner determines, in its sole discretion, that suitable mortgage loans are not available for investment by the Partnership, it will invest in short-term, liquid investments.

         There is no assurance that Units will be sold or that any or all of the proceeds will be received. If only minimal proceeds are received, the Partnership will continue to operate with its current portfolio of mortgage loans for some time without, in the judgment of the General Partner, any adverse effects. However, in the course of time, depending on the rates of withdrawal by limited partners and principal payments on loans by borrowers, withdrawals by limited partners could be restricted due to lack of liquidity. The following table sets forth the application of the sales proceeds of the maximum number of Units being offered. Pending investment in such mortgage loans, the Partnership may invest funds in short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.


                                                      50% of Offering                      100% of Offering
                                                  (100,000,000 Units Sold)             (200,000,000 Units Sold)
                                                  ------------------------             ------------------------
                                                                    Percent of                          Percent of
                                                   Amount            Offering          Amount            Offering
Gross Offering Proceeds...................  $    100,000,000         100.00%      $    200,000,000       100.00%
Less:
Public Offering Expenses (1)..............           259,150           0.26%               259,150         0.13%
                                            ----------------        --------       ---------------      --------
Proceeds Available for Investment.........  $     99,740,850          99.74%      $    199,740,850        99.87%
Less:
Cash Reserves (2).........................         1,500,000           1.50%             3,000,000         1.50%
                                            ----------------        --------      ----------------       --------
Cash Available for Investment in Mortgage
Loans (3) (4)                               $     98,240,850          98.24%      $    196,740,850        98.37%
                                            ================          ======       ===============        ======


--------

(1) Includes legal, accounting, printing and other expenses of this offering, estimated not to exceed this amount.

(2) The Partnership maintains contingency reserves of at least 1-1/2% of the aggregate capital accounts of the limited partners. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities and expend money to satisfy unforeseen obligations of the Partnership. The General Partner will make a capital contribution in the amount of 1/2 of 1% of the aggregate capital accounts of the limited partners. This capital contribution is available as an additional contingency reserve, making the total reserves equal to 2% of the aggregate capital accounts of limited partners.

(3) The General Partner has not set the amount of sales proceeds to be allocated to the various types of mortgage loans to be made or invested in by the Partnership. Each loan presented to the Partnership is reviewed to determine if it meets the criteria established by the General Partner. See "Business--Principal Investment Objectives" at page 48. The Partnership intends to continue its current investment policies. It is expected that the majority of the funds will be invested in first mortgage loans on income-producing commercial properties. The Partnership does not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of its business.

(4) The General Partner receives a carried interest equal to1/2of 1% of the aggregate capital accounts of the limited partners as additional compensation.



                          CAPITALIZATION OF PARTNERSHIP

         The capitalization of the Partnership as of December 31, 2001, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding the cash contributions and carried interest of the General Partner, is as follows:

                                     Actual                      As Adjusted (1)
Units ($1.00 per Unit)              269,804,867                     469,804,867
-------------
(1) Amounts before payment of certain estimated public offering expenses aggregating an estimated $259,000.

                   CAPITAL CONTRIBUTION OF THE GENERAL PARTNER

         The General Partner is required to contribute to capital 1/2 of 1% of the aggregate capital accounts of the limited partners and, as of December 31, 2001, has contributed $1,350,116. In addition, the General Partner is entitled to a carried interest of 1/2 of 1% of the aggregate capital accounts of the limited partners. As of December 31, 2001, the General Partner had been credited with $1,350,116 from such interest. If the maximum 200,000,000 Units is sold in the present offering, the General Partner will contribute an additional $1,000,000 and will be credited with an additional $1,000,000 from the carried interest. If less than the maximum number of Units is sold, those amounts will be correspondingly less.

                       COMPENSATION OF THE GENERAL PARTNER

         The General Partner receives various forms of compensation and reimbursement of expenses from the Partnership and compensation from borrowers under mortgage loans held by the Partnership. The General Partner is not entitled to receive real estate brokerage commissions, property management fees or insurance services fees. In addition, the General Partner is not entitled to receive reimbursement of acquisition and origination expenses incurred by the General Partner or its affiliates in the origination, selection and acquisition of mortgage loans. The General Partner may not receive from the Partnership a rebate or participate in any reciprocal business arrangement that would enable the General Partner, or any of its affiliates to do so. The General Partner cannot receive fees of any kind related to Partnership investments in any other securities other than mortgage loans.

Compensation and Reimbursement from the Partnership

         Management Fees

          Management fees to the General Partner are paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. The management fee is paid monthly and cannot exceed 2 3/4% annually of the average unpaid balance of the Partnership's mortgage loans at the end of each of the 12 months in the calendar year. Since this fee is paid monthly, it could exceed 2 3/4% in one or more months, but the total fee in any one year is limited to a maximum of 2 3/4%, and any amount paid above this must be repaid by the General Partner to the Partnership. The General Partner is entitled to receive a management fee on all loans, including those that are delinquent. The General Partner believes this is justified by the added effort associated with such loans. In order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation. A number of factors are considered in the General Partner's monthly meeting to determine the yield to pay to partners. These factors include:

         o Interest rate environment and recent trends in interest rates on loans and similar investment vehicles;

         o  Delinquencies on Partnership loans;

         o  Level of cash held pending investment in mortgage loans; and

         o Real estate activity, including net operating income from real estate and gains/losses from sales.

         Once the yield is set and all other items of tax basis income and expense are determined for a particular month, the management fees are also set for that month. Large fluctuations in the management fees paid to the General Partner are normally a result of extraordinary items of income or expense within the Partnership (such as gains or losses from sales of real estate, etc.) or fluctuations in the level of delinquent loans, since the majority of the Partnership's assets are invested in mortgage loans.

         If the maximum management fees had been paid to the General Partner during the year ended December 31, 2001, the management fees would have been $6,287,000 (increase of $2,849,000), which would have reduced net income allocated to limited partners by approximately 13.0%, and net income allocated to limited partners per weighted average limited partner unit by the same percentage to $.07.

         If the maximum management fees had been paid to the General Partner during the years ended December 31, 2000, 1999 and 1998, the management fees would have been $5,845,000 (increase of $1,931,000), $5,276,000 (increase of
$2,623,000) and $4,784,000 (increase of $1,534,000), respectively, which would have reduced net income allocated to limited partners by approximately 8.7%, 15.2% and 9.1%, respectively, and net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.09, $.07 and $.08, respectively.

         Servicing Fees

         The General Partner has serviced all of the mortgage loans held by the Partnership and expects to continue this policy. The Partnership Agreement permits the General Partner to receive from the Partnership a monthly servicing fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of mortgage loans held by the Partnership. The General Partner has historically been paid the maximum servicing fee allowable.

         Carried Interest

          Based upon the Partnership's investment in mortgages of a minimum of 86.5% of capital contributions, the General Partner receives a carried interest of 1/2 of 1% of the aggregate capital accounts of the limited partners, which is additional compensation to the General Partner. The carried interest is increased each month by 1/2 of 1% of the net increase in the capital accounts of the limited partners. If there is a net decrease in the capital accounts for a particular month, no carried interest is allocated for that month and the allocation to carried interest is "trued-up" to the correct 0.5% amount in the next month that there is an increase in the net change in capital accounts. Thus, if the Partnership generates an annual yield on capital of the limited partners of 10%, the General Partner would receive additional distributions on its carried interest of approximately $150,000 per year if $300,000,000 of Units were outstanding. In addition, if the Partnership were liquidated, the General Partner could receive up to $1,500,000 in capital distributions without having made equivalent cash contributions as a result of its carried interest. These capital distributions, however, will be made only after the limited partners have received capital distributions equaling 100% of their capital contributions.

         Reimbursement of Other Expenses

          The General Partner is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).

Compensation from Borrowers

         In addition to compensation from the Partnership, the General Partner also receives compensation from borrowers under the mortgage loans placed by the General Partner with the Partnership.

         Acquisition and Origination Fees

         Acquisition and origination fees, also called loan origination fees or points, are paid to the General Partner from the borrowers under loans held by the Partnership. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at the placement, extension or refinancing of the loan or at the time of final repayment of the loan. The amount of these fees is determined by the General Partner based on competitive conditions and may have a direct effect on the interest rate borrowers are willing to pay the Partnership.

         Late Payment Charges

         All late payment charges paid by borrowers of delinquent mortgage loans, including additional interest and late payment fees, are retained by the General Partner. Generally, on the majority of the Partnership's loans, the late payment fee charged to the borrower for late payments is 10% of the payment amount. In addition, on the majority of the Partnership's loans, the additional interest charge required to be paid by borrowers once a loan is past maturity is in the range of 3%-5% (paid in addition to the pre-default interest rate).

Table of Compensation and Reimbursed Expenses

         The following table summarizes the compensation and reimbursed expenses paid to the General Partner or its affiliates for the years ended December 31, 2001 and 2000, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partner during these periods. The fees were established by the General Partner and were not determined by arms'-length negotiation.

                                                        Year Ended                             Year Ended
                                                     December 31, 2001                      December 31, 2000
                                                     -----------------                      -----------------

                                                                       Maximum                             Maximum
Form of Compensation                                 Actual          Allowable             Actual          Allowable
--------------------                                 ------          ---------             ------          ---------
Paid by the Partnership:
Management Fees*.....................        $   3,438,000      $   6,287,000       $   3,914,000     $   5,845,000
Servicing Fees.......................              572,000            572,000             531,000           531,000
Carried Interest.....................              173,000            173,000             102,000           102,000
                                             -------------      -------------      --------------     -------------
Subtotal                                     $   4,183,000      $   7,032,000       $   4,547,000     $   6,478,000
                                             -------------      -------------      --------------     -------------

Paid by Borrowers:
Loan Origination Fees................        $   6,990,000      $   6,990,000       $   7,936,000     $   7,936,000
Late Payment Charges.................            1,297,000          1,297,000           1,118,000         1,118,000
                                             -------------      -------------       -------------     -------------
Subtotal                                     $   8,287,000      $   8,287,000       $   9,054,000     $   9,054,000
                                             -------------      -------------       -------------     -------------

Grand Total                                  $  12,470,000      $  15,319,000       $ 13,601,000      $  15,532,000
                                             =============      =============       ============      =============

Reimbursement by the Partnership of
Other Expenses                               $      32,000      $      32,000       $     32,000      $      32,000
                                             =============      =============       ============      =============

-------
* The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to the partners.

         Aggregate actual compensation paid by the Partnership and by borrowers to the General Partner during the years ended December 31, 2001 and 2000, exclusive of expense reimbursement, was $12,470,000 and $13,601,000, respectively, or 4.6% and 5.7%, respectively, of partners' capital. If the maximum amounts had been paid to the General Partner during these periods, the compensation, excluding reimbursements, would have been $15,319,000 and $15,532,000, respectively, or 5.6% and 6.5%, respectively, of partners' capital, which would have reduced net income allocated to limited partners by approximately 13.0% and 8.7%, respectively.

         Loan origination fees as a percentage of loans purchased by the Partnership were 4.3%, 6.8% and 5.6% for the years ended December 31, 2001, 2000, and 1999, respectively. Of the $6,990,000 in loan origination fees accrued during the year ended December 31, 2001, approximately $225,000 were back-end fees earned as of December 31, 2001 but will not be collected until the related loans are paid off in full. Of the $7,936,000 in loan origination fees accrued during the year ended December 31, 2000, approximately $5,033,000 were back-end fees earned but not collected as of December 31, 2000. In the year ended December 31, 2000, two loans in the total amount of $45,419,000 had loan origination fees totaling $4,542,000, which represents 10% of those loans. In the year ended December 31, 1999, one loan in the amount of $12,025,000 had a loan origination fee of $2,900,000, which represents 24% of that loan.

         The General Partner believes that the maximum allowable compensation payable by the Partnership to the General Partner is commensurate with the services provided. However, in order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation. If it chooses to take the maximum allowable, the amount of net income available for distribution to limited partners would be reduced during each such year.

                              CONFLICTS OF INTEREST

         The Partnership and its limited partners are subject to various conflicts of interest arising out of their relationship with the General Partner. These conflicts include, but are not limited to, the following:

         General Partner's Acquisition and Origination Fees, Late Payment Charges and Servicing Fees

         For the evaluation, origination, extension and refinancing of Partnership mortgage loans, the General Partner generally receives mortgage placement or loan origination fees (points) from borrowers. When late payment charges are received from borrowers, they are retained by the General Partner. For the servicing of mortgage loans made or invested in by the Partnership, the General Partner also receives from the Partnership a monthly servicing fee of up to 1/4 of 1% per annum of the unpaid principal balance of mortgage loans.

         The mortgage placement fees charged to the borrowers may directly effect the interest rate that borrowers are willing to pay, as these fees are a cost of the loan made by the Partnership. If mortgage placement fees charged to the borrower by the General Partner were lower than those customarily charged by others for similar services, it is possible that a higher interest rate could be obtained on the Partnership's loans. Alternatively, if such mortgage placement fees are higher than those customarily charged by others for similar services, it is possible that interest rates on the Partnership's loans might be lower than otherwise attainable. Because the General Partner receives all of the mortgage placement fees, the Partnership's interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher rate of interest or higher fees. The General Partner could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Partnership. The General Partner employs no formal procedures to address this potential conflict of interest and the limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.

         General Partner's Management Fees

         The General Partner's management fees are determined by the General Partner, within the maximum amount permitted under the Partnership Agreement, which is 2 3/4% per year of the average unpaid balance of the Partnership's mortgage loans. The higher the percentage paid to the General Partner, the lower the annual yield on capital of the limited partners. For the years 1995, 1996, 1997, 1998, 1999, 2000 and 2001, the management fees were 0.97%, 0.56%, 2.34%,
1.78%, 1.37%,1.85%, and 1.48% of the average unpaid balance of mortgage loans, respectively.

         Compensation of the General Partner Not Negotiated

         The compensation payable to the General Partner was not determined by arms'-length negotiations.

         Purchase of Delinquent Loans

         In the past and in very limited instances, the General Partner has purchased the Partnership's receivables for certain delinquent loans or purchased the Partnership's interest in certain defaulted loans. In determining whether to take such actions, the interests of the General Partner in preserving its capital and those of the Partnership are likely to conflict. The General Partner is under no obligation to take such actions and intends to follow the general policy in the foreseeable future of not making such purchases. Two delinquent loans were purchased by the General Partner in the year 2000.

         When the General Partner purchased a loan from the Partnership, it did so for an amount equal to or greater than the face value of the subject loan. Should the General Partner subsequently realize a profit from a loan purchased from the Partnership, the Partnership will not be entitled to any such profit, regardless of the loss, if any, experienced by the Partnership.

         Other Mortgage Lending Activities

         Although it has not done so, the General Partner may form additional limited partnerships and other entities to engage in activities similar to and with the same investment objectives as the Partnership. The General Partner may be engaged in sponsoring other entities at approximately the same time as the Partnership's securities are being offered or its investments are being made. The General Partner also originates, sells and services loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Partnership and the duties of the General Partner concerning such activities and the Partnership. The General Partner will attempt to minimize any conflicts of interest that may arise among these various activities.

         Competition by the Partnership with Other Entities for Management Services

         The Partnership does not have independent management and relies on the General Partner for the operation of its business. The General Partner devotes only such time to the business of the Partnership as, in its judgment, is reasonably required. The General Partner has conflicts of interest in allocating time, services, and functions between the Partnership and other present and future entities which the General Partner has organized or may in the future organize or with which it is or may be affiliated, as well as other business ventures in which it is or may be involved. The General Partner is engaged, and in the future may be engaged, for its own account, or for the accounts of others, in other business ventures, and neither the Partnership nor any limited partner is entitled to any interest in such other ventures.

         No Separate Legal Representation

         The same legal counsel currently represents the Partnership and the General Partner. The Partnership does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partner, and, if necessary, separate counsel will be obtained for the Partnership and the General Partner.

         Arrangement of Loans by the General Partner

         The General Partner arranges substantially all of the loans invested in by the Partnership and either sells those loans to the Partnership at not greater than their cost to the General Partner or arranges for the Partnership to fund the loans directly to borrowers. The General Partner also arranges and makes mortgage loans for its own account and for other investors. There may be a conflict of interest between the Partnership and the General Partner or other investors for whom it selects mortgage loans for investment. This could arise from the fact that the General Partner may be choosing among various loans that it may have originated with different interest rates or other terms and features, for placement either in the Partnership's mortgage loan portfolio or with other investors or the General Partner itself. Loans may sometimes be acquired by the Partnership at a discount from face value. The limited partners must rely upon the General Partner to honor its fiduciary duty to protect their interests in the making and choosing of mortgage loans.

         A committee of officers of the General Partner makes all decisions regarding mortgage loans to be made or invested in by the Partnership. This committee is currently comprised of William Owens, president of the General Partner, William Dutra, senior vice president, and Andrew Navone, vice president of the General Partner.


         Right of General Partner to Engage in Competitive Business

         The General Partner will only devote such time to the Partnership as it deems necessary to conduct the Partnership's business. Section IV.4. of the Partnership Agreement provides that the General Partner and its affiliates have the right to engage in other business (including, but not limited to, acting as partner in other partnerships formed for the purpose of making or investing in mortgage loans similar to those made or invested in by the Partnership), and to compete, directly or indirectly, with the business of the Partnership. Neither the Partnership nor any limited partners have any rights or claims from such activities.

         Underwriter is a Subsidiary of the General Partner

         The underwriter for the offering, Owens Securities Corporation, is a wholly-owned subsidiary of the General Partner. Consequently, Owens Securities Corporation may have a conflict of interest in performing its obligations to conduct a "due diligence" investigation of the statements made in this Prospectus and may not conduct the investigation with the same degree of care as a non-affiliated underwriter. An independent due diligence investigation assists in verifying the information provided in a prospectus. The fact that no independent underwriter will conduct an investigation in connection with this Prospectus may increase the possibility that this Prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our Units.

                            FIDUCIARY RESPONSIBILITY

         The General Partner is accountable to the Partnership as a fiduciary, and consequently must exercise good faith and integrity with respect to the Partnership affairs, must not take advantage of the limited partners, must make full disclosure in its dealings with the Partnership, and must account to the Partnership for any benefit or profit derived by it from any transactions connected with the Partnership without the consent of the limited partners. The Partnership Agreement provides that the General Partner and its affiliates may engage in activities similar to or identical with the business of the Partnership. Presently, neither the General Partner nor any of its affiliates acts for its own account or as general partner of a mortgage loan investment business. However, the General Partner arranges and services trust deed investments for other investors. When it acts in such capacity, it has a fiduciary duty to each entity and is bound to treat each fairly and with equal access to investment opportunities. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the General Partner or any other person. The Partnership Agreement does not modify any fiduciary standard imposed on the General Partner by California law.

         Based upon the present state of the law, limited partners appear to have the following legal rights and remedies as to the General Partner and the
Partnership:

         o they may bring individual actions on behalf of themselves or class actions on behalf of themselves and other limited partners to enforce their rights under the Partnership Agreement and California partnership law, including breaches by the General Partner of its fiduciary duty;

         o they may bring actions on behalf of the Partnership for claims it might have, as "derivative" actions, if the General Partner refuses to bring suit;

         o they may bring actions under federal or state securities laws, either individually or as a class of limited partners, if the General Partner has violated certain of such laws in connection with the offer and sale, or repurchase of Units.

Exculpation

         The General Partner may not be liable to the Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since the Partnership Agreement and California partnership law exculpate the General Partner, except for willful misconduct and gross negligence.

Indemnification

         The Partnership Agreement indemnifies the General Partner and its affiliates by the Partnership, not by the limited partners, for liabilities the General Partner and its affiliates may incur in dealing with third parties on behalf of the Partnership. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

         This is a rapidly developing and changing area of the law, and limited partners who have questions concerning the duties of the General Partner should consult with their own legal counsel.

                                   MANAGEMENT

Management of the Partnership

         The General Partner is Owens Financial Group, Inc., a California corporation, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is
(925) 935-3840.

         The General Partner manages and controls the affairs of the Partnership and has general responsibility and final authority in all matters affecting the Partnership's business. These duties include dealings with limited partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The General Partner may also, at its sole discretion and subject to change at any time,

         o purchase from the Partnership the interest receivable or principal on delinquent mortgage loans held by the Partnership;

         o purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to mortgage loans held by the Partnership; and

         o use its own funds to cover any other costs associated with mortgage loans held by the Partnership such as property taxes, insurance and legal expenses.

         In order to assure that the limited partners will not have personal liability as a General Partner, limited partners have no right to participate in the management or control of the Partnership's business or affairs other than to exercise the limited voting rights provided for in the Partnership Agreement. The General Partner has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Partnership. The General Partner provides all executive, supervisory and certain administrative services for the Partnership's operations, including servicing the mortgage loans held by the Partnership. The Partnership's books and records are maintained by the General Partner, subject to audit by independent certified public accountants.

         The General Partner had a net worth of approximately $22,800,000 on December 31, 2001. The following persons comprise the board of directors and management employees of the General Partner actively involved in the administration and investment activity of the Partnership.

         o William C. Owens - Mr. Owens, age 51, has been president of the General Partner since April 1996 and is also a member of the board of directors and the loan committee of the General Partner. From 1989 until April 1996, he served as a senior vice president of the General Partner. Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development. As president of the General Partner, Mr. Owens is responsible for the overall activities and operations of the General Partner, including corporate investment, operating policy and planning. In addition, he is responsible for loan production, including the underwriting and review of potential loan investments. Mr. Owens is also the president of Owens Securities Corporation, a subsidiary of the General Partner. Mr. Owens is a licensed real estate broker.

         o Bryan H. Draper - Mr. Draper, age 44, has been chief financial officer and corporate secretary of the General Partner since December 1987 and is also a member of the board of directors of the General Partner. Mr. Draper is a certified public accountant and is responsible for all accounting, finance, and tax matters for the General Partner and Owens Securities Corporation. Mr. Draper received a masters of business administration degree from the University of Southern California in 1981.

         o William E. Dutra - Mr. Dutra, age 39, is a senior vice president and member of the board of directors and the loan committee of the General Partner and has been its employee since February 1986. In charge of loan production, Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

         o Andrew J. Navone - Mr. Navone, age 45, is a licensed real estate broker, vice president and member of the board of directors and the loan committee of the General Partner and has been its employee since August 1985. Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

         o Melina A. Platt - Ms. Platt, age 35, has been controller of the General Partner since May 1998. Ms. Platt is a certified public accountant and is responsible for all accounting, finance, and regulatory agency filings of the Partnership. Ms. Platt was previously a senior manager with KPMG LLP.

Research and Acquisition

         The General Partner reviews prospective investments and selects those chosen for the Partnership. In that regard, the General Partner evaluates the credit of prospective borrowers, analyzes the return to the Partnership of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Partnership. See "Business" at page 44. For these services, the General Partner generally receives mortgage placement fees (points) paid by borrowers when loans are originally funded or when the Partnership extends or refinances mortgage loans. These fees may reduce the yield otherwise obtainable by the Partnership from its mortgage loans.

Partnership Management

         The General Partner is responsible for managing the Partnership's investment portfolio. Its services include:

         o  the creation and implementation of Partnership investment policies;

         o preparation and review of budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

         o  preparation and review of Partnership reports;

         o  communications with limited partners;

         o supervision and review of Partnership bookkeeping, accounting and audits;

         o supervision and review of Partnership state and federal tax returns; and

         o supervision of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

         For these and certain other services the General Partner is entitled to receive a management fee of up to 2-3/4% per annum of the unpaid balance of the Partnership's mortgage loans. The management fee is payable on all loans, including nonperforming or delinquent loans. The General Partner believes that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See "Compensation of the General Partner--Management Fees," at page 22.

         A majority-in-interest of the limited partners by vote or written consent given in accordance with the Partnership Agreement may remove the General Partner. In addition to removal by the limited partners, the General Partner will be terminated upon the dissolution, voluntary withdrawal, or adjudication of bankruptcy of the General Partner. Such an event will dissolve the Partnership and cause it to be wound up unless the majority-in-interest of limited partners agree to continue the business of the Partnership and admit a new General Partner within six months of the event.

Mortgage Investments

         The General Partner originates and services the Partnership's mortgage investments. These mortgage investment services include:

         o  review of prospective investments;

         o  selecting investments;

         o arranging borrowing by the Partnership, when and as determined to be in the best interests of the Partnership;

         o  recommendations with respect to changes in investments;

         o  employment and supervision of employees who handle the investments;

         o  preparation and review of projected performance;

         o  review of reserves and working capital;

         o  collection and maintenance of all invest ments; and

         o  sales and servicing of investments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         No person or entity owns beneficially more than 5% of the ownership interests in the Partnership. The General Partner owns approximately 3,404,000 units (1.3%) of the Partnership as of December 31, 2001. The voting common stock of the General Partner is owned as follows: 56.098% by William C. Owens and 14.634% each by Bryan H. Draper, William E. Dutra and Andrew J. Navone.


                             SELECTED FINANCIAL DATA


                                                                       As of and for the year ended
                                                                               December 31
                                                  ----------------------------------------------------------------------
                                                   2001          2000             1999            1998          1997
                                                   ----          ----             ----            ----          ----

Loans secured by trust deeds                  $ 213,703,469  $ 223,273,464  $ 200,356,517  $ 182,721,465  $ 174,714,607
Less:  Allowance for loan
  losses                                         (4,425,000)    (4,000,000)    (4,000,000)    (3,500,000)    (3,500,000)
Real estate held for
  investment                                     14,064,664     13,078,189             --             --             --
Real estate held for sale                        14,768,961      6,683,419     13,733,722     11,155,202     16,047,141
Less:  Allowance for losses
  on real estate                                   (634,000)    (1,136,000)    (1,336,000)    (1,184,000)    (1,896,000)
Cash, cash equivalents and
  other assets                                   43,812,645      8,300,109      7,617,278     13,218,253      5,959,306
                                              -------------  -------------  -------------  -------------  -------------
Total assets                                  $ 281,290,739  $ 246,199,181  $ 216,371,517  $ 202,410,920  $ 191,325,054
                                              =============  =============  =============  =============  =============

Liabilities                                   $   8,896,345  $   7,339,888  $   1,759,704  $   1,070,118  $     593,919
Minority interest                                   107,680        102,103             --             --             --
Partners' capital
  General partners                                2,677,867      2,334,845      2,104,936      1,967,069      1,864,033
  Limited partners                              269,608,847    236,422,345    212,506,877    199,373,733    188,867,102
                                                -----------    -----------    -----------    -----------    -----------
    Total partners' capital                     272,286,714    238,757,190    214,611,813    201,340,802    190,731,135
                                                -----------    -----------    -----------    -----------    -----------
        Total liabilities /
      Partners' capital                       $ 281,290,739  $ 246,199,181  $ 216,371,517  $ 202,410,920  $ 191,325,054
                                              =============  =============  =============  =============  =============

Revenues                                      $  29,479,565  $  28,268,431  $  22,184,072  $  21,685,398  $  21,699,728

Expenses:
  Carried interest                                  173,292        102,212         67,907         49,545         70,747
  Management fee                                  3,437,684      3,914,488      2,652,882      3,249,824      3,879,454
  Servicing fee                                     571,538        531,337        479,592        472,390        420,742
  Rental expenses                                 1,546,678        763,754        581,537        697,839        444,094
  Interest expense                                  429,032        235,311             --             --             --
  Minority interest                                   5,577          2,103             --             --             --
  Provision for losses on
    loans                                         1,039,645             --        500,000             --             --
  Provision for losses on
    real estate held for                                 --             --        152,000             --      1,296,000
    sale
  Other                                             386,895        184,170        270,301        237,108        168,444
                                               ------------   ------------   ------------   ------------   ------------
    Total Expenses                                7,590,341      5,733,375      4,704,219      4,706,706      6,279,481
                                               ------------   ------------   ------------   ------------   ------------
    Net Income                                $  21,889,224   $ 22,535,056   $ 17,479,853   $ 16,978,692   $ 15,420,247
                                               ============   ============   ============   ============   ============
Net income allocated to
  general partners                            $     214,147   $    221,684   $    172,335   $    168,106   $    154,202
                                                 ==========     ==========     ==========     ==========     ==========
Net income allocated to
  limited partners                            $  21,675,077   $ 22,313,372   $ 17,307,518   $ 16,810,586   $ 15,266,045
                                               ============   ============   ============   ============   ============
Net income allocated to
  limited partners per
  limited partnership unit                            $.08           $.10           $.08           $.09           $.08
                                                       ====           ====           ====           ====           ====

The information in this table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and with the financial statements and notes thereto included in this Prospectus.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

Results of Operations

2001 Compared to 2000

The net income decrease of $646,000 (2.9%) for 2001 as compared to 2000, was due to:

         o  a decrease in gain on sale of real estate of $1,530,000;

         o  an increase in rental expenses of $783,000;

         o  an increase in interest expense of $194,000;

         o  an increase in other expenses of $165,000; and

         o  an increase in the provision for loan losses of $1,040,000.

The net income decrease in 2001 as compared to 2000, was offset by:

         o an increase in interest income on loans secured by trust deeds of $1,394,000;

         o  an increase in rental income of $907,000;

         o  an increase in other income of $440,000; and

         o  a decrease in management fees to the general partner of $477,000;

         Gain on sale of real estate decreased by $1,530,000 (51.5%) for the year ended December 31, 2001, as compared to 2000 due to the sale of the Los Gatos office building within the corporate joint venture in July 2000, which resulted in a gain of $2,691,000 for financial statement purposes in 2000. Four properties were sold during the year ended December 31, 2001, resulting in a net gain of $1,442,000.

         The increase in rental expenses of $783,000 (102.5%) during the year ended December 31, 2001 as compared to 2000 was a result of the purchase of the retail development in Greeley, Colorado in July 2000. Thus, the Partnership had only approximately five months of rental expenses from this property in 2000 as compared to a full twelve months of rental expenses in 2001.

         The increase in interest expense of $194,000 (82.3%) during the year ended December 31, 2001 as compared to 2000 was a result of the purchase of the retail development in Greeley, Colorado in July 2000. Thus, the Partnership had only approximately five months of interest expense from this property in 2000 as compared to a full twelve months of interest expense in 2001.

         The increase in other expenses of $165,000 (732.9%) was due primarily to registration fees paid to the Securities and Exchange Commission, National Association of Securities Dealers and various states related to a new Partnership registration statement filed in September 2001.

         The increase in the provision for loan losses of $1,040,000 (100%) was made as a result of increased delinquencies in the loan portfolio as a whole and specific reserves required based on the General Partner's calculation of the fair value of the collateral on certain Partnership loans. See "Financial Condition - Loan Portfolio" below.

         Interest income on loans secured by trust deeds increased $1,394,000 (6.0%) for the year ended December 31, 2001, as compared to 2000. This increase was a result of an increase in the weighted average yield of the loan portfolio from 11.33% for the year ended December 31, 2000 to 11.75% for the year ended December 31, 2001. In addition, the average loan portfolio grew by 7.6% for the year ended December 31, 2001 as compared to 2000. The increased income resulting from the growth in the weighted average yield and the average loan portfolio were offset by an increase in loans greater than 90 days delinquent in payments as of December 31, 2001 as compared to December 31, 2000. See "Financial Condition - Loan Portfolio" below.

         The increase in rental income of $907,000 (53.7%) during the year ended December 31, 2001 as compared to 2000 was primarily a result of the purchase of the retail development in Greeley, Colorado in July 2000. Thus, the Partnership had only approximately five months of rental income from this property in 2000 as compared to a full twelve months of rental income in 2001.

         The increase in other income of $440,000 (184.7%) for the year ended December 31, 2001 as compared to 2000 was primarily the result of interest income from increased cash pending investment in mortgage loans during the year. These funds were invested in money market accounts and commercial paper. The increase in funds pending investment was primarily a result of increased sales of Partnership units (including sales under the Partnership's Distribution Reinvestment Plan) without the investment in new loans of the same amount.

         Management fees to the General Partner are paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. In determining the yield to the partners and hence the management fees, the General Partner may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. The General Partner expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and it is highly likely that the General Partner will again receive less than the maximum management fees in the future. However, if the General Partner chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced. The decrease in management fees of $477,000 (12.2%) during the year ended December 31, 2001 as compared to 2000 was primarily a result of increased delinquencies in the Partnership's loan portfolio.

         If the maximum management fees had been paid to the General Partner during the year ended December 31, 2001, the management fees would have been $6,287,000 (increase of $2,849,000), which would have reduced net income allocated to limited partners by approximately 13.0%, and net income allocated to limited partners per weighted average limited partner unit by the same percentage to $.07.

Year Ended December 31, 2000 Compared to 1999

The net income increase of $5,055,000 (28.9%) for the year 2000 as compared to 1999, was due to:

         o an increase in interest income of $3,148,000 from $20,221,000 to $23,369,000;

         o  an increase in gain on sale of real estate of $2,131,000;

         o  an increase in rental income of $962,000;

         o  a decrease in other expenses of $86,000; and

         o  a decrease in provision for loan and real estate losses of $652,000.

The net income increase in 2000 as compared to 1999, was offset by:

         o  a decrease in interest income from investments of $157,000;

         o  an increase in management fees to the General Partner of $1,262,000;

         o  an increase in service fees to the General Partner of $52,000;

         o  an increase in carried interest to the General Partner of $34,000;

         o  an increase in rental expenses of $182,000; and

         o  an increase in interest expense of $235,000.

         The increase in interest income on loans secured by trust deeds of $3,148,000 or 15.6% was primarily a result of the growth in the average loan portfolio of approximately 10.8% and an increase in the weighted average yield of the loan portfolio from 10.84% for the year ended December 31, 1999 to 11.33% for the year ended December 31, 2000.

         Gain on sale of real estate increased by $2,131,000 (253.5%), primarily a result of the tax-deferred sale of the building in the Corporate Joint Venture (see "Investment in Corporate Joint Venture" below).

         The increase in rental income of $962,000 (132.4%) during the year ended December 31, 2000 as compared to 1999 was a result of the purchase of the retail development in Greeley, Colorado (see "Investment in Corporate Joint Venture" below) and increased occupancy and rental rates on several of the Partnership's properties.

         Other expenses decreased by $86,000 (31.9%) during the year ended December 31, 2000 as compared to 1999. This decrease was due primarily to legal, accounting and registration fees and expenses being higher in 1999, as a result of a new Form S-11 Registration Statement filed that year with the Securities and Exchange Commission. Such a filing did not occur during the year ended December 31, 2000.

         Interest income from investments other than mortgage loans decreased by $157,000 (39.8%) as a result of less cash being held in interest-bearing accounts pending investment in loans during 2000 as compared to 1999, as the Partnership was able to stay fully invested in loans for most of the year 2000.

         The management fees and service fees to the General Partner were paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. Management fees and service fees increased by $1,262,000 (47.6%) and $52,000 (10.8%), respectively, during the year ended December 31, 2000 as compared to 1999, because the Partnership remained fully invested in loans during this period and because the Partnership's average investment in loans secured by trust deeds increased by 10.8% during 2000.

         In determining the yield to the partners and hence the management fees, the General Partner may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. The General Partner expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and it is highly likely that the General Partner will again receive less than the maximum management fees in the future. However, if the General Partner chooses to take the maximum allowable management fees in the future, the yield paid to limited partners would be reduced.

         The maximum servicing fees were paid to the General Partner during the years ended December 31, 2000, 1999 and 1998. If the maximum management fees had been paid to the General Partner during the years ended December 31, 2000, 1999 and 1998, the management fees would have been $5,845,000 (increase of $1,931,000), $5,276,000 (increase of $2,623,000) and $4,784,000 (increase of
$1,534,000), respectively, which would have reduced net income allocated to limited partners by approximately 8.7%, 15.2% and 9.1%, respectively, and net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.09, $.07 and $.08, respectively.

         The carried interest to the General Partner is paid pursuant to the Partnership Agreement. Carried interest increased $34,000 (50.5%) during the year ended December 31, 2000 as compared to 1999 as a result of the increase in the capital accounts of limited partners during 2000.

         The increase in rental expenses of $182,000 (31.3%) during the year ended December 31, 2000 as compared to 1999 was a result of the purchase of the retail development in Greeley, Colorado (see "Investment in Corporate Joint Venture" below) and increased occupancy on several of the Partnership's properties.

         The increase in interest expense of $235,000 (100%) during the year ended December 31, 2000 as compared to 1999 was a result of the purchase of the retail development in Greeley, Colorado and the related debt incurred on the new property (see "Investment in Corporate Joint Venture" below).

Financial Condition

December 31, 2001, 2000 and 1999

Loan Portfolio

         At the end of 1999 and 2000 the number of Partnership mortgage investments was 142 and 116, respectively, and decreased to 97 by December 31, 2001. The average loan balance was $1,411,000 and $1,925,000 at the end of 1999 and 2000 respectively, and increased to $2,203,000 as of December 31, 2001. The average loan balance in the Partnership's portfolio has been steadily increasing for several years. This is due to the fact that there are more lenders competing for short-term bridge financing at loan levels of $1,000,000 and less, and many of these lenders have the financial capability of funding these loans at more competitive rates. The current opportunities for maximizing the return to the Partnership are greater for larger loan amounts.

         Approximately $18,604,000 (8.7%) and $8,014,000 (3.6%) of the loans invested in by the Partnership were more than 90 days delinquent in payment as of December 31, 2001 and December 31, 2000, respectively. Of these amounts, approximately $5,327,000 (2.5%) and $5,202,000 (2.3%) were in the process of non-judicial foreclosure and approximately $6,182,000 (2.9%) and $65,000 (0.03%), respectively, involved loans to borrowers who were in bankruptcy.

         Loans more than 90 days delinquent increased by $10,590,000 (132.1%) from December 31, 2000 to December 31, 2001, primarily due to five loans which became delinquent during the year ended December 31, 2001. The General Partner does not expect the delinquency rate on the Partnership's loan portfolio to continue to increase in the forseeable future. However, there is no precise method used by the General Partner to predict delinquency rates or losses on specific loans.

         One of the delinquent loans with a principal balance of $3,062,000 as of December 31, 2001 (original balance of $12,649,000), is expected to have a loss of $550,000. A loan loss reserve in the amount of $1,000,000 was previously established on this loan. In July 2001, a modification agreement was executed on this loan whereby an additional $550,000 was agreed to be advanced to the borrower to allow it to complete construction and sales of the condominium units securing the loan. In July and October 2001, the $550,000 was advanced to the borrower. This additional advance will not be paid back by the borrower and was considered a loss offsetting the $1,000,000 loan loss reserve. No further advances will be made under this agreement.

         In addition, in July 2001 a new $850,000 loan secured by two other properties was made to the same borrower by the Partnership. The funds from this loan will be disbursed to the borrower to complete construction of the units. The new loan accrues interest at the prime rate (4.75% as of December 31, 2001) and is due in 2008. Interest payments on the loan are to be deferred during the first two years of the term and added to the principal balance of the loan. As of December 31, 2001, the Partnership has advanced $669,000 under this loan and has received reapayments of $427,000 for a net outstanding balance of $242,000.

         The borrower is expected to fully payoff the original loan as the condominium units are sold by the end of the second quarter of 2002. No past due or future interest is expected to be collected on the original loan. As of March 22, 2002, approximately $11,509,000 of payoff funds had been received by the Partnership on sold units.

         Of the remaining four loans with an aggregate principal balance of $10,407,000, two loans are considered to be impaired and an additional specific loan loss allowance was established for these loans during the year ended December 31, 2001 in the total amount of approximately $1,735,000. One of these loans, with a principal amount of $2,925,000 was foreclosed by the Partnership in January 2002 and the property is now owned by the Partnership.

         Delinquent loans involving borrowers in bankruptcy increased by $6,117,000 (9,410.8%) due primarily to two loans in the total amount of $6,182,000 whose borrowers entered into bankruptcy in 2001. The General Partner believes that there will be no loss of principal to the Partnership on these loans due to the valuation of the underlying properties relative to the loan amounts. Also, the Partnership is a secured lender in the bankruptcy proceedings.

         As of December 31, 2001, 2000 and 1999, the Partnership held the following types of mortgages:

                                                December 31,         December 31,        December 31,
                                                    2001                 2000                1999
                                                    ----                 ----                ----

         1st Mortgages                           $ 205,139,594          212,831,212       182,725,684
         2nd Mortgages                               8,563,875           10,377,607        17,566,188
         3rd Mortgages                                      --               64,645            64,645
                                                   -----------          -----------       -----------
            Total                                $ 213,703,469        $ 223,273,464     $ 200,356,517
                                                   ===========          ===========       ===========

         Income Producing Properties             $ 180,506,295       $  169,840,446    $  161,664,440
         Construction                               14,773,984           41,417,905        22,698,154
         Unimproved Land                            15,360,822           11,870,113        15,438,923
         Residential                                 3,062,368              145,000           555,000
                                                   -----------          -----------       -----------
            Total                                $ 213,703,469       $  223,273,464    $  200,356,517
                                                   ===========          ===========       ===========

         As of December 31, 2001, 2000, and 1999, approximately 54%, 54% and 40% of the Partnership's mortgage loans were secured by real property in Northern California.

         The Partnership's investment in residential loans rose by $2,917,000 (2,012%) since December 31, 2000 due to the reclassification of one loan to residential from construction because all construction was completed as of December 31, 2001. All of the residential loans are first trust deeds.

         The Partnership's investment in construction loans decreased by $26,644,000 (64.3%) since December 31, 2000. This decrease was primarily due to the completion of construction and lease-up of the related properties of several of the Partnership's construction loans that resulted in a change in classification to income-producing or residential.

         Changes in the allowance for loan losses for the year ended December 31, 2001and 2000 were as follows:

                                                              2001                  2000
                                                              ----                  ----
              Balance, beginning of period                $ 4,000,000          $ 4,000,000
                  Provision                                 1,040,000                   --
                  Charge-offs                                (615,000)                  --
                                                            ---------            ---------
              Balance, end of period                      $ 4,425,000          $ 4,000,000
                                                            =========            =========

Real Estate Properties Acquired Through Foreclosure and Held for Sale and Investment

         The Partnership currently holds title to eleven properties that were foreclosed on from January 1, 1993 through December 31, 2001 in the amount of $11,215,000, net of allowance for losses of $634,000. As of December 31, 2001, properties held for sale total $14,135,000 (including the properties held in the limited liability companies and the real estate joint venture, which was not acquired through foreclosure - see below) and properties held for investment total $3,591,000 (excluding the property held in the corporate joint venture - see below). When the Partnership acquires property by foreclosure, it typically earns less income on those properties than could be earned on mortgage loans and may not be able to sell the properties in a timely manner.

         During the year ended December 31, 2001, an industrial building located in Merced, California that was acquired by the Partnership through foreclosure in 1993 was sold for $1,000,000, resulting in a gain to the Partnership of approximately $478,000 (net of the allowance for real estate losses established on this property in the amount of $350,000).

         During the year ended December 31, 2001, a light industrial building located in Oakland, California that was acquired by the Partnership through foreclosure in 1997 was sold for cash of $1,328,000, resulting in a gain to the Partnership of approximately $875,000. A commercial building located in San Ramon, California that was acquired by the Partnership through foreclosure in 1999 was sold for cash of $1,390,000, resulting in a gain to the Partnership of approximately $151,000 during 2001. In addition, one house and one improved lot located in Lake Don Pedro, California that were acquired by the Partnership through foreclosure in 1999 were sold for cash of $174,000, resulting in a loss to the Partnership of approximately $62,000 during 2001.

         During the year ended December 31, 2001, the Partnership foreclosed on a 2nd mortgage loan secured by an office building located in Roseville, California in the amount of $210,000 and obtained the property via the trustee's sale. The Partnership subsequently paid off the 1st mortgage loan in the amount of approximately $527,000.

         In January 2002, the Partnership foreclosed on a loan in the amount of $2,925,000 and took title to the property (a hotel located in Phoenix, Arizona). The Partnership had previously established a loan loss allowance of $1,235,000 on this loan, which was transferred to the allowance for real estate losses.

         During the year ended December 31, 2000, an industrial building located in Lathrop, California that was acquired by the Partnership through foreclosure in April 2000 was sold for cash of $90,000 and a note of $814,000, resulting in a gain to the Partnership of approximately $142,000. The note was repaid in full by the borrower in 2001. 87 residential lots located in Lake Don Pedro, California that were acquired by the Partnership through foreclosure in 1999 were sold for cash resulting in a gain to the Partnership of approximately $46,000 during 2000. In addition, a residential/retail building located in Oakland, California that was acquired by the Partnership through foreclosure in 1999 was sold for cash resulting in a gain to the Partnership of approximately $92,000 during 2000.

         During the year ended December 31, 1999, a 6-unit residential building located in Oakland, California, of which the Partnership owned a 22% interest, was sold resulting in a gain to the Partnership of $18,000. In addition, during the year ended December 31, 1999, a 66-acre residential parcel located in Vallejo, California was sold for cash of $500,000 and a note of $1,000,000 resulting in a gain to the Partnership of $822,000. The note was repaid in full by the borrower in 2001.

         Three of the Partnership's eleven properties acquired through foreclosure do not currently generate revenue. Expenses from rental properties (including expenses from the Corporate Joint Venture - see below) have increased from approximately $764,000 to $1,547,000 (102.5%) for the year ended December 31, 2000 and 2001, respectively, and revenues associated with these properties (including revenues from the Corporate Joint Venture - see below) have increased from $1,689,000 to $2,596,000 (53.7%), thus generating a net income from real estate of $1,049,000 during the year ended December 31, 2001. The increases in income and expenses are primarily a result of there being twelve months of operations from the retail commercial development in Greeley, Colorado during 2001 while there was only approximatly five months of operations in 2000 (see "Investment in Corporate Joint Venture" below).

         As of December 31, 2000 and 1999, the Partnership owned twelve and thirteen properties, respectively. Prior to foreclosure, these properties secured Partnership loans aggregating $10,567,000 and $10,584,000 in 2000 and 1999, respectively. During the years ended December 31, 2000 and 1999, the Partnership acquired certain properties through foreclosure on which it had trust deed investments totaling $685,000 and $2,000,000, respectively.

Investment in Limited Partnership

         During the year ended December 31, 2001, the Partnership entered into a limited partnership, University Hills, L.P. (University Hills) with two unrelated developers for the purpose of developing, leasing and selling an apartment complex on 5.3 acres of undeveloped land located in Reno, Nevada (which was acquired through foreclosure by the Partnership in 1996). As of December 31, 2001, the land had not yet been contributed into University Hills by the Partnership. The Partnership is a limited partner in University Hills. An unrelated entity is the managing general partner. The partners in University Hills may make additional capital contributions and/or partnership loans, as may be necessary from time to time. All capital contributions will earn a return equal to 10% per annum and any loans will be paid a rate equal to 15% per annum. The Partnership has a 50% interest in the cash flow of University Hills after all capital contributions and 10% return have been paid to the partners. As of December 31, 2001, the Partnership had advanced an additional $176,743 to University Hills for design and development costs. There was no income or expense recognized by University Hills during 2001.

Investment in Limited Liability Companies

Oregon Leisure Homes, LLC

         In June 2001, eight condominium units that secured a Partnership loan in the total amount of $1,045,000 were transferred by the borrower via a statutory warranty deed in lieu of foreclosure to a new limited liability company named Oregon Leisure Homes, LLC (OLH), which was formed between the Partnership and an unrelated developer to complete development and sales of the condominium units. The Partnership is co-manager of OLH with the other member and is to receive 70% of the profits or losses. As such, the assets and liabilities of OLH have been consolidated into the accompanying consolidated balance sheet of the Partnership. There was no income or expense recognized by OLH during 2001. As of December 31, 2001, the Partnership had advanced approximately $557,000 to OLH for construction and other related development costs.

Dation, LLC

         In July 2001, a mobile home park located in Lake Charles, Louisiana that secured a Partnership loan in the amount of $2,113,600 was transferred by the borrower in lieu of foreclosure to a new limited liability company named Dation, LLC (Dation), which was formed between the Partnership and an unrelated developer. The Partnership is advancing funds to Dation to finish construction on the remaining lots under the existing loan terms and may provide additional financing to Dation. The Partnership is co-manager of Dation and is to receive 50% of the profits and losses. The net loss to the Partnership was approximately $79,000 for the year ended December 31, 2001. The Partnership also recognized $128,000 in interest income from its loan to Dation. As of December 31, 2001, the Partnership had advanced an additional $42,000 to Dation under the existing loan for development costs. The Partnership's total investment in Dation was approximately $2,067,000 as of December 31, 2001.

Investment in Real Estate Joint Venture

         The Partnership has a construction loan on a housing development located in Hayward, California. The loan is reported in the financial statements as an investment in a real estate joint venture to account for the investment pursuant to accounting guidelines for acquisition, development and construction arrangements. The balance of this loan of $1,980,447 as of January 1, 2001 was transferred from loans secured by trust deeds to real estate held for sale in the Partnership's consolidated financial statements. The Partnership is to receive interest on its advances to the joint venture at the rate of 10.25% per annum and is to receive 30% of the net profits within the joint venture once all units have been sold. The Partnership's investment in the joint venture was approximately $6,511,000 as of December 31, 2001.

Investment in Corporate Joint Venture

         In 1995, the Partnership foreclosed on a $571,853 loan and obtained title to a commercial lot in Los Gatos, California that secured the loan. In 1997, the Partnership contributed the lot to a limited liability company (the Company) formed with an unaffiliated developer to develop and sell a commercial office building on the lot. The Partnership provided construction financing to the Company at the rate of prime plus two percent.


         During the years ended December 31, 2000 and 1999, the Partnership advanced an additional $2,846,000 and $1,417,000, respectively, to the Company for development. Subsequently, the Partnership received repayment of advances from the Company in the amount of $581,000 during the year ended December 31, 2000.

         Construction of the building was substantially completed in June 2000. Prior to the sale of the building in July 2000, the Company entered into a reverse, like-kind exchange, whereby the proceeds attributable to the Partnership's interest in the Company from the sale of the building (approximately $3,338,000), net of repayment of the outstanding advances to the Partnership in the amount of $3,858,000, were reinvested into the purchase of a retail commercial development in Greeley, Colorado. The purpose of this exchange was to defer the recognition of gain for tax purposes to the Company and, hence, the Partnership. The sale resulted in a book gain to the Partnership of approximately $2,691,000. The Company also incurred a note payable in the amount of $6,023,000 as part of the purchase of the new property. A new member that will act as the property manager of the Greeley property was admitted to the Company in August, 2000.

         Operation of the Greeley property began in August 2000, and net income to the Partnership was approximately $186,000 and $110,000 for the years ended December 31, 2001 and 2000, respectively. The assets, liabilities, income and expenses of the Company have been consolidated into the financial statements of the Partnership. The minority interest of the joint venture partner was $108,000 and $102,000 as of December 31, 2001 and 2000, respectively. The net book value of the Company's land and improvements included in real estate held for investment in the Partnership's consolidated balance sheets was approximately $10,473,000 and $9,493,000 as of December 31, 2001 and 2000, respectively.

Interest Receivable, Due from Affiliate, Due to General Partner, and Note
Payable

         Interest receivable increased from approximately $2,016,000 as of December 31, 2000 to $2,253,000 as of December 31, 2001 ($237,000 or 11.8%), due
primarily to deferred interest accrued on three loans pursuant to the loan agreements in the amount of approximately $190,000 as of December 31, 2001.

         Due from affiliate increased by approximately $128,000 (100%) during the year ended December 31, 2001 due to interest accrued on the loan to Dation, LLC (see above).

         Due to General Partner increased from approximately $569,000 as of December 31, 2000 to $1,272,000 as of December 31, 2001 ($703,000 or 123.6%),
due primarily to higher accrued management fees for the months of November and December 2001 as compared to November and December 2000. These fees are paid pursuant to the Partnership Agreement (see "Results of Operations" above).

         Note payable increased from approximately $6,023,000 as of December 31, 2000 to $6,920,000 as of December 31, 2001 ($897,000 or 14.9%), due to advances made on the loan held within the Corporate Joint Venture for the commercial development in Greeley, Colorado (see "Investment in Corporate Joint Venture" on page 39) to pay for building and tenant improvements during 2001.



Cash and Cash Equivalents, Certificates of Deposit and Commercial Paper

         Cash and cash equivalents, certificates of deposit and commercial paper increased from approximately $6,284,000 as of December 31, 2000 to $41,431,000 as of December 31, 2001, respectively ($35,147,000 or 559.3%). This increase is primarily attributable to loan payoffs and proceeds from the sale of partnership units during 2001 without the investment in new loans of the same amount thereby increasing the amount of cash on hand by the Partnership as of December 31, 2001.

                                  Asset Quality

         Some losses are normal when lending money and the amounts of losses vary as the loan portfolio is affected by changing economic conditions and financial experiences of borrowers. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio.

         The conclusion that a Partnership loan may become uncollectible, in whole or in part, is a matter of judgment. Although lenders such as banks and savings and loans are subject to regulations that require them to perform ongoing analyses of their loan portfolios (including analyses of loan to value ratios, reserves, etc.), and to obtain current information regarding its borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, management of the General Partner, in connection with the quarterly closing of the accounting records of the Partnership and the preparation of the financial statements, evaluates the Partnership's mortgage loan portfolio. The allowance for loan losses is established through a provision for loan losses based on the General Partner's evaluation of the risk inherent in the Partnership's loan portfolio and current economic conditions. Such evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters:

         o  prevailing economic conditions;

         o  historical experience;

         o  the types and dollar amounts of the loans in the portfolio;

         o borrowers' financial condition and adverse situations that may affect the borrowers' ability to pay;

         o  evaluation of industry trends;

         o  review and evaluation of loans identified as having loss potential;
            and

         o estimated net realizable value or fair value of the underlying collateral.

         Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover potential losses of the Partnership. Additions to the allowance for loan losses are made by charges to the provision for loan losses. Loan losses deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses. There was a loss of $550,000 realized on a Partnership loan during the year ended December 31, 2001 (see discussion under "Financial Condition" above). There were no actual losses incurred on loans by the Partnership during the years ended December 31, 2000, 1999 and 1998. However, the Partnership realized a loss on real estate in the amount of $712,000 from the sale of a foreclosed property to the General Partner at its fair market value during 1998. As of December 31, 2001, management believes that the allowance for loan losses of $4,425,000 is adequate.





                         Liquidity and Capital Resources

         Sales of Units to investors and portfolio loan payoffs provide the capital for new mortgage investments. If general market interest rates were to rise substantially, investors might turn to interest-yielding investments other than Partnership Units, which would reduce the liquidity of the Partnership and its ability to make additional mortgage investments to take advantage of the generally higher interest rates. In contrast, a significant increase in the dollar amount of loan payoffs and additional limited partner investments without the origination of new loans of the same amount would increase the liquidity of the Partnership. This increase in liquidity could result in a decrease in the yield paid to limited partners as the Partnership would be required to invest the additional funds in lower yielding, short term investments.

         There was little variation in the percentage of capital withdrawals to total capital invested by the limited partners between 1994 and 2001, excluding regular distributions of net income to limited partners. Withdrawal percentages have been 7.37%, 6.11%, 7.85%, 6.63%, 7.33%, 7.99%, 6.64%, and 5.45% for the
years ended December 31, 1994, 1995, 1996, 1997, 1998, 1999, 2000 and 2001,
respectively. These percentages are the annual average of the limited partners' capital withdrawals in each calendar quarter divided by the total limited partner capital as of the end of each quarter.

         The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per Unit within 61 to 91 days after written notices are delivered to the General Partner, subject to the following limitations, among others:

         o No withdrawal of Units can be requested or made until at least one year from the date of purchase of those Units, other than Units received under the Partnership's Reinvested Distribution Plan.

         o Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

         o A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

         o The General Partner is not required to establish a reserve fund for the purpose of funding such payments.

         o No more than 10% of the total outstanding limited partnership interests may be withdrawn during any calendar year except upon a plan of dissolution of the Partnership.

         In March 2001, the Partnership amended its Limited Partnership Agreement, with the consent of a majority of limited partners, to allow the Partnership to incur indebtedness for the purpose of investing in mortgage loans. The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership finalized a line of credit agreement with a bank in August 2001, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $20,000,000. There was no balance outstanding on the line of credit as of December 31, 2001.

                              Contingency Reserves

         The Partnership maintains cash, cash equivalents and marketable securities as contingency reserves in an aggregate amount of 2% of the limited partners' capital accounts to cover expenses in excess of revenues or other unforeseen obligations of the Partnership. Although the General Partner believes that contingency reserves are adequate, it could become necessary for the Partnership to sell or otherwise liquidate certain of its investments to cover such contingencies on terms which might not be favorable to the Partnership.

                           Current Economic Conditions

The current economic climate in Northern California and the Western United States has shown increasing signs of a slowdown. Interest rates have continued to decline and several key indices are at the lowest levels in decades. Despite the Partnership's historical ability to purchase mortgage loans with relatively strong yields, increased competition by other mortgage lenders or changes in the economy could have the effect of reducing mortgage yields in the future. Present loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the Partnership to invest in, the Partnership may be required to invest its excess cash in short-term alternative investments yielding considerably less than investments in mortgage loans.

         The Partnership Agreement permits the General Partner to purchase delinquent loans from the Partnership as long as certain criteria are met. Although the General Partner has purchased some delinquent loans from the Partnership in the past, it is not required to do so; therefore, the Partnership could sustain losses with respect to loans secured by properties located in areas of declining real estate values. This could result in a reduction of the net income of the Partnership for a year in which those losses occur.




           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         The following table contains information about the cash held in money market accounts, loans held in the Partnership's portfolio and a note payable securing a real estate property owned by the Partnership as of December 31, 2001. The presentation, for each category of information, aggregates the assets and liabilities by their maturity dates for maturities occurring in each of the years 2002 through 2006 and separately aggregates the information for all maturities arising after 2006. The carrying values of these assets and liabilities approximate their fair values as of December 31, 2001.

            Interest Earning Assets and Interest Bearing Liabilities,
                           Aggregated by Maturity Date
                        Twelve Months Ended December 31,

                          2002           2003           2004          2005           2006        Thereafter       Total
                          ----           ----           ----          ----           ----        ----------       -----
Interest earning
assets:
Money market
  accounts              $ 41,147,850                                                                            $ 41,147,850
                                                -              -             -              -              -
Average interest                 1.5%                                                                                    1.5%
rate                                            -              -             -              -              -
Loans secured by
  trust deeds           $128,299,356  $42,740,196   $ 19,497,261   $ 5,417,245    $         -   $ 17,749,411    $213,703,469

Average interest                12.3%        11.9%          10.4%         11.9%             -           11.6%           12.0%
rate

Interest bearing
liabilities:
Note payable to bank              -    $ 6,919,829             -             -              -              -    $  6,919,829

Average interest                              5.4%                                                                      5.4%
rate                               -                            -             -              -              -

Market Risk

         Market risk is the exposure to loss resulting from changes in general interest rates, equity prices and real estate values. The Partnership's note payable bears interest at a variable rate, tied to the LIBOR rate of interest. As a result, the Partnership's primary market risk exposure is to changes in interest rates, which will affect the interest cost of outstanding amounts on the note payable.

         The majority of the Partnership's mortgage loans (82.6% as of December 31, 2001) earn interest at fixed rates. Changes in interest rates may also affect the value of the Partnership's investment in mortgage loans and the rates at which the Partnership reinvests funds obtained from loan repayments and new capital contributions from limited partners. If interest rates increase, although the interest rates the Partnership obtains from reinvested funds will generally increase, the value of the Partnership's existing loans at fixed rates will generally tend to decrease. Also, if interest rates decrease, the amounts becoming available to the Partnership for investment due to repayment of Partnership loans may be reinvested at lower rates than the Partnership had been able to obtain in prior investments, or than the rates on the repaid loans.

         The Partnership does not hedge or otherwise seek to manage interest rate risk. The Partnership does not enter into risk sensitive instruments for trading purposes.






                                    BUSINESS

         The Partnership is a California limited partnership organized on June 14, 1984, which invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. In June 1985, the Partnership became the successor-in-interest to Owens Mortgage Investment Fund I, a California limited partnership formed in June 1983 with the same policies and objectives as the Partnership. In October 1992, the Partnership changed its name from Owens Mortgage Investment Partnership II to Owens Mortgage Investment Fund, a California Limited Partnership. The address of the Partnership is P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is
(925) 935-3840.

         The General Partner arranges or purchases all of the loans invested in by the Partnership. The Partnership's mortgage loans are secured by mortgages on unimproved, improved, income-producing and non-income-producing real property, such as apartments, shopping centers, office buildings, and other commercial or industrial properties. The Partnership will limit any single loan and will limit its loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased. In addition, the Partnership may not invest in or make loans on unimproved real property in an amount in excess of 25% of the total Partnership assets. The Partnership cannot invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

         The following table shows the growth in total Partnership capital, mortgage investments and net income as of and for the years ended December 31, 2001, 2000, 1999, 1998, 1997 and 1996.

                                            Total Partners'             Mortgage                    Net
                                                Capital                Investments                 Income

2001............................           $   272,286,714           $   213,703,469           $    21,889,224
2000............................           $   238,757,190           $   223,273,464           $    22,535,056
1999............................           $   214,611,813           $   200,356,517           $    17,479,853
1998............................           $   201,340,802           $   182,721,465           $    16,978,692
1997............................           $   190,731,135           $   174,714,607           $    15,420,247
1996............................           $   176,840,104           $   154,148,933           $    14,758,412


         As of December 31, 2001, the Partnership held investments in 97 mortgage loans, secured by liens on title and leasehold interests in real property, and one loan secured by a collateral assignment of a limited liability company that owns and is developing commercial real property in Arizona. 54% of the mortgage loans are located in Northern California. The remaining 46% are located in Southern California, Arizona, Colorado, Hawaii, Idaho, Nebraska, Nevada, Oregon, South Carolina, Texas, Virginia and Washington.

The following table sets forth the types and maturities of mortgage investments held by the Partnership as of December 31, 2001:

TYPES AND MATURITIES OF MORTGAGE INVESTMENTS
(As of December 31, 2001)

                                                        Number of Loans         Amount            Percent

1st Mortgages....................................                 85        $ 205,139,594           95.99%
2nd Mortgages....................................                 12             8,563,875           4.01%
                                                                  --        -------------          -------
                                                                  97        $ 213,703,469          100.00%
                                                                  ==        =============          =======


Maturing on or before December 31, 2002 (1)......                 53        $ 128,299,356           60.04%
Maturing on or between January 1, 2003 and December
  31, 2005.......................................                 30           67,654,702           31.66%
Maturing on or between January 1, 2006 and September
  1, 2018........................................                 14           17,749,411            8.30%
                                                                  --        -------------          -------
                                                                  97        $ 213,703,469          100.00%
                                                                  ==        =============          =======


Income Producing Properties......................                 79        $ 180,506,295           84.47%
Construction.....................................                  7           14,773,984            6.91%
Unimproved Land..................................                  9           15,360,822            7.19%
Residential......................................                  2            3,062,368            1.43%
                                                                 ---        -------------          -------
                                                                  97        $ 213,703,469          100.00%
                                                                  ==        =============          =======

--------
(1)      Approximately $40,927,000 was past maturity as of December 31, 2001.

         The average loan balance of the mortgage loan portfolio of $2,203,000 as of December 31, 2001 is considered by the General Partner to be a reasonable diversification of investments concentrated in mortgages secured by commercial properties. Of such investments, 17.4% earn a variable rate of interest and 82.6% earn a fixed rate of interest. All were negotiated according to the Partnership's investment standards. When the General Partner experiences increased competition for quality loans, it continues to use relatively low loan-to-value ratios as major criteria in making loans to minimize the risk of being undersecured. See "Unexpected Declines in Values of Secured Properties Could Cause Losses in Event of Foreclosures and Decreased Distributions to You" at page 12.

         As of December 31, 2001, the Partnership was invested in construction loans of approximately $14,774,000 and in loans partially secured by a leasehold interest of $23,746,000.

         The Partnership has other assets in addition to its mortgage investments, comprised principally of the following:

         o $41,431,000 in cash and cash equivalents held for investment, required to transact the business of the Partnership, and/or in conjunction with contingency reserve requirements;

         o  $28,200,000 in real estate held for sale and investment; and

         o  $2,253,000 in interest and other receivables.


Delinquencies

         The General Partner does not regularly examine the existing loan portfolio to see if acceptable loan-to-value ratios are being maintained because the majority of loans mature in a period of only 1-3 years. The General Partner will perform an internal review on a loan secured by property in the following circumstances:

         o  payments on the loan become delinquent;

         o  the loan is past maturity;

         o it learns of physical changes to the property securing the loan or to the area in which the property is located; or

         o it learns of changes to the economic condition of the borrower or of leasing activity of the property securing the loan.

         A review includes a physical evaluation of the property securing the loan and the area in which the property is located, the financial stability of the borrower, and the property's occupancy.

         As of December 31, 2001, the Partnership's portfolio included $18,604,000 (compared with $8,014,000 as of December 31, 2000) of loans delinquent more than 90 days, representing 8.4% of the Partnership's investment in mortgage loans. Loans delinquent more than 90 days have historically represented between 3% to 10% of the total loans outstanding at any given time. The balance of delinquent loans at December 31, 2001 includes $5,327,000 (compared with $5,202,000 as of December 31, 2000) in the process of foreclosure and $6,182,000 (compared with $65,000 as of December 31, 2000) involving loans to borrowers who are in bankruptcy. The General Partner believes that these loans may result in foregone interest and partial loss of principal. However, the General Partner believes that the $4,425,000 allowance for losses on loans which is maintained in the financial statements of the Partnership as of December 31, 2001 is sufficient to cover any potential losses of principal. With the exception of the Sonora, California property on which the Partnership recorded a loss of $712,000 in 1998 and $614,000 in total losses on two loans in 2001, the Partnership has not suffered material losses on defaults or foreclosures.

         Of the $8,014,000 that was delinquent as of December 31, 2000, $5,220,000 remained delinquent as of December 31, 2001, $850,000 was paid off, $80,000 became real estate acquired through foreclosure of the Partnership, $1,800,000 was brought current, and $64,000 was written off as uncollectible.
An additional $10,590,000 in loans became delinquent between December 31, 2000 and December 31, 2001. This increase was primarily due to the delinquency of five loans during the year. One of these loans with a principal balance of $3,062,000 as of December 31, 2001 (original balance of $12,649,000) had a loan loss reserve in the amount of $1,000,000 previously established. In July 2001, a modification agreement was executed on this loan whereby an additional $550,000 was agreed to be advanced to the borrower to allow it to complete construction and sales of the condominium units securing the loan. In July and October 2001, the $550,000 was advanced to the borrower. This additional advance will not be paid back by the borrower and was considered a loss offsetting the $1,000,000 loan loss reserve. No further advances will be made under this agreement. In addition, in July 2001 a new $850,000 loan secured by two other properties was made to the same borrower by the Partnership. The funds from this loan will be disbursed to the borrower to complete construction of the units. The new loan accrues interest at the prime rate (4.75 % as of December 31, 2001) and is due in 2008. Interest payments on the loan are to be deferred during the first two years of the term and added to the principal balance of the loan. As of December 31, 2001, the Partnership has advanced $669,000 under this loan and has received repayments of $427,000 for a net outstanding balance of $242,000.

         The borrower is expected to fully payoff the original loan as the condominium units are sold by the end of the second quarter of 2002. No past due or future interest is expected to be collected on the original loan. As of March 22, 2002, approximately $10,509,000 of payoff funds had been received by the Partnership on sold units.

         Of the remaining four loans with an aggregate principal balance of $10,407,000, two loans are considered to be impaired and an additional specific loan loss allowance was established for these loans during the year ended December 31, 2001 in the total amount of approximately $1,735,000. One of these loans, with a principal amount of $2,925,000 was foreclosed by the Partnership in January 2002 and the property is now owned by the Partnership.

         Although not required to do so, the General Partner has at times in the past purchased certain delinquent loans from the Partnership for the unpaid principal amount, in order to prevent the Partnership from having to foreclose. This generally occurred where there was more than one investor in the loan for which the property provided security and because the General Partner wanted to avoid administrative problems associated with multiple ownership of real property after foreclosure. The General Partner, as a general policy, will no longer purchase defaulted loans from the Partnership and will cause the Partnership to foreclose and obtain title to the real property securing the loan when necessary to enforce the Partnership's rights to the security. Losses from delinquencies could increase as a result of this policy. Nevertheless, during the year ended December 31, 2000, the General Partner purchased two delinquent loans from the Partnership prior to foreclosure at face value in the total amount of $1,178,000 in exchange for promissory notes of the General Partner, with interest at 9% per annum. The notes were paid in full during 2000. The General Partner purchased no loans from the Partnership during the year ended December 31, 2001.

         In limited instances, the General Partner advances certain payments on behalf of borrowers of Partnership loans, such as property taxes, insurance and mortgage interest pursuant to senior indebtedness. Such payments made on loans by the General Partner during 2001 totaled approximately $136,000 of which $52,000 had been reimbursed to OFG by the borrowers as of December 31, 2001. The Partnership has no obligation to repay such amounts to the General Partner.

         Following is a table representing the Partnership's delinquency experience (over 90 days) as of December 31, 1998, 1999, 2000 and 2001 and foreclosures by the Partnership during the years ended December 31, 1998, 1999, 2000 and 2001:

                                                    1998               1999              2000               2001
                                                    ----               ----              ----               ----
Delinquent Loans.......................       $     8,710,000    $    7,415,000    $     8,014,000    $    18,604,000
Nonperforming Delinquent Loans.........       $     7,904,000    $    7,415,000    $     8,014,000    $    18,604,000
Loans Foreclosed or Deeds in Lieu of
  Foreclosure..........................       $       508,000    $    2,001,000    $       685,000    $     3,369,000
Total Mortgage Investments.............       $   182,721,000    $  200,357,000    $   223,273,000    $   213,703,000
Percent of Delinquent Loans to Total Loans              4.77%             3.70%              3.59%              8.71%
Percent of Nonperforming Delinquent Loans
  to Total Loans.......................                 4.33%             3.70%              3.59%              8.71%

         If the delinquency rate increases on loans held by the Partnership, the interest income of the Partnership will be reduced by a proportionate amount. For example, if an additional 10% of the Partnership loans become delinquent, the mortgage interest income of the Partnership would be reduced by approximately 10%. If a mortgage loan held by the Partnership is foreclosed on, the Partnership will acquire ownership of the real property and the inherent benefits and detriments of such ownership that are described under "Foreclosures Create Additional Ownership Risks" at page 14.

Real Estate Owned

         Between 1993 and 2001, the Partnership foreclosed on $20,474,000 of delinquent mortgage loans and acquired title to 25 properties securing the loans. As of December 31, 2001, the Partnership still held title to eleven of these properties (either solely or through its investment in the limited liability companies discussed below) in the amount of $11,215,000, net of an allowance for losses of $634,000. Two of the properties are being held for long-term investment and the remaining nine properties are being marketed for sale or will be marketed for sale in the foreseeable future. Each of these properties has a book value less than 2% of total Partnership assets as of December 31, 2001. See the discussion under "Investments in Real Estate Joint Venture" and "Investment in Corporate Joint Venture" beginning on page 38, pertaining to properties that were not acquired through foreclosure.

         o  The Partnership's title to all properties is held as fee simple.

         o There are no mortgages or encumbrances on any of the Partnership's real estate properties acquired through foreclosure.

         o Of the eleven properties held, eight of the properties are either partially or fully leased to various tenants. Only minor renovations and repairs to the properties are currently being made or planned, other than the undeveloped land located in Reno, Nevada held within a limited partnership, on which a new apartment building will be constructed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Investment in Limited Partnership" at page 38.

         o Management of the General Partner believes that all properties owned by the Partnership are adequately covered by insurance.

         o The Partnership maintains an allowance for losses on real estate held for sale of $634,000 as of December 31, 2001.

         Real estate acquired through foreclosure is typically held for a number of years before ultimate disposition primarily because the Partnership has the intent and ability to dispose of the properties for the highest possible price (such as when market conditions improve). During the time that the real estate is held, the Partnership may earn less income on these properties than could be earned on mortgage loans and may have negative cash flow on these properties.

Principal Investment Objectives

         The Partnership invests primarily in mortgage loans on commercial, industrial and residential income-producing real property and land. The General Partner arranges, makes and/or purchases all loans, which are then either made or purchased by the Partnership, on a loan-by-loan basis. Normally, when the Partnership has sufficient funds available to make or invest in a specific loan, the General Partner will give the Partnership priority in making or purchasing the loan over other persons to whom the General Partner may sell loans as a part of its business. However, there may be limited instances when another investor may be given priority over the Partnership to purchase a particular loan, such as when the particular loan does not meet all of the investment criteria of the Partnership, when the General Partner does not want to add more of a particular loan type to the Partnership's portfolio, or when certain investors have significant funds available to invest in certain mortgage loans. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following:

         o All loans arranged by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; and

         o All hypothecation loans (also called "wrap-around loans" or "all-inclusive deeds of trust") will be made or acquired by the Partnership. A hypothecation loan is one in which the security for the loan is the assignment of another secured promissory note.

          In the near future, it is the intention of the Partnership to obtain its California Finance Lender ("CFL") license to enable it to fund loans directly to borrowers. Obtaining this license will not change the business of the Partnership in any way or change the duties of or fees paid to the General Partner. The main benefit of the Partnership receiving its CFL license is the quicker investment of proceeds from capital contributions and loan payoffs into new loans, which may increase the income earned by the Partnership.

         The Partnership's two principal investment objectives are to preserve the capital of the Partnership and provide monthly cash distributions to the limited partners. It is not an objective of the Partnership to provide tax-sheltered income. Under the Partnership Agreement, the General Partner would be permitted to modify these investment objectives without the vote of limited partners but has no authority to do anything that would make it impossible to carry on the ordinary business as a mortgage investment limited partnership.

         The General Partner locates and identifies virtually all mortgages the Partnership invests in and makes all investment decisions on behalf of the Partnership in its sole discretion. The limited partners are not entitled to act on any proposed investment. In evaluating prospective investments, the General Partner considers such factors as the following:

         o the ratio of the amount of the investment to the value of the property by which it is secured;

         o  the property's potential for capital appreciation;

         o  expected levels of rental and occupancy rates;

         o  current and projected cash flow generated by the property;

         o  potential for rental rate increases;

         o  the marketability of the investment;

         o  geographic location of the property;

         o  the condition and use of the property;

         o  the property's income-producing capacity;

         o  the quality, experience and creditworthiness of the borrower;

         o general economic conditions in the area where the property is located; and

         o  any other factors that the General Partner believes are relevant.

         Substantially all investment loans of the Partnership are arranged or originated by the General Partner, which is licensed by the State of California as a real estate broker and California Finance Lender. During the course of its business, the General Partner is continuously evaluating prospective investments. The General Partner originates loans from mortgage brokers, previous borrowers, and by personal solicitations of new borrowers. The Partnership may purchase existing loans that were originated by other lenders. Such a loan might be obtained by the General Partner from a third party and sold to the Partnership at an amount equal to or less than its face value. The General Partner evaluates all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meet the standards established for the Partnership, and if the loan can meet the Partnership's investment criteria and objectives. An appraisal will be ordered on the property securing the loan, and an officer, director, agent or employee of the General Partner will inspect the property during the loan approval process.

         The Partnership requires that each borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Partnership obtains an independent appraisal from a qualified appraiser for each property in which it invests. Appraisals will ordinarily take into account factors such as property location, age, condition, estimated replacement cost, community and site data, valuation of land, valuation by cost, valuation by income, economic market analysis, and correlation of the foregoing valuation methods. The General Partner additionally relies on its own independent analysis in determining whether or not to make a particular mortgage loan.

         The General Partner has the power to cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through foreclosure of a loan. To date, the Partnership has entered into four such ventures for purposes of developing and disposing of properties acquired by the Partnership through foreclosure. The General Partner may enter into such ventures in the future.

Types of Mortgage Loans

         The Partnership invests in first, second, and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. The Partnership does not ordinarily make or invest in mortgage loans with a maturity of more than 15 years, and most loans have terms of 1-3 years. Virtually all loans provide for monthly payments of interest and some also provide for principal amortization. Most Partnership loans provide for payments of interest only and a payment of principal in full at the end of the loan term. The General Partner does not generally originate loans with negative amortization provisions. The Partnership does not have any policies directing the portion of its assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wrap-around mortgage loans. However, the General Partner recognizes that these types of loans are riskier than first deeds of trust on income-producing, fee simple properties and will seek to minimize the amount of these types of loans in the Partnership's portfolio. Additionally, the General Partner will consider that these loans are riskier when determining the rate of interest on the loans.

         First Mortgage Loans

         First mortgage loans are secured by first deeds of trust on real property. Such loans are generally for terms of 1-3 years. In addition, such loans do not usually exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 75% of the appraised value of commercial property.

         Second and Wraparound Mortgage Loans

         Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Partnership generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

         Third Mortgage Loans

         Third mortgage loans are secured by third deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property.

         Construction Loans

         Construction loans are loans made for both original development and renovation of property. Construction loans invested in by the Partnership are generally secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 75% of the post-development appraised value.

         The Partnership will not usually disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified completion of work to be paid for. In addition, the Partnership requires the submission of signed labor and material lien releases by the contractor in connection with each completed phase of the project prior to making any periodic disbursements of loan proceeds.

         Leasehold Interest Loans

         Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. Such loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans permit the General Partner to cure any default under the lease.

         Variable Rate Loans

         Approximately 17.4% ($37,164,000) of the Partnership's loans as of December 31, 2001 bear interest at a variable rate. Variable rate loans originated by the General Partner may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index or the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board).

         The General Partner may negotiate spreads over these indices of from 2.5% to 5.5%, depending upon market conditions at the time the loan is made.

         The following is a summary of the various indices described above as of December 31, 2001 and 2000:

                                                        December 31,             December 31,
                                                            2001                    2000
                                                     ----------------        ---------------

     One-year Treasury Constant Maturity Index            2.28%                     5.34%

     Five-year Treasury Constant Maturity Index           4.49%                     4.98%

     Prime Rate Index                                     4.75%                     9.50%

     Monthly Weighted Average Cost of Funds for
       Eleventh District Savings Institutions             3.37%                     5.62%

         The majority of the Partnership's variable rate loans use the five-year Treasury Constant Maturity Index. This index tends to be less sensitive than the others to fluctuations in market rates. Thus, it is possible that the rates on the Partnership's variable rate loans will rise slower than the rates of other loan investments available to the Partnership. However, most variable rate loans arranged by the General Partner contain provisions whereby the interest rate cannot fall below the starting rate (the "floor rate"). Thus, for variable rate loans, the Partnership is generally protected against declines in general market interest rates.

         Interest Rate Caps

         All variable rate loans acquired by the Partnership have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. The inherent risk in interest rate caps occurs when general market interest rates exceed the cap rate.

         Assumability

         Variable rate loans of 5 to 10 year maturities are generally not assumable without the prior consent of the General Partner. The Partnership does not typically make or invest in other assumable loans. To minimize risk to the Partnership, any borrower assuming a loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties

         The Partnership's loans typically do not contain prepayment penalties. If the Partnership's loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Partnership on the reinvestment of the prepayment proceeds.

Balloon Payment

         A majority of the loans made or invested in by the Partnership require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation in Real Property

         As part of investing in or making a mortgage loan the Partnership may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation.

Debt Coverage Standard for Mortgage Loans

         Loans on commercial property require the net annual estimated cash flow to equal or exceed the annual payments required on the mortgage loan.

Loan Limit Amount

         The Partnership limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 10% of the total Partnership assets as of the date the loan is made.

Loans to Affiliates

         The Partnership will not provide loans to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner except for cash advances made to the General Partner, its affiliates, agents or attorneys ("Indemnified Party") for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding if:

         o such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership;

         o such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and

         o the Indemnified Party undertakes by written agreement to repay any funds advanced in the cases in which such Indemnified Party would not be entitled to indemnification under Article IV. 5(a) of the Partnership Agreement.

Purchase of Loans from Affiliates

         The Partnership may purchase loans deemed suitable for acquisition from the General Partner or its Affiliates only if the General Partner makes or purchases such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX of the Partnership Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of Article VI. of the Partnership Agreement, including:

         o The Partnership shall not make or invest in mortgage loans on any one property if at the time of acquisition of the loan the aggregate amount of all mortgage loans outstanding on the property, including loans by the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other documented underwriting criteria.

         o The Partnership will limit any single mortgage loan and limit its mortgage loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

         o The Partnership may not invest in or make mortgage loans on unimproved real property is an amount in excess of 25% of the total Partnership assets.

         At times when there is a decline in mortgage originations by the General Partner and the Partnership has funds to invest in new loans, the General Partner may purchase loans from other lending institutions such as banks or mortgage bankers.

Borrowing

         In March 2001, the Partnership amended its Limited Partnership Agreement, with the consent of a majority of limited partners, to allow the Partnership to incur indebtedness for the purpose of investing in mortgage loans. Prior to that, it could only incur indebtedness in order to prevent default under mortgage loans which are senior to the Partnership's mortgage loans, to discharge senior mortgage loans if this becomes necessary to protect the Partnership's investment in mortgage loans, or in order to operate or develop a property that the Partnership acquires under a defaulted loan. The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership finalized a line of credit agreement with a bank in August 2001, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $20,000,000. There was no balance outstanding on the line of credit as of December 31, 2001.

Repayment of Mortgages on Sales of Properties

         The Partnership invests in mortgage loans and does not normally acquire real estate or engage in real estate operations or development (other than when the Partnership forecloses on a loan and takes over management of such foreclosed property). The Partnership also does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business.

         The Partnership may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. This may be done if the General Partner determines that repayment appears to be advantageous to the Partnership based upon then-current interest rates, the length of time that the loan has been held by the Partnership, the credit-worthiness of the buyer and the objectives of the Partnership. The net proceeds to the Partnership from any sale or repayment are invested in new mortgage loans, held as cash or distributed to the partners at such times and in such intervals as the General Partner in its sole discretion determines.

No Trust or Investment Company Activities

         The Partnership has not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and, therefore, is not subject to the restrictions on its activities that are imposed on real estate investment trusts. The Partnership conducts its business so that it is not an "investment company" within the meaning of the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such manner as not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

         The Partnership will not:

         o issue securities senior to the Units or issue any Units or other securities for other than cash;

         o invest in the securities of other issuers for the purpose of exercising control, except in connection with the exercise of its rights as a secured lender;

         o  underwrite securities of other issuers; or

         o  offer securities in exchange for property.

Competition and General Economic Conditions

         The Partnership's major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, and other entities both larger and smaller than the Partnership. The Partnership is competitive in large part because the General Partner generates all of its loans. The General Partner has been in the business of making or investing in mortgage loans in Northern California since 1951 and has developed a quality reputation and recognition within the field.

         In general, mortgage interest rates have fallen during the latter half of 2000 and during 2001. This has been partially due to actions by the Federal Reserve Bank to reduce the discount rate on borrowings charged to member banks, a slowing economy and low threat of inflation. Although the general trend for interest rates has been down, many lenders have tightened their credit and reduced their lending exposure in various markets and property types. This credit tightening from competing lenders would generally provide the Partnership with additional lending opportunities at above-market rates. However, as a result of the slowing economy, there are now fewer transactions in the marketplace, which could potentially reduce the number of lending opportunities to the Partnership. Continued rate reductions by the Federal Reserve Bank, the slowing economy and a continued low threat of inflation could have the effect of reducing mortgage yields in the future. Current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the Partnership to invest in, it will invest its excess cash, including proceeds from the offering of the Units, in shorter-term alternative investments yielding considerably less than the current investment portfolio.

               HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER

Introduction

         The following discussion is limited to the laws of the State of California, where most of the real estate that secures the loans invested in by the Partnership is located. The laws of other states where the Partnership has or may have mortgage investments may be significantly different. The Partnership generally obtains the advice of legal counsel in those states in connection with new loans in those states.

General

         Most of the Partnership's loans are secured by a deed of trust, the most commonly used way of securing the lender's interest in a real property secured loan. In this Prospectus, references to "mortgages" or "mortgage loans" include "deeds of trust" or "deeds of trust loans."

Parties to a Deed of Trust

         The deed of trust has these parties:

         o  The borrower- trustor (like a mortgagor);

         o  The trustee; and

         o  The lender- creditor (like a mortgagee).

         The borrower conveys the property, until the debt is paid, in trust to the trustee for the benefit of the lender (the "beneficiary"), to secure the payment of the borrower's obligations.

         The power of the trustee is governed by the loan documents and the state law. The trustee under the Partnership's loans will normally be Investors Yield, Inc., a wholly owned subsidiary of the General Partner, which is a California corporation qualified to act as a trustee in California. The trustee may be changed by the Partnership and a different qualified trustee appointed.

Foreclosure

         Nonjudicial Foreclosure

          When a Partnership loan is in default and the General Partner's judgment is that the best way of protecting the Partnership's interest in the loan is to foreclose, it will act to do so. The most commonly used foreclosure procedure is the following:

         o  The General Partner notifies the trustee;

         o The trustee records a notice of default, sends it to the borrowers, and publishes it publicly;

         o If there is a lien on the property that is junior to the Partnership's, the junior lienhholder or its borrower has time to cure the default and reinstate the loan;

         o The trustee may sell the secured property by public auction after the required notice has been provided to the borrower, unless it pays the loan obligations;

         o The beneficiary under the deed of trust, in this case the Partnership, may make a non-cash bid equal to the total amount secured by the deed of trust, including fees and expenses; any other bidder may be required by the trustee to show evidence of ability to pay its bid amount in cash;

         o After the sale, the trustee will execute and deliver a trustee's deed to the Partnership if it is the purchaser; title under this deed is subject to all prior liens and claims, including real estate taxes.

         o If the Partnership's deed of trust was not superior to all other liens on the property, foreclosure by the Partnership leaves it subject to those prior liens.


         Deed in Lieu

         If the borrower is cooperative, the Partnership may accept a Deed in Lieu of foreclosure. This saves the time and expense of the non-judicial process, however, acceptance of a Deed in Lieu of foreclosure subjects the Partnership not only to any superior liens, but also to any subordinate liens. If after searching the county records in which the real property is situated, it is determined there are no junior liens, the Partnership may accept the Deed in Lieu and acquire title insurance insuring the same.

         Proceeds to Partnership from Trustee Sale

         When the Partnership uses non-judicial foreclosure, the trustee first applies the amount of the Partnership's purchase bid to the fees and costs of the sale, and then to the unpaid indebtedness. Amounts in excess of that, if any, are paid first to holders of any junior liens and then to the borrower. Following the trustee's sale, the borrower's right to redeem the property is cut off, and the Partnership normally has no further right, under California law, of collection for any amount remaining unpaid under the loan, unless there was other security obtained from the borrower, such as property other than the real estate. In the event the deed of trust secures a leasehold interest in the real property, the Partnership then steps into the shoes of the lessee under the lease after the non-judicial foreclosure.

         Judicial Procedure

         If the Partnership's object is to seek a judgment in court against the borrower for the deficiency between the value of the secured real property and the amount due under the loan, it may seek judicial foreclosure of its deed of trust. This is a more prolonged procedure, usually, subject to most of the delays and expenses of other lawsuits, sometimes requiring years to complete. Recovery of such a deficiency judgment is also barred by California law in certain situations where the loan was made to purchase the real estate, and is subject to other statutory limitations. Following a judicial foreclosure sale, the borrower or its successor has either one year or three months, depending upon the type of purchase made at the sale, to redeem the property and remains in possession during this period. Consequently, judicial foreclosure would be rarely used by the Partnership.

         Other Statutory Provisions Affecting Foreclosure

          Other statutes, such as bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying the Partnership's foreclosure under a deed of trust and reducing the amount realized from a trustee's sale, due to such delay, such as a decline in the borrower's financial condition or ability to maintain the secured property pending recovery of it by the Partnership.

Provisions in Deeds of Trust

         Insurance and Condemnation Proceeds

         The form of deed of trust used by the Partnership gives it the right to receive all proceeds from hazard insurance and any award made in a condemnation proceeding and use those funds to apply to the indebtedness under the loan.

         Future Advances Clause

         If the Partnership advances additional funds to a borrower, these will be covered by the deed of trust. Under California law, the Partnership's priority with respect to those advances depends on whether an advance was obligatory or optional. If obligatory, the Partnership's priority will remain as to the advance. If optional, the advance will be subordinate to any other lien imposed with the knowledge of the Partnership after it made its original loan.

         Borrower's Must Pay Taxes and Prior Liens, Maintain Property

         If the borrower under a Partnership deed of trust does not pay when due all taxes and assessments and prior liens on the secured property and maintain the property with adequate hazard insurance, the Partnership can step in and do these things itself. If it does, its expenditures become additions to the indebtedness of the borrower under the deed of trust.

         "Due-on-Sale" Clauses

         The Partnership's standard form of deed of trust, like that of most institutional lenders, may contain a due-on-sale clause, permitting the Partnership to accelerate payment of the loan if the borrower sells or transfers the secured property.

         Under a 1982 federal statute and a U.S. Supreme Court case, the Partnership should be permitted to enforce a due-on-sale clause, with certain exceptions pertaining to specific residential property. None of the Partnership's investment loans are secured by that type of residential property and its due-on-sale clauses should therefore be enforceable.

         "Due-on-Encumbrance" Clauses

         If a "due-on-encumbrance" clause is in a Partnership's deed of trust, it permits the Partnership to accelerate the maturity of the loan if the borrower encumbers the property with an additional lien, or it may prohibit such a lien altogether. The due-on-encumbrance clause would probably be enforceable, like its due-on-sale clause, because the Partnership's loans are not secured by the type of residential property that would make the loans unenforceable.

         Prepayment Charges

         The Partnership's deed of trust may provide that a borrower must pay specified additional amounts if it makes early payments on or full repayment of the loan. A similar provision would preclude the borrower from repayment for a specified period of time, usually several years. These provisions should be enforceable by the Partnership, so long as any reasonable charges are imposed. The Partnership's deeds of trust usually do not contain this type of provision.

         The General Partner has the total discretion to waive prepayment charges imposed by any Partnership's deed of trust.

         Late Charges and Additional Interest on Delinquent Payments

         The Partnership's loans generally include a provision which requires the borrower to pay a late payment charge, if payments are not received within the specified period, and additional interest on delinquent payments. These provisions should be enforceable if the amount of the charge is reasonable. All late charges and additional interest on delinquent payments are retained by the General Partner, and may be considered additional compensation for its services to the Partnership.

California Usury Law Not Applicable to Partnership Mortgage Loans

         The General Partner is licensed as a real estate broker by the California Department of Real Estate and as a California Finance Lender by the Corporations Commissioner. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All mortgage loans of the Partnership are made or arranged by the General Partner for the Partnership.


         When the Partnership invests in a loan in a state other than California, it consults with legal counsel in that state for advice as to the usury laws there. The Partnership will always seek to invest in loans that will not cause usury law violations in any state. It is possible, however, that violation could have inadvertently occurred, or may occur in the future, although the General Partner knows of no such loans. Severe penalties, including loss of interest and treble damages, may be imposed for violations of usury laws.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes the anticipated federal income tax aspects of an investment in the Partnership. The discussion addresses all of the material federal income tax consequences of an investment in the Partnership. This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, any of which could change, and such changes could be retroactive.

         The Partnership and the limited partners may be subject to state and local taxes in states and localities in which the Partnership may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a limited partner.

         Some of the deductions claimed or positions taken by the Partnership may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships, and an audit of the Partnership's information return may result in, among other things, an increase in the Partnership's gross income, the disallowance of certain deductions or credits claimed by the Partnership or an audit of the income tax returns of a limited partner.

         Any audit adjustments made by the IRS could adversely affect the limited partners, and even if no such adjustments were ultimately sustained, the limited partners would, directly or indirectly, bear the expense of contesting such adjustments.

         Limited partners are advised to consult their own tax advisors, with specific reference to their own tax situation and potential changes in applicable laws and regulations.

         Neither the Partnership's independent accountant or tax counsel will prepare or review the Partnership's income tax information returns, which will be prepared by the General Partner. Tax matters involving the Partnership will be handled by the General Partner, often with the advice of independent accountants, and may be reviewed with tax counsel in certain circumstances.

         The law firm of Wendel, Rosen, Black & Dean, LLP, has been engaged as tax counsel to the Partnership. Tax counsel has rendered an opinion to the Partnership that:

         o the Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

         o the Partnership will not be classified as a "publicly traded partnership" for federal income tax purposes; and

         o the discussion set forth in this "Federal Income Tax Consequences" section of the Prospectus is an accurate summary of all material matters discussed therein.

         The following discusses the material tax issues associated with an investment in the Partnership.

         This discussion considers existing laws, applicable current and proposed Treasury Regulations ("Regulations"), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any Partnership position, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

         Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Partnership.

         Each person is urged to consult and rely upon his own tax advisor with respect to the federal and state consequences arising from an investment in the partnership. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This section only provides the current state of tax laws. Investors should be aware that the IRS may not agree with all tax positions taken by the Partnership and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

         Under Regulations issued in December 1996 (the "Check-the-Box" Regulations), a partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that the Partnership will retain its classification as a partnership for federal income tax purposes.

The Partnership Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership the interest of which are readily traded on an established securities market; or readily tradable on a secondary market or the substantial equivalent thereof.

         IRS Notice 88-75 sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under
Section 7704. It primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).

         In 1995, the IRS issued Final Regulations under Section 7704 (the "Final PTP Regulations"). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships, like the Partnership, that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995. During this transitional period, such partnerships may continue to rely on Notice 88-75.

         The Final PTP Regulations provide that an established securities market includes:

         o a national securities exchange registered under the Securities Exchange Act of 1934;

         o a national securities exchange exempt from registration because of the limited volume of transactions;

         o  a foreign securities exchange;

         o  a regional or local exchange; and

         o an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

         As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." The Notice and the Final PTP Regulations provide a number of safe harbors relative to this determination. The safe harbors in the Final Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are those designated as "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbors").

         The Lack of Actual Trading Safe Harbors contained in Notice 88-75 provide that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits.

         The determination of whether the specified percentage is 5% (the "Five Percent Safe Harbor") or 2% (the "Two Percent Safe Harbor") depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final Regulations contain a Lack of Actual Trading Safe Harbor, which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

         Certain transfers are disregarded for purposes of determining whether these safe harbors are satisfied. These include transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. In addition, for purposes of the Two Percent Safe Harbor interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below are also disregarded.

         Notice 88-75 and the Final Regulations each contain a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. A redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement and which are provided for in the Partnership Agreement are:

         o the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right;

         o the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and

         o the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         The Partnership Agreement provides that a limited partner may not transfer his interest in the Partnership, if in the opinion of tax counsel for the Partnership it would jeopardize the status of the Partnership as a partnership for federal income tax purposes. To prevent that:

         o the Partnership will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

         o the General Partner will prohibit any transfer of Units to exceed the limitations under the applicable safe harbor provision; and

         o the General Partner will not permit any withdrawal of Units except in compliance with the provisions of the Partnership Agreement.

         Based upon the provisions of the Partnership Agreement and the representations of the General Partner, tax counsel's opinion is that:

         o interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code;

         o the operation of the Partnership with regard to the withdrawal by limited partners will qualify for the Redemption and Repurchase Safe Harbor;

         o the operation of the Partnership with regard to the transfer of Units by limited partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year;

         o interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and

         o the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         A partnership which is a publicly traded partnership under Section 7704 of the Code is not a corporation for federal income tax purposes, if 90% or more of its gross income is "qualifying income." "Qualifying income" for this purpose includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income may be treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether the Partnership would satisfy this "qualifying income" test. (This would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) The General Partner expects that more than 90% of the Partnership's income will be of the passive-type included in the definition of "qualifying income." However, it is not clear whether the Partnership is engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Partnership will file partnership information returns reporting its operations on the accrual basis for each calendar year.

Determination of Basis in Units

         In general, a limited partner is not taxed on partnership distributions unless such distributions exceed the limited partner's adjusted basis in his Units. A limited partner's adjusted basis in his Units is the amount originally paid increased by:

         o his proportionate share of Partnership indebtedness with respect to which no partner is personally liable,

         o  his proportionate share of the Partnership's taxable income, and

         o any additional contributions to the Partnership's capital by such limited partner, and decreased by:

         o  his proportionate share of losses of the Partnership,

         o the amount of cash, and fair value of noncash, distributions to such limited partner, and

         o any decreases in his share of any nonrecourse liabilities of the Partnership.

Any increase in nonrecourse liabilities is a cash contribution and a decrease in nonrecourse liabilities is a cash distribution, even though the limited partner does not actually contribute or receive cash. Distributions in excess of such basis generally will be gain from the sale or exchange of a limited partner's interest in the Partnership.

Allocations of Profits and Losses

         The Partnership will allocate to the partners profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. These allocations will be accepted by the IRS as long as they have "substantial economic effect" under their Regulations by satisfying one of these tests:

         o it has "substantial economic effect" (the "substantial economic effect test");

         o it is in accordance with the partners' interest in the Partnership (the "partners' interest in the partnership test"); or

         o it is "deemed" to be in accordance with the partners' interest in the Partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on our operations.

         It is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a partner will be allocated losses in excess of the economic losses actually borne by such partner. For these reasons, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

         The allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the partners. For this reason, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the Partnership.

Limitations on the Deduction of Losses

         The Partnership does not expect that it will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a limited partner to deduct such losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

         Section 704(d) of the Code provides that a limited partner's share of Partnership losses will be allowed as a deduction only to the extent of his adjusted basis in his Units at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction.

The At Risk Limitation

         Section 465 of the Code provides that the Partnership may not deduct losses incurred in its lending activities, in an amount exceeding the aggregate amount it is "at risk" at the close of its taxable year. This limits Partnership tax losses as offsets against other taxable income of a limited partner to an amount equal to his adjusted basis in his Units, excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include the purchase price of your Units to the extent you used the proceeds of a nonrecourse borrowing to purchase the Units.

The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations to offset passive income and not to offset "non-passive" income. Unused credits attributable to passive activities may be carried forward and treated as deductions and credits from passive activities in the next year. Unused losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, passive net income (but not passive net loss) is treated as nonpassive. One of the items in this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         The General Partner expects that at no time will the average outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership's mortgage loans. If the Partnership is deemed for tax purposes to be engaged in the trade or business of lending money, it is an equity-financed lending activity. The Partnership's income will therefore generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit by a limited partner will be treated as passive activity losses.

         If the Partnership is not deemed to be engaged in a trade or business of lending money, then its income and loss will be considered portfolio income and loss and a limited partner may not offset any other of his passive losses against his share of the income of the Partnership.

         Section 67(a) of the Code makes most miscellaneous itemized deductions deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and limits are set for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A limited partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation, only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Repurchase of Units

         Gain or loss on the sale by a limited partner of his Units (including a repurchase by the Partnership) will be the difference between the amount realized, including his share of Partnership nonrecourse liabilities, if any, and his adjusted basis in such Units.

Character of Gain or Loss

         Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in Section 751 of the Code, which would be treated as ordinary income. The Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." If the Partnership holds property as a result of foreclosure which is unsold at the time a limited partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell the property is generally an "unrealized receivable."

         In general, for noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 10% or 15% tax brackets). A lower rate of 18% (8% for individuals in the 10% or 15% tax brackets) may be applicable if the individual held the asset for more than five years. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of these losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Limited Partner's Share of Ordinary Income from the Partnership

         A taxpayer's tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are six tax brackets for individuals. For calendar year 2002, the first bracket is at 10% (on taxable income not over $12,000 in the case of married taxpayers filing joint returns), the second at 15% (on taxable income from $12,000-$46,700), the third at 27% (on taxable income from $46,700-$112,850), the fourth at 30% (on taxable income from $112,850-$171,950), the fifth at 35% (on taxable income from $171,950-$307,050), and the sixth at 38.6% (on taxable income over $307,050).

Depreciation

         From time to time the Partnership acquires equity or leasehold interests in real property by foreclosure or otherwise (e.g., the eleven properties acquired through foreclosure and the one property purchased and held by the Partnership as of December 31, 2001). Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by limited partners to acquire Units will not be treated as investment interest if it is attributable to a passive activity of the Partnership. However, any interest expense allocable to "portfolio investments" is subject to the investment interest limitations.

         Interest attributable to any debt incurred by a limited partner in order to purchase Units may constitute "investment interest" subject to these deductibility limitations. Prospective investors should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under
Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity". Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the Partnership is a publicly traded partnership or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are:

         o  interest and dividend income;

         o rents from real property (other than debt-financed property or property from which participating rentals are derived); and

         o gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause a charitable organization which is tax-exempt to lose its exemption. Moreover, in the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business taxable income will cause all income of the trust to be subject to tax. Each tax-exempt entity is urged to consult its own tax advisors concerning the possible adverse tax consequences resulting from an investment in the Partnership.

         The General Partner intends to obtain a bank line of credit, which the Partnership expects to use from time to time to acquire or make mortgage loans. Any net mortgage interest income of the Partnership attributable to any such borrowing, will be treated as debt-financed interest income and, therefore, as unrelated business taxable income. The General Partner expects that the average amount of such borrowing outstanding from time to time to acquire or make mortgage loans will not exceed $10,000,000 and that, therefore, it is estimated that not more than approximately 1.3% of a tax exempt Limited Partner's distributive share of income from the Partnership in any year will be classified as unrelated business taxable income as a result of such borrowing by the Partnership.

         Except as described in the preceding paragraph, the General Partner intends to invest Partnership assets and structure Partnership operations in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership. However, unrelated debt-financed income might also be derived in the event that the General Partner deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans or in connection with the development or operation of any property acquired as a result of a foreclosure.

         Subject to certain exceptions, if a Tax-Exempt Entity, or a partnership of which it is a partner, acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt-financed (based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of such property) may be treated as unrelated business taxable income.

         Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that the Partnership's other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

         If a Qualified Plan's (defined below) Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider:

         o whether the investment is in accordance with the documents and instruments governing the plan;

         o  whether the investment satisfies the diversification requirements of
            Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");

         o whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

o whether the investment would cause the IRS to impose an excise tax under
Section 4975 of the Code.

         An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns and Audits

         The General Partner will prepare the Partnership's income tax returns. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the Partnership's information return. A partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, the IRS could assess additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item, and even penalties, without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court.

         The IRS may audit the Partnership's returns. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

         General Partner is Tax Matters Partner

         A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. The General Partner will serve as the "tax matters partner" to act on behalf of the Partnership and the limited partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Partnership level.

         Limited partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these Partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all limited partners have the right to participate in the administrative proceedings at the Partnership level. Limited partners will be notified of adjustments to their distributive shares agreed to at the Partnership level by the "tax matters partner."

         If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Limited partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations.

         Adjustments, if any, resulting from any audit may require each limited partner to file an amended tax return, and possibly may result in an audit of the limited partner's own return. Any audit of a limited partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

Original Issue Discount Rules

         The original issue discount rules under the Tax Code pertain to mortgage loans and obligations issued by the Partnership. The effect is the Partnership will realize the amount that economically accrues under a mortgage during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining the Partnership's interest deduction on its own obligations, if any.

Market Discount

         The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment that the Partnership receives from such a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of the Partnership's investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

         The Partnership will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. An election would mean that, with respect to the transferee limited partner only, the basis of his Units would either be increased or decreased by the difference between his purchase price for his Unit and his proportionate share of the Partnership's basis for all Partnership property.

         The General Partner has decided that due to the accounting difficulties that would be involved, it will not make the election pursuant to Section 754. Consequently, the Partnership's tax basis in its assets will not be adjusted to reflect the transferee's purchase price of his Units.

         This treatment might not be attractive to a prospective purchaser of a limited partner's Units and a limited partner might have difficulty for that reason in selling these Units or might be forced to sell at a discounted price.

Taxation of Mortgage Loan Interest

         Mortgage loans made by the Partnership may sometimes permit the Partnership to participate in any appreciation in the value of the properties or in the cash flow generated by the operation by the borrowers of mortgaged properties.

         The IRS then might seek to recharacterize the mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt limited partners.

Treatment of Compensation of General Partner

         The General Partner will be paid a management fee for the management services rendered to the Partnership. The management fee will be payable monthly, subject to a yearly maximum of 2-3/4% of the average unpaid balance of the Partnership's mortgage loans at the end of each month. In addition, the General Partner services Partnership loans, for which it receives from the Partnership a monthly fee equal to the lesser of the customary competitive fee in the community where the loan is placed for the provision of such services on that type of loan or up to 1/4 of 1% per year of the unpaid balance of the Partnership's mortgage loans.

         The Partnership will deduct the amount of all management and loan servicing fees each year in computing the taxable income of the Partnership. The deductibility of such fees depends on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future.

         Due to this uncertainty, tax counsel has not given its opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize the Partnership's treatment of such fees by disallowing the deduction claimed by the Partnership. That action could cause the tax benefits generated by the payment of such fees to be deferred or lost.

         The General Partner or one or more affiliates of the General Partner may receive certain fees and commissions from parties other than the Partnership in connection with making or investing in Mortgage Loans. Such fees and commissions are defined as "Acquisition and Origination Fees" in the Partnership Agreement and include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers. The IRS might take the position that these fees are constructively paid by the Partnership, which would increase the interest income of the Partnership by the amount of the fees. The fees would then be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Since this is ultimately an issue of fact, which may depend on future events, tax counsel has not given its opinion on this matter.

         The General Partner is entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood or not of adoption of any such proposal, the effect of it on the Partnership, or the effective date, which could be retroactive, of any legislation.

         Potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the partnership.

State and Local Taxes

         The Partnership may have California source income in which event limited partners who are nonresidents of California will be required to file California income tax returns and will be subject to tax in California with respect to their distributive share of such income.

         California source income generally includes income from real or tangible personal property located in California. In 2001, the Partnership recognized gain from the sale of real estate located in California and holds other California real estate for sale and investment. This gain and any other income or gain derived from California real estate owned by the Partnership constitute California source income.

         The California Revenue and Taxation Code provides that in the case of a nonresident partner of an "investment partnership", California source income does not include dividends, interest, or gains and losses from "qualifying investment securities." In order to qualify for classification as an investment partnership, the Partnership must meet both of the following requirements:

         o 90% or more of the Partnership's cost of its total assets must consist of qualifying investment securities, deposits at banks or other financial institutions, and office space and equipment reasonably necessary to carry on its activities as an investment partnership.

         o 90% or more of the Partnership's gross income must consist of interest, dividends and gains from the sale or exchange of qualifying investment securities.

         "Qualifying investment securities" include mortgage investments.

         Historically, the Partnership has qualified as an investment partnership for this purpose, and, consequently, prior to the year 2001, limited partners of the Partnership who are nonresidents of California have not been subject to California tax or California filing requirements with respect to their distributive shares of the income derived by the Partnership from its mortgage investments. However, based on projected income of the Partnership from the sale and/or operation of real estate owned by the Partnership in 2001, the General Partner anticipates the possibility that less than 90% of the Partnership's gross income for 2001 will consist of interest, dividends and gains from the sale or exchange of qualifying investment securities. If that occurs, the Partnership will not qualify for classification as an investment partnership for that year (and for any other future year in which the Partnership fails to satisfy the foregoing requirements). In such event, the California Franchise Tax Board may take the position that the income derived by the Partnership from its mortgage investments has a business situs in California (where the General Partner has its offices and principal place of business) and is, therefore, California source income. In such event, each limited partner who is a nonresident of California would be subject to California income tax (and filing requirements) with respect to his distributive share of the Partnership's income from its mortgage investments.

         The Partnership currently owns real estate in a few states other than California that impose income taxes (and a state income tax return filing requirement) on nonresident taxpayers with respect to income or gain derived from real estate located in such states (i.e., Colorado, Oregon,Louisiana and Arizona). In addition, the Partnership may acquire real estate in other states that impose similar tax and filing requirements. In any year in which the Partnership derives income or gain from any such real estate assets, limited partners who are nonresidents of the state in which such real estate is located will be required to file state income tax returns in those states.

         The Partnership may make or acquire loans in states and localities outside California that impose a tax on the Partnership's assets or income, or on each limited partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction.

         Limited partners who are exempt from federal income taxation will generally also be exempt from state and local taxation.

         All limited partners should consult with their own tax advisors concerning the specific applicability and impact of state and local tax laws.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

         Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals which are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         ERISA and the Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it:

         o has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or

         o regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans. Although the General Partner will provide to a limited partner upon his written request an annual estimate of the value of the Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets Generally

         If the assets of the Partnership are deemed to be "plan assets" under
ERISA:

         o the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership,

         o certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partner would be deemed to be fiduciaries of the Qualified Plan limited partners, and

         o audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless:

         o  equity participation by benefit plan investors is not significant,

         o  the entity is a real estate operating company, or

         o  the equity interest is a "publicly-offered security."

         Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's).

         For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded.

         Thus, while the General Partner and its Affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.

         Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

         The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a "publicly offered security" is a security that is:

         o  freely transferable,

         o part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

         o either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts.

         If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the owner of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable.

         Because the Units will not be subject to any transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.


        SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF LIMITED PARTNERS AND
                              DESCRIPTION OF UNITS

         The Units represent limited partnership interests in the Partnership. The Sixth Amended and Restated Limited Partnership Agreement ("Partnership Agreement") and the California Revised Limited Partnership Act, Corporations Code Sections 15611 to 15723 (the "RLPA") govern the rights and obligations of the limited partners. The following is a summary of the Partnership Agreement. It does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement and to the RLPA. It in no way modifies or amends the Partnership Agreement, Exhibit A to this Prospectus. As of December 31, 2001, there were 2,978 limited partners of the Partnership.

Nature of the Partnership

         The Partnership is a California limited partnership formed on June 14, 1984 under the California Limited Partnership Act. By an amendment to the Partnership Agreement made on February 16, 1999, the Partnership has elected to be governed by the RLPA. The Partnership Agreement authorizes the issuance and sale of Units for cash up to a maximum outstanding of $500,000,000.

The Responsibilities of the General Partners

         The General Partner is the exclusive manager of the Partnership and controls all of its affairs. The General Partner arranges, makes and places with the Partnership all of its investments, on terms that it believes are in the Partnership's best interests. The General Partner's specific responsibilities and powers, among others, are these:

         o  to determine how to invest the Partnership's assets;

         o  to execute all documents;

         o to acquire, sell, trade, exchange or otherwise dispose of Partnership assets or any interest therein in its discretion;

         o to cause the Partnership to become a joint venturer, partner or member of a development or operating entity for properties acquired by the Partnership through foreclosure;

         o  to manage, operate and develop Partnership property;

         o to employ or engage persons, including its affiliates, at the expense of the Partnership required for the operation of the Partnership's business;

         o to amend the Partnership Agreement, under certain circumstances, without the vote of the limited partners.

         o to borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property.

Limitations on the General Partner

         The General Partner has no authority to do any of the following acts, among others specified in the Partnership Agreement, without the concurrence of a majority-in-interest of the limited partners:

         o amend the Partnership Agreement in any respect that adversely affects the rights of the limited partners;

         o  any act in contravention of the Partnership Agreement;

         o any act which would make it impossible to carry on the business of the Partnership;

         o  admit a person as a General Partner ;

         o dispose of all or substantially all of the Partnership assets or dissolve the Partnership.

Liabilities of Limited Partners-Nonassessability

         A limited partner may not be assessed for additional capital contributions and will not be liable for the liabilities of the Partnership in excess of such limited partner's capital contribution and share of undistributed profits, if any.

         Under the RLPA, neither the voting on, proposing, or calling a meeting of the partners for matters as to which the limited partners are entitled to vote, nor a number of other activities described in the RLPA, will cause the limited partners to be deemed to be participating in the control of Partnership business with a resulting loss of limited liability. Such activities consist, among others, of the right, by a vote of a majority in interest of the limited partners, to remove and then replace the General Partner; to admit an additional General Partner; to dissolve and wind up the Partnership; to amend, under certain circumstances, the Partnership Agreement; to change the nature of the business; and to approve or disapprove the merger of the Partnership or sale, mortgage, pledge, refinancing, lease, exchange or other transfer of all or substantially all of the assets of the Partnership other than in the ordinary course of business.

Term and Dissolution

         The Partnership will continue until December 31, 2034, but may, in certain circumstances, be dissolved at an earlier date. Under the RLPA, the Partnership will be dissolved and its business wound up upon the first to occur of:
         o the General Partner ceasing to be a general partner, with no remaining general partner, unless a majority-in-interest of limited partners (excluding the General Partner's limited partnership interests) agree in writing to continue the business of the Partnership and within six months admit at least one new general partner;

         o the written consent or vote of a majority-in-interest of the limited partners in favor of dissolution and winding up of the Partnership; or

         o  a decree of judicial dissolution.

         The General Partner ceases to be a general partner upon its removal, withdrawal, dissolution or adjudication of bankruptcy.

General Partner's Interest Upon Removal, Withdrawal or Termination

         If the General Partner is removed, withdrawn or is terminated, the Partnership shall pay to the General Partner all amounts then accrued and owing to the General Partner. Additionally, the Partnership shall terminate the General Partner's interest in Partnership income, losses, distributions, and capital by payment of an amount equal to the then present fair market value of such interest. The then present fair market value of such interest shall be determined by agreement between the General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner and the Partnership. The method of payment to the General Partner must be fair and must protect the solvency and liquidity of the Partnership. When the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the General Partner otherwise would have received under the Partnership Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than 5 years with equal installments each year.

Meetings

         The General Partner may call meetings of the limited partners at any time and upon written request to the General Partner signed by the limited partners holding at least 10% of the Units. The General Partner has never called a meeting of the limited partners and has no present intention of doing so. All voting by the limited partners has been by written consent, pursuant to notice, as provided in the Partnership Agreement.

Voting Rights and Books and Records

         The vote or consent of a majority-of-interest of the limited partners is required, for the following:

         o to amend the Partnership Agreement, except that the General Partner may amend to cure any ambiguity or formal defect or omission, to conform the Partnership Agreement to applicable laws and regulations and to make any change which, in the General Partner's judgment, is not to the prejudice of the limited partners; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner;

         o  to dissolve and wind up the Partnership;

         o to remove the General Partner and elect one or more new General Partners; or

         o to approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

         The Partnership's books and records are maintained at the principal office of the Partnership and are open to inspection and examination by limited partners or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property upon which a mortgage loan is made is maintained at the principal office of the Partnership, until at least five years after the last date the Partnership holds the related mortgage, and is open to inspection, examination and copying by limited partners or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Partnership.

Status of Units

         Each Unit when issued will be fully paid and nonassessable and all Units owned by limited partners have equal rights. Investments in the Partnership, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a limited partner, with all of the associated rights, immediately upon acceptance by the General Partner of the Subscription Agreement signed and delivered by the investor.


Distributions

         All Net Income Available for Distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (0.99% to the General Partner, and 99.01% to the limited partners) in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution is made. The Partnership will not reinvest Net Income Available for Distribution, unless it is limited partners' Reinvested Distributions, which are discussed below. Net Proceeds (defined in the Partnership Agreement and, generally, consisting of proceeds from the repayment or sale of mortgage loans or real estate of the Partnership), if any, received by the Partnership may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses, or may be distributed to the partners, in each event, in the sole discretion of the General Partner. In the event of any distribution of net proceeds, such distributions will be made to the partners, 0.99% to the General Partner, and 99.01% to the limited partners in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made. No such distribution will be made to the General Partner with respect to the portion of its adjusted capital account represented by its carried interest, until the limited partners have received distributions equal to at least 100% of their capital accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash has been distributed to Partners to pay any state or federal income tax created by the transaction that created the Net Proceeds.

         All distributions are subject to the payment of expenses and other liabilities and the establishment and maintenance of reserves which are adequate in the judgment of the General Partner. See Financial Statements of the Partnership beginning at page F-1 for an historical record of net income allocated to limited partners. All of such amounts were Net Income Available for Distribution to the limited partners.

Reinvestments

         After you purchase Units, you can choose to have your distributions reinvested rather than receiving cash payments. These are called Reinvested Distributions. Reinvested Distributions are used to purchase additional Units at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the General Partner to terminate or reinstate the Reinvestment Plan, it will continue to be available as long as the limited partner meets all applicable suitability standards. Reinvested Distributions are normally invested in mortgage loans of the Partnership.

         A limited partner may elect to participate in the Reinvestment Plan at the time he invests and will be deemed a Reinvestment Plan participant as of that day. Such limited partner may also make an election or revoke a previous election at any time by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month, otherwise it is effective the first day of the following month. Units purchased under the Plan are credited to the limited partner's capital account as of the first day of the month following the month in which the reinvested distribution is made. If a limited partner revokes a previous election, subsequent distributions made by the Partnership are distributed to the limited partner instead of being reinvested in Units.

         The General Partner will mail to each Reinvestment Plan participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the General Partner at the same time annual tax information is sent to the limited partners. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions. The General Partner will also mail an updated Prospectus to each limited partner each time a revised Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the limited partners.

         Each limited partner who is a participant in the Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each limited partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

         No reinvestment participant shall have the right to draw checks or drafts against his account.

         Units acquired through the Reinvestment Plan carry the same rights, including voting rights, as Units acquired through original investment.

         The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

         The General Partner reserves the right to suspend or terminate the Reinvestment Plan if:

o it determines, in its sole discretion, that the Plan impairs the capital or the operations of the Partnership; o it determines, in its sole discretion, that an emergency makes continuation of the plan not reasonably practicable;

         o any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of the limited partners;

         o in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law or, when repurchases, sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months would result in the Partnership being considered terminated within the meaning of
            Section 708 of the Internal Revenue Code; or

         o the General Partner determines in good faith that allowing any further reinvestments would give rise to a material risk that the Partnership would be treated as a "publicly traded partnership" within the meaning of Internal Revenue Code Section 7704 for any taxable year.

Assignment and Transfer of Units

         There is no public market for the Units and none is expected in the future. Limited partners have only a restricted and limited right to assign their partnership interests and rights. You may transfer your limited partner interest in the Partnership only by written instrument satisfactory in form to the General Partner. You may make no transfer of a fractional Unit, and no transfer if you would then own less than 2,000 Units (2,500 for residents of North Carolina) (other than a limited partner transferring all of his or her Units or in the event of a transfer by operation of law). Any transfer must comply with then-current laws, rules and regulations of any applicable governmental authority, and restrictions imposed to preserve the tax status of the Partnership or the characterization or treatment of income or loss to the Partnership, as may be advisable in opinion of tax counsel to the Partnership; and the person to whom you would wish to transfer must meet the registration and suitability provisions of applicable state securities laws. Transferees who wish to become substituted limited partners may do so only upon the written consent of the General Partner, and after compliance with Article X of the Partnership Agreement.

Repurchase of Units, Withdrawal from Partnership

         A limited partner may withdraw, or partially withdraw, from the Partnership and obtain the return of all or part of its outstanding capital account within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

         o Except with respect to a personal representative of a deceased limited partner, no withdrawal may be made until the expiration of at least one year from the date of a purchase of Units, other than by way of automatic reinvestment of Partnership distributions through the Reinvestment Plan.

         o Any such cash payments in return of an outstanding capital account will be made by the Partnership from net proceeds and capital contributions during the 61 to 91 day period after written notice is provided to the General Partner. It should be noted that all disbursements are made only on the last day of each month.

         o Distributions to withdrawing limited partners are limited to a maximum of $100,000 per calendar quarter for any limited partner.

         o The limited partners have the right to receive such distributions of cash only to the extent such funds are available in excess of known or anticipated expenses or other liabilities and reserves therefor; the General Partner is not required to use any other sources of Partnership funds other than net proceeds and capital contributions to fund a withdrawal; nor is the General Partner required to sell or otherwise liquidate any portion of the Partnership's assets in order to fund a withdrawal.

         o During up to 90 days, as applicable, following receipt of written notice of withdrawal from a limited partner, the General Partner will not reinvest any net proceeds or capital contributions into new loans until the Partnership has sufficient funds available to distribute to the withdrawing limited partner all of his capital account in cash.

         o The amount to be distributed to any withdrawing limited partner is a sum equal to such limited partner's capital account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such limited partner's proportionate share of the current fair market value of the Partnership's net assets.

         o No more than 10% of the outstanding Units of limited partners may be withdrawn during any calendar year except upon a plan of dissolution of the Partnership.

         o In the event that any limited partner takes withdrawals from the Partnership and such withdrawal reduces the capital account of such limited partner below $2,000 ($2,500 for residents of North Carolina), the General Partner may distribute all remaining amounts in such account to such limited partner, who will thereupon be deemed to have fully withdrawn from the Partnership.

         o All payments in satisfaction of requests for withdrawal are on a "first-come, first-served" basis. If the sums required to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the limited partner whose request was first received by the General Partner, until such limited partner's request is paid in full. If such limited partner's withdrawal request cannot be paid in full at the time made, because of insufficient cash available for withdrawals or otherwise, the General Partner will continue to distribute eligible funds to such limited partner until such withdrawal request is paid in full. Once the General Partner has satisfied the request of the limited partner whose request was received first, the next limited partner to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

Special Power of Attorney

         Under the terms of the Partnership Agreement, each limited partner appoints the General Partner to serve as his attorney-in-fact with respect to the execution, acknowledgment and filing of certain documents related to the Partnership or the Partnership Agreement. The special power of attorney given by each limited partner to the General Partner cannot be revoked and will survive the death of a limited partner or the assignment of Units.

                           REPORTS TO LIMITED PARTNERS

         Within 60 days after the end of each fiscal year of the Fund, the General Partner will deliver to each limited partner such information as is necessary for the preparation by each limited partner of his federal income tax return. Within 60 days after the end of each quarter of the Partnership, the General Partner will transmit to each limited partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited. Within 120 days after the end of the Partnership's calendar year, the General Partner will transmit to each limited partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Financial statements will include the statements of income, balance sheets, statements of cash flows and statements of partners' capital with a reconciliation with respect to information furnished to limited partners for income tax purposes. The annual report will also report on the Partnership's activities for that year and identify the source of Partnership distributions, as is deemed reasonably necessary by the General Partner to advise the limited partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and affiliates. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

         The Partnership will provide upon written request for review by a limited partner the information filed with the Securities and Exchange Commission on Form 10-K not more than 90 days after the closing of the fiscal year end, and on Form 10-Q not more than 45 days after the closing of each other quarterly fiscal period, by providing the Form 10-K and Form 10-Q or other document containing substantially the same information as required by Form 10-K and Form 10-Q.

                                 PRIVACY POLICY

Collection of Investor Information

We collect nonpublic personal information about you from the following sources:

         o Subscription Agreements, Trust Agreements and other forms, which may include your name, address, telephone number, birthdate, occupation, marital status, citizenship and certain personal financial information;
         o Account History, including information about the transactions and balances in your account; and

         o Correspondence, including written, telephonic or electronic between you or service providers to us.

Disclosure of Investor Information

         o  Your privacy will be protected at all times.

         o We will only disclose information about you to outside companies that we have either retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

Security of Client Information

         o We will continue to maintain security standards and procedures designed to protect your account information. In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection; and

         o We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our clients.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

                              PLAN OF DISTRIBUTION

         The Units being offered hereunder will be offered to the general public through Owens Securities Corporation ("Underwriter"), a wholly-owned subsidiary of the General Partner and a broker-dealer registered with the SEC and certain states and a member of the National Association of Securities Dealers, Inc. Owens Securities Corporation will use its best efforts to find eligible investors who desire to subscribe for the purchase of Units from the Partnership. The proceeds from the offering will be available to the Partnership only with respect to Units actually sold by Owens Securities Corporation, or certain officers or directors of the General Partner. Because the Units are offered on a "best-efforts" basis, there can be no assurance that all or any part of the Units will be sold. No commission will be paid to Owens Securities Corporations or any other person in connection with the offering of the Units. Owens Securities Corporation does not maintain discretionary accounts on behalf of investors, and, thus, will not sell interests in the Partnership to discretionary accounts.

         The 200,000,000 Units (including Units purchased under the Reinvestment Plan and reofferings of Units purchased or to be purchased by the Partnership on withdrawals by limited partners) are offered to the public at $1.00 per Unit. The minimum investment is 2,000 Units (2,500 for residents of North Carolina). The underwriter and the General Partner have the right to reject any purchase of Units, but will generally accept or reject Subscription Agreements upon their receipt. The offering period will continue until terminated by the General Partner. In addition, at times when the General Partner determines that there are not suitable loans for investment with the Partnership's funds, the General Partner may, as was done during periods in 1991, 1992, 1993, 1994, 1995, 1998 and 2001, suspend the offer and sale of Units. The offering may not extend beyond one year in certain jurisdictions without the prior consent of the appropriate regulatory agencies. 269,804,867 Units were outstanding as of December 31, 2001 held by 2,978 limited partners.

         Investors who desire to purchase Units should complete the Subscription Agreement and Power of Attorney (attached as Exhibit B) and return it to Owens Securities Corporation, P.O. Box 2400, Walnut Creek, CA 94595. Full payment must accompany all subscriptions. Checks should be made payable to "Owens Mortgage Investment Fund, a California Limited Partnership." By submitting the Subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor:

         o  agrees to be bound by the Partnership Agreement;

         o grants a special and limited power of attorney to the General Partner; and

         o represents and warrants, among other matters, that the investor meets the relevant suitability standards and is eligible to purchase Units, that the Units are not publicly traded and not readily liquidatable, and indemnifies the Partnership and its affiliates from any losses they might incur if they were sued based upon any investor's representations that were incorrect at the time it was made.

         We rely upon your representations and the other provisions in the Subscription Agreement to determine whether to accept your investment and you should therefore carefully review and understand the completed form before you return it with your payment.

                                  LEGAL MATTERS

         The legality under California law of the Partnership and the Units offered hereby will be passed upon for the Partnership by Whitehead, Porter & Gordon LLP, San Francisco, California, legal counsel for the Partnership and the General Partner.

         Tax Counsel for the Partnership is Wendel, Rosen, Black & Dean, LLP, Oakland, California. Certain members of the firm own or control an aggregate of approximately 1,823,000 Units as of December 31, 2001, none of which were received in connection with the preparation of any offering of Units. Certain members of the firm and certain trusts for which members of the firm are trustees, own interests in notes secured by deeds of trust originated and placed directly with such members, plans or trustees by the General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all such notes, as of December 31, 2001, was approximately $80,000.

                                     EXPERTS

         The consolidated financial statements of the Partnership as of December 31, 2001 and 2000, and the years ended December 31, 2001 and 2000, and the consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries as of December 31, 2001, have been included herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of the Partnership as of December 31, 1999, and for the year ended December 31, 1999, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         This Prospectus does not contain all information set forth in Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-69272) and exhibits thereto which the Partnership has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and to which reference is hereby made. Additionally, the Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and other reports and information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

               Report of Independent Certified Public Accountants



The Partners
Owens Mortgage Investment Fund


We have audited the accompanying consolidated balance sheets of Owens Mortgage Investment Fund, a California Limited Partnership, as of December 31, 2001 and 2000, and the related consolidated statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Owens Mortgage Investment Fund as of December 31, 2001 and 2000, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules II and IV are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Grant Thornton LLP


Reno, Nevada
February 13, 2002

                          Independent Auditors' Report



The Partners
Owens Mortgage Investment Fund:


We have audited the accompanying statements of income, partners' capital and cash flows of Owens Mortgage Investment Fund, a California limited partnership, for the year ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Owens Mortgage Investment Fund for the year ended December 31, 1999, in conformity with generally accepted accounting principles. Also in our opinion the related financial statement schedules II and IV when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


/s/ KPMG LLP


San Francisco, California
February 11, 2000


                         OWENS MORTGAGE INVESTMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                           Consolidated Balance Sheets

                           December 31, 2001 and 2000



                                    Assets                                                2001                  2000
                                                                                   -------------------   -------------------

Cash and cash equivalents                                                       $      41,431,108             6,234,479
Certificates of deposit                                                                        --                50,000

Loans secured by trust deeds, net of allowance for
     losses of $4,425,000 in 2001 and $4,000,000 in 2000                              209,278,469           219,273,464

Interest and other receivables                                                          2,253,322             2,015,630
Due from affiliate                                                                        128,215                    --
Real estate held for sale, net of allowance for
     losses of $634,000 in 2001 and $1,136,000 in 2000                                 14,134,961             5,547,419
Real estate held for investment, net of depreciation
     and amortization of $339,088 in 2001 and $107,216 in 2000                         14,064,664            13,078,189
                                                                                   --------------        --------------

                                                                                $     281,290,739           246,199,181
                                                                                   ==============        ==============

                       Liabilities and Partners' Capital

Liabilities:
     Accrued distributions payable                                              $         625,645               641,764
     Due to general partner                                                             1,272,042               569,267
     Accounts payable and accrued liabilities                                              78,829               105,640
     Note payable                                                                       6,919,829             6,023,217
                                                                                   --------------        --------------

                 Total liabilities                                                      8,896,345             7,339,888
                                                                                   --------------        --------------

Minority interest                                                                         107,680               102,103
                                                                                   --------------        --------------

Partners' capital (units subject to redemption):
     General partner                                                                    2,677,867             2,334,845
     Limited partners
        Authorized 500,000,000 units outstanding in 2001 and 2000;
            424,787,831 and 377,228,248 units issued and 269,804,867 and
           236,618,365 units outstanding in 2001 and 2000, respectively               269,608,847           236,422,345
                                                                                   --------------        --------------

                 Total partners' capital                                              272,286,714           238,757,190
                                                                                   --------------        --------------

                                                                                $     281,290,739           246,199,181
                                                                                   ==============        ==============


The accompanying notes are an integral part of these financial statements.


                         OWENS MORTGAGE INVESTMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                        Consolidated Statements of Income

                  Years Ended December 31, 2001, 2000 and 1999

                                                                     2001                 2000                 1999
                                                               ------------------   ------------------   ------------------

Revenues:
     Interest income on loans secured by trust deeds       $      24,763,875           23,369,474           20,221,120
     Gain on sale of real estate, net                              1,441,649            2,971,454              840,640
     Rental income                                                 2,595,848            1,689,256              726,880
     Other income                                                    678,193              238,247              395,432
                                                               -------------        -------------        -------------

                 Total revenues                                   29,479,565           28,268,431           22,184,072
                                                               -------------        -------------        -------------

Expenses:
     Management fees to general partner                            3,437,684            3,914,488            2,652,882
     Servicing fees to general partner                               571,538              531,337              479,592
     Carried interest to general partner                             173,292              102,212               67,907
     Administrative                                                   31,500               31,500               30,000
     Legal and accounting                                            168,255              130,201              168,142
     Rental expenses                                               1,546,678              763,754              581,537
     Interest expense                                                429,032              235,311                   --
     Minority interest                                                 5,577                2,103                   --
     Other                                                           187,140               22,469               72,159
     Provision for loan losses                                     1,039,645                   --              500,000
     Provision for losses on real estate held for sale                    --                   --              152,000
                                                               -------------         -------------       -------------

                 Total expenses                                    7,590,341            5,733,375            4,704,219
                                                               -------------        -------------        -------------

Net income                                                 $      21,889,224           22,535,056           17,479,853
                                                               =============        =============        =============

Net income allocated to general partner                    $         214,147              221,684              172,335
                                                               =============        =============        =============

Net income allocated to limited partners                   $      21,675,077           22,313,372           17,307,518
                                                               =============        =============        =============

Net income allocated to limited partners per
     weighted average limited partnership unit             $            0.08                 0.10                 0.08
                                                               =============        =============        =============


The accompanying notes are an integral part of these financial statements.



                         OWENS MORTGAGE INVESTMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                  Consolidated Statements of Partners' Capital

                  Years Ended December 31, 2001, 2000 and 1999


                                                                                                                Total
                                              General                     Limited partners                    Partners'
                                                               ---------------------------------------
                                              partner                Units                Amount               capital
                                         -------------------   ------------------    -----------------    ------------------

Balances, December 31, 1998           $       1,967,069          199,569,753      $   199,373,733           201,340,802

Net income                                      172,335           17,307,518           17,307,518            17,479,853
Sale of partnership units                       135,814           20,537,603           20,537,603            20,673,417
Partners' withdrawals                                --          (18,306,472)         (18,306,472)          (18,306,472)
Partners' distributions                        (170,282)          (6,405,505)          (6,405,505)           (6,575,787)
                                         -------------------   ------------------    -----------------    ------------------

Balances, December 31, 1999                   2,104,936          212,702,897          212,506,877           214,611,813

Net income                                      221,684           22,313,372           22,313,372            22,535,056
Sale of partnership units                       204,424           23,801,227           23,801,227            24,005,651
Partners' withdrawals                                --          (15,121,766)         (15,121,766)          (15,121,766)
Partners' distributions                        (196,199)          (7,077,365)          (7,077,365)           (7,273,564)
                                         -------------------   ------------------    -----------------    ------------------

Balances, December 31, 2000                   2,334,845          236,618,365          236,422,345           238,757,190

Net income                                      214,147           21,675,077           21,675,077            21,889,224
Sale of partnership units                       346,584           33,105,753           33,105,753            33,452,337
Partners' withdrawals                                --          (14,099,001)         (14,099,001)          (14,099,001)
Partners' distributions                        (217,709)          (7,495,327)          (7,495,327)           (7,713,036)
                                         -------------------   ------------------    -----------------    ------------------

Balances, December 31, 2001           $       2,677,867          269,804,867      $   269,608,847           272,286,714
                                         ===================   ==================    =================    ==================


The accompanying notes are an integral part of these financial statements.



                         OWENS MORTGAGE INVESTMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 2001, 2000 and 1999

                                                                          2001                2000               1999
                                                                     ----------------   -----------------   ---------------
Cash flows from operating activities:
    Net income                                                    $    21,889,224          22,535,056        17,479,853
    Adjustments to reconcile net income to net cash
       provided by operating activities:
          Gain on sale of real estate properties                       (1,441,649)         (2,971,454)         (840,640)
          Provision for loan losses                                     1,039,645                  --           500,000
          Provision for losses on real estate properties
            held for sale                                                      --                  --           152,000
          Depreciation and amortization                                   231,872             100,797                --
          Changes in operating assets and liabilities:
            Interest and other receivables                               (365,907)            135,322          (711,348)
            Accounts payable and accrued liabilities                      (26,811)           (325,024)          274,471
            Due to general partner                                        702,775            (182,492)          360,661
                                                                     ------------        ------------      ------------
               Net cash provided by operating activities               22,029,149          19,292,205        17,214,997
                                                                     ------------        ------------      ------------

Cash flows from investing activities:
    Purchases of loans secured by trust deeds                        (148,046,907)       (117,409,372)      (119,403,718)
    Principal collected on loans                                        1,293,665           1,124,071         1,663,685
    Loan payoffs                                                      150,359,545          86,831,041        91,288,643
    Sales of loans to third and related parties at face value                  --           6,665,913         7,816,294
    Investment in real estate properties                               (8,108,796)           (384,513)         (263,886)
    Net proceeds from disposition of real estate properties             5,093,603           1,346,769           942,659
    Investment in corporate joint venture                                      --          (2,863,870)       (1,416,609)
    Repayment received from corporate joint venture                            --             581,250                --
    Proceeds from sale of real estate in corporate                                                                   --
       joint venture                                                           --           7,195,640                --
    Purchase of real estate in corporate joint venture                         --          (3,337,888)               --
    Minority interest in corporate joint venture                            5,577             102,103                --
    Maturity of commercial paper, net                                          --             200,000         3,084,044
    Maturities of certificates of deposit, net                             50,000                  --           184,006
                                                                     ------------       -------------      ------------
               Net cash provided by (used in) investing activities        646,687         (19,948,856)      (16,104,882)
                                                                     ------------       -------------      ------------

Cash flows from financing activities:
    Proceeds from sale of partnership units                            33,452,337          24,005,651        20,673,417
    Accrued distributions payable                                         (16,119)             64,483            54,454
    Advances on notes payable                                             896,612                  --                --
    Partners' cash distributions                                       (7,713,036)         (7,273,564)       (6,575,787)
    Partners' capital withdrawals                                     (14,099,001)        (15,121,766)      (18,306,472)
                                                                     ------------       -------------      ------------
               Net cash provided by (used in) financing activities     12,520,793           1,674,804        (4,154,388)
                                                                     ------------       -------------      ------------

Net increase (decrease) in cash and cash equivalents                   35,196,629           1,018,153        (3,044,273)

Cash and cash equivalents at beginning of year                          6,234,479           5,216,326         8,260,599
                                                                     ------------       -------------      ------------

Cash and cash equivalents at end of year                          $    41,431,108           6,234,479         5,216,326
                                                                     ============       =============      ============
Supplemental Disclosures of Cash Flow Information
    Cash paid during the year for interest                               445,906             187,732                --

See notes 4 and 5 for supplemental disclosure of noncash investing and financing activities. The accompanying notes are an integral part of these financial statements.

                         OWENS MORTGAGE INVESTMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



                         OWENS MORTGAGE INVESTMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999



 (1)   Organization

       Owens Mortgage Investment Fund, a California Limited Partnership, (the Partnership) was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound, participating and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the Partnership Agreement.

       The general partner of the Partnership is Owens Financial Group, Inc.
       (OFG), a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.

       OFG is authorized to offer and sell units in the Partnership up to an aggregate of 500,000,000 units outstanding at $1.00 per unit, representing $500,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 269,804,867, 236,618,365 and 212,702,897 as of December 31, 2001, 2000 and 1999,
       respectively.

(2)     Summary of Significant Accounting Policies

       (a)    Basis of Presentation

              The consolidated financial statements include the accounts of the Partnership, its majority-owned limited liability company located in Oregon (see Note 4), and its majority-owned limited liability company located in Colorado (see Note 5). All significant inter-company transactions and balances have been eliminated in consolidation.

              Certain reclassifications not affecting net income have been made to the 2000 and 1999 consolidated financial statements to conform to the 2001 presentation.

        (b)   Management Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (c)    New Accounting Pronouncements

              SFAS 141 and 142

              On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Partnership are as follows:

              o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.
              o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.
              o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.
              o effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.
              o all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

              The Statements will not have a material impact on the Partnership's financial position or results of operations.

              SFAS 143

              In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. The new rules apply to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and
              (or) normal operation of a long-lived asset. SFAS 143 is effective at the beginning January 1, 2003. We believe the adoption of SFAS 143 will not, at this time, have a material impact on our consolidated financial position or results of operations.

              SFAS 144

              In August 2001, the Financial Accounting Standards Board issued SFAS 144, Accounting for the Impairment or Disposition of Long Lived Assets. This Statement supersedes SFAS 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of, and Accounting Principles Board Opinion No. 30, Reporting Results of Operations - Reporting the Effect of Disposals on a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. This Statement retains the fundamental provisions of SFAS 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of business to be disposed of. The provisions of this Statement are required to be adopted no later than fiscal years beginning after December 31, 2001, with early adoption encouraged. We are currently evaluating the impact of the adoption of SFAS 144 but do not expect its impact to be material to the Partnership's consolidated financial position or results of operations.

       (d)    Loans Secured by Trust Deeds

              Loans secured by trust deeds are acquired from OFG and are recorded at cost. Interest income on loans is accrued by the simple interest method. The Partnership does not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of principal or interest is 90 days past due. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership's investment in the loan is fully recoverable.

       (e)    Allowance for Loan Losses

              The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

              The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the underlying collateral.

              In limited instances, OFG advances certain payments on behalf of borrowers of Partnership loans, such as property taxes, insurance and mortgage interest pursuant to senior indebtedness. Such payments made on loans by OFG during 2001, 2000 and 1999 totaled approximately $136,000, $191,000 and $418,000, respectively. Of the amounts advanced, $52,000, $96,000 and $188,000 had been reimbursed to OFG by the borrowers as of December 31, 2001, 2000 and 1999, respectively. The loans on which OFG has made such advances are considered impaired and are evaluated with all other impaired loans for purposes of the loan loss allowance.

        (f)   Cash and Cash Equivalents

              For purposes of the statements of cash flows, cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits, money market accounts and short-term certificates of deposit with original maturities of three months or less.

              The Partnership maintains its cash in bank deposit accounts that, at times, may exceed Federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

       (g)    Marketable Securities

              At various times during the year, the Partnership may purchase marketable securities with various financial institutions with original maturities of up to one year. The Partnership classifies its debt securities as held-to-maturity, as the Partnership has the ability and intent to hold the securities until maturity. These securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Interest income is recognized when earned.

       (h)    Real Estate Held for Sale and Investment

              Real estate held for sale includes real estate acquired through foreclosure and an investment in a real estate joint venture and is carried at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or the property's estimated fair value, less estimated costs to sell.

              Real estate held for investment includes real estate purchased or acquired through foreclosure and is initially stated at the lower of cost or the recorded investment in the loan, or the property's estimated fair value. Depreciation is provided on the straight-line method over the estimated useful lives of buildings and improvements of 39 years. Amortization of lease commissions is provided on the straight-line method over the lives of the related leases.

              In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and Long-lived Assets to Be Disposed Of, the Partnership periodically compares the carrying value of real estate to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future cash flows, the assets are reduced to fair value. There were no required reductions to the carrying value of real estate held for sale or investment made for the years ended December 31, 2001 and 2000. The Partnership increased the allowance for losses on real estate held for sale by $152,000 during the year ended December 31, 1999.

       (i)    Income Taxes

              No provision is made for income taxes since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

 (3)    Loans Secured by Trust Deeds

       Loans secured by trust deeds as of December 31, 2001 and 2000 are as follows:

                                                                  2001                   2000
                                                          --------------------   --------------------

               Income-producing properties                $      180,506,295            169,840,446
               Construction                                       14,773,984             41,417,905
               Unimproved land                                    15,360,822             11,870,113
               Residential                                         3,062,368                145,000
                                                                ------------           ------------

                                                          $      213,703,469            223,273,464
                                                                ============           ============

                First mortgages                           $      205,139,594            212,831,212
                Second mortgages                                   8,563,875             10,377,607
                Third mortgages                                           --                 64,645
                                                                ------------           ------------

                                                          $      213,703,469            223,273,464
                                                                ============           ============

       Scheduled maturities of loans secured by trust deeds as of December 31, 2001 and the interest rate sensitivity of such loans is as follows:

                                                                       Fixed              Variable              Total
                                                                     interest             interest
                                                                       rate                 rate
                                                                --------------------  -----------------   ------------------

                     Year ending December 31:
                         2001 (past maturity)                 $       40,927,437                    --          40,927,437
                         2002                                         85,356,902             2,015,017          87,371,919
                         2003                                         40,702,071             2,038,125          42,740,196
                         2004                                          6,505,507            12,991,754          19,497,261
                         2005                                          1,663,864             3,753,381           5,417,245
                         2006                                                 --                    --                  --
                         Thereafter (through 2018)                     1,383,656            16,365,755          17,749,411
                                                                ----------------         -------------      --------------

                                                              $      176,539,437            37,164,032         213,703,469
                                                                ================         =============      ==============

       Variable rate loans use as indices the one- and five-year Treasury Constant Maturity Index (2.28% and 4.49%, respectively, as of December 31, 2001), the prime rate (4.75% as of December 31, 2001) or the weighted average cost of funds index for Eleventh District savings institutions (3.37% as of December 31, 2001) or include terms whereby the interest rate is increased at a later date. Premiums over these indices have varied from 250-550 basis points depending upon market conditions at the time the loan is made.

       The scheduled maturities for 2001 include approximately $40,927,000 of loans which are past maturity as of December 31, 2001, of which $8,890,000 represents loans for which interest payments are delinquent over 90 days. During the years ended December 31, 2001 and 2000, the Partnership refinanced loans totaling $13,677,000 and $25,126,000, respectively, thereby extending the maturity dates of such loans.

       A majority of the loans made or invested in by the Partnership require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

       The Partnership had an allowance for loan losses equal to $4,425,000 and $4,000,000 as of December 31, 2001 and 2000, respectively. The Partnership's investment in impaired loans consisted of loans delinquent over 90 days as of December 31, 2001 and totals approximately $18,604,000, of which $9,090,000 has a specific related allowance for credit losses totaling approximately $1,610,000. There is a non-specific allowance for credit losses of $2,815,000 for the remaining delinquent loans of $9,514,000 and for other current loans. Of the delinquent loans, approximately $5,327,000 and $5,202,000 were in the process of foreclosure as of December 31, 2001 and 2000.

       Changes in the allowance for loan losses for the year ended December 31, 2001and 2000 were as follows:

                                                                          2001                2000                1999
                                                                     ---------------    ------------------  -----------------

                         Balance, beginning of year              $       4,000,000          4,000,000           3,500,000
                         Provision                                       1,039,645                 --             500,000
                         Charge-offs                                      (614,645)                --                  --
                                                                     ---------------    ------------------  -----------------

                         Balance, end of year                    $       4,425,000          4,000,000           4,000,000
                                                                     ===============    ==================  =================


       The average recorded investment in impaired loans with an allowance established was $11,234,000 and $10,432,000 during the years ended December 31, 2001 and 2000, respectively. Interest income received on impaired loans during the years ended December 31, 2001, 2000 and 1999 totaled approximately $461,000, $559,000 and $213,000, respectively.

       As of December 31, 2001 and 2000, the Partnership's loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 54% ($115,358,000) and 54% ($121,305,000), respectively, of the loan portfolio. The Northern California region (which includes the following counties and all counties north: Monterey, Fresno, Kings, Tulare and Inyo) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate.

       During the year ended December 31, 2000, the Partnership sold for cash full interests in five loans to third parties and to related parties in the amounts of $6,366,000 and $300,000, respectively. The sale of all the loans resulted in no gain or loss in the accompanying financial statements.

       During the year ended December 31, 1999, the Partnership sold for cash full interests in ten loans to third parties and to related parties in the amounts of $7,052,000 and $764,000, respectively. The sale of all the loans resulted in no gain or loss in the accompanying financial statements.

 (4)   Real Estate Held for Sale

       Real estate held for sale includes the following components as of December 31, 2001 and 2000:

                                                                                        2001                   2000
                                                                                 --------------------   --------------------

                         Real estate held for sale                            $         3,778,675              5,547,419
                         Investment in limited liability companies                      3,668,644                     --
                         Investment in limited partnership                                176,743                     --
                         Investment in real estate joint venture                        6,510,899                     --
                                                                                 --------------------   --------------------

                                                                              $        14,134,961              5,547,419
                                                                                 ====================   ====================





       Real estate properties held for sale as of December 31, 2001 and 2000 consists of the following properties acquired through foreclosure in 1993 through 2001:

                                                                        2001               2000
                                                                   ---------------    ---------------

      Light industrial warehouse, Merced, California, net of
          valuation allowance of $350,000 as of December 31,
          2000                                                  $            --            522,121

      Commercial lot/residential development, Vallejo,
          California                                                    361,432            361,432

      Commercial lot, Sacramento, California, net of
          valuation allowance of $250,000 as of December 31,
          2001 and 2000                                                 299,828            299,828

      Manufactured home subdivision development, Ione,
          California, net of valuation allowance of $384,000
          as of December 31, 2001 and 2000                            1,699,931          1,764,367

      Light industrial building, Oakland, California                         --            453,815

      Undeveloped land, Reno, Nevada                                    219,553            219,553

      Commercial building, Sacramento, California                        30,000             30,000

      Commercial building, Gresham, Oregon                              410,423            448,444

      91% interest in 2 residential lots as of December 31,
          2000, Lake Don Pedro, California                                   --            209,130

      Commercial building, San Ramon, California, net of
          valuation allowance of $152,000 as of December 31,
          2000                                                               --          1,238,729

      Commercial building, Roseville, California                        757,508                 --
                                                                   ---------------    ---------------

                                                                $     3,778,675          5,547,419
                                                                   ===============    ===============

       The acquisition of certain of these properties (including the property within the limited liability companies discussed below) resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of approximately $3,369,000, $685,000 and $2,000,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

       During the year ended December 31, 2001, the industrial building located in Merced, California that was acquired by the Partnership through foreclosure in 1993 was sold for $1,000,000, resulting in a gain to the Partnership of approximately $478,000 (net of the allowance for real estate losses established on this property in the amount of $350,000).

       During the year ended December 31, 2001, the light industrial building located in Oakland, California that was acquired by the Partnership through foreclosure in 1997 was sold for cash of $1,328,000, resulting in a gain to the Partnership of approximately $875,000. The commercial building located in San Ramon, California that was acquired by the Partnership through foreclosure in 1999 was sold for cash of $1,390,000, resulting in a gain to the Partnership of approximately $151,000 during 2001. In addition, the house and improved lot located in Lake Don Pedro, California that were acquired by the Partnership through foreclosure in 1999 were sold for cash of $174,000, resulting in a loss to the Partnership of approximately $62,000 during 2001.

       During the year ended December 31, 2001, the Partnership foreclosed on a 2nd mortgage loan secured by an office building located in Roseville, California in the amount of $210,000 and obtained the property via the trustee's sale. The Partnership subsequently paid off the 1st mortgage loan in the amount of approximately $527,000.

       In January 2002, the Partnership foreclosed on a loan in the amount of $2,925,000 and took title to the property (a hotel located in Phoenix, Arizona). The loan is included in loans secured by trust deeds in the accompanying consolidated balance sheet as of December 31, 2001. The Partnership had previously established a loan loss allowance of $1,235,000 on this loan. In addition, in January 2002, the commercial lot located in Vallejo, California that was acquired by the Partnership through foreclosure in 1994 was sold for cash of $1,095,000, resulting in a gain to the Partnership of approximately $734,000.

       During 2000, an industrial building located in Lathrop, California that was acquired by the Partnership through foreclosure in April 2000 was sold for cash of $90,000 and a note of $814,000, resulting in a gain to the Partnership of approximately $142,000. The note was repaid in full by the borrower in 2001. 87 residential lots located in Lake Don Pedro, California that were acquired by the Partnership through foreclosure in 1999 were sold for cash resulting in a gain to the Partnership of approximately $46,000 during 2000. In addition, a residential/retail building located in Oakland, California that was acquired by the Partnership through foreclosure in 1999 was sold for cash resulting in a gain to the Partnership of approximately $92,000 during 2000..

       During 1999, a six-unit residential building located in Oakland, California, in which the Partnership owned a 22% interest, was sold resulting in a gain to the Partnership of $18,000. In addition, a 66-acre residential parcel located in Vallejo, California was sold by the Partnership for cash of $500,000 and a note of $1,000,000 resulting in a gain to the Partnership of $822,000. The note was repaid in full by the borrower in 2001.

       (a)        Investment in Limited Partnership

              During the year ended December 31, 2001, the Partnership entered into a limited partnership, University Hills, L.P. (University Hills) with two other unrelated developers for the purpose of developing, leasing and selling an apartment complex on 5.3 acres of undeveloped land located in Reno, Nevada (which was acquired through foreclosure by the Partnership in 1996). As of December 31, 2001, the land had not been contributed into University Hills by the Partnership. The Partnership is a limited partner in University Hills. An unrelated entity is the managing general partner. The partners in University Hills may make additional capital contributions and/or partnership loans, as may be necessary from time to time. All capital contributions will earn a return equal to 10% per annum and any loans will be paid a rate equal to 15% per annum. The Partnership has a 50% interest in the cash flow of University Hills after all capital contributions and 10% return have been paid to the partners. As of December 31, 2001, the Partnership had advanced an additional $176,743 to University Hills for design and development costs. There was no income or expense recognized by University Hills during 2001.




       (b)    Investment in Limited Liability Companies

              Oregon Leisure Homes, LLC

              In June 2001, eight condominium units that secured a Partnership loan in the total amount of $1,045,000 were transferred by the borrower via a statutory warranty deed to a new entity named Oregon Leisure Homes, LLC (OLH), which was formed between the Partnership and an unrelated developer. OLH was formed to complete development and sales of the condominium units. The Partnership is co-manager of OLH along with the other member and is to receive 70% of the profits or losses. As such, the assets and liabilities of OLH have been consolidated into the accompanying consolidated balance sheet of the Partnership. There was no income or expense recognized by OLH during 2001. As of December 31, 2001, the Partnership had advanced approximately $557,000 to OLH for construction and other related development costs. The Partnership's total investment in OLH was approximately $1,602,000 as of December 31, 2001.

              Dation, LLC

              In July 2001, a mobile home park located in Lake Charles, Louisiana that secured a Partnership loan in the amount of $2,113,600 was transferred by the borrower to a new entity named Dation, LLC (Dation), which was formed between the Partnership and an unrelated developer. The Partnership is advancing funds to Dation to finish the remaining lots under the existing loan terms and may provide additional financing to Dation. The Partnership is co-manager of Dation and is to receive 50% of the profits and losses. The net loss to the Partnership was approximately $79,000 for the year ended December 31, 2001. The Partnership also recognized $128,000 in interest income from its loan to Dation. As of December 31, 2001, the Partnership had advanced an additional $32,000 to Dation, net of repayments in the amount of $10,000, under the existing loan for development costs. The Partnership's total investment in Dation was approximately $2,067,000 as of December 31, 2001.

       (c)   Investment in Real Estate Joint Venture

              The Partnership has a construction loan made on a housing development located in Hayward, California. The loan is reported in the financial statements as an investment in a real estate joint venture to account for the investment pursuant to accounting guidelines for acquisition, development and construction arrangements. The balance of this loan of $1,980,447 as of January 1, 2001 was transferred from loans secured by trust deeds to real estate held for sale in the accompanying consolidated financial statements. The Partnership is to receive interest on its advances to the joint venture at the rate of 10.25% per annum and is to receive 30% of the net profits within the joint venture once all units have been sold. The Partnership's investment in the joint venture was approximately $6,511,000 as of December 31, 2001.


(5)    Real Estate Held for Investment

       Real estate held for investment is comprised of the retail property located in Greeley, Colorado held within the corporate joint venture (see below), an office building and undeveloped land located in Monterey, California and a light industrial building located in Paso Robles, California and is comprised of the following as of December 31, 2001 and 2000:

                                                                      2001                      2000
                                                                      ----                      ----
               Land                                       $           4,924,291                  4,924,291
               Buildings                                              8,273,043                  7,459,271
               Improvements                                           1,095,212                    674,218
               Other                                                    111,206                    127,625
                                                              -----------------            ---------------
                                                                     14,403,752                 13,185,405
               Less: Accumulated depreciation
                     and amortization                                  (339,088)                  (107,216)
                                                              -----------------           ----------------
                                                          $          14,064,664                 13,078,189
                                                              =================           ================

       Depreciation and amortization expense was $232,000 and $101,000 for the years ended December 31, 2001 and 2000, respectively.

       Investment in Corporate Joint Venture

       In 1995, the Partnership foreclosed on a $571,853 loan and obtained title to a commercial lot in Los Gatos, California that secured the loan. In 1997, the Partnership contributed the lot to a limited liability company (the Company) formed with an unaffiliated developer to develop and sell a commercial office building on the lot. The Partnership provided construction financing to the Company at the rate of prime plus two percent.


       During the years ended December 31, 2000 and 1999, the Partnership advanced an additional $2,864,000 and $1,417,000, respectively, to the Company for development. In addition, the Partnership received repayment of advances from the Company in the amount of $581,000 during the year ended December 31, 2000.

       Construction of the building was substantially completed in June 2000. Prior to the sale of the building in July 2000, the Company entered into a reverse, like-kind exchange, whereby the proceeds attributable to the Partnership's interest in the Company from the sale of the building (approximately $3,338,000), net of repayment of the outstanding advances to the Partnership in the amount of $3,858,000, were reinvested into the purchase of a retail commercial development in Greeley, Colorado, which will be held for investment purposes. The purpose of this exchange was to defer the recognition of gain for tax purposes to the Company and, hence, the Partnership. The sale resulted in a book gain to the Partnership of approximately $2,691,000. The Company also incurred a note payable in the amount of $6,023,000 as part of the purchase of the new property. A new member that will act as the property manager of the Greeley property was admitted to the Company in August, 2000.

       Operation of the new property began in August 2000, and net income to the Partnership was approximately $186,000 and $110,000 for the years ended December 31, 2001 and 2000, respectively. The assets, liabilities, income and expenses of the Company have been consolidated into the accompanying consolidated balance sheets and income statements of the Partnership. The minority interest of the joint venture partner of $108,000 and $102,000 as of December 31, 2001 and 2000, respectively, is reported in the accompanying consolidated balance sheets. The net book value of the Company's land and improvements included in real estate held for investment in the accompanying consolidated balance sheets was approximately $10,473,000 and $9,443,000 as of December 31, 2001 and 2000, respectively.

 (6)   Note Payable

       The Partnership has a note payable with a bank through its investment in the limited liability company (see note 5), which is secured by the retail development in Greeley, Colorado. The note requires monthly interest payments with the balance of unpaid principal and interest due on May 22, 2003. The interest rate on the note is variable based on the LIBOR rate plus 2.75% (5.38% at December 31, 2001). Interest expense for the years ended December 31, 2001 and 2000 was approximately $429,000 and $235,000, respectively. The principal balance on the note as of December 31, 2001 and 2000 was approximately $6,920,000 and $6,023,000, respectively. The Company also has the option to draw an additional $473,000 on the note for capital expenditures, tenant improvements or leasing commissions. The note contains certain covenants, which the Company has complied with as of December 31, 2001.

(7)    Line of Credit

       The Partnership finalized a line of credit agreement with a group of banks in August 2001, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $20,000,000. There was no balance outstanding on the line of credit as of December 31, 2001. Borrowings under this line of credit bear interest at the bank's prime rate, which was 4.75% as of December 31, 2001.The line of credit expires on July 31, 2003. The Partnership is required to maintain a non-interest bearing account in the amount of $250,000 with one of the banks. The agreement requires the Partnership to meet certain financial covenants including minimum tangible net worth and total liabilities to tangible net worth. The Partnership has complied with these covenants as of December 31, 2001.

(8)    Partners' Capital

       In December 1998, the limited partners voted to amend the Partnership Agreement and there were further amendments by OFG in February 1999, April 2000 and March 2001. All such changes have been incorporated into this note and elsewhere in the consolidated financial statements where applicable.

       (a)    Allocations, Distributions and Withdrawals

              In accordance with the Partnership Agreement, the Partnership's profits, gains and losses are allocated to each limited partner and OFG in proportion to their respective capital accounts.

              Distributions of net income are made monthly to the limited partners in proportion to their weighted-average capital accounts as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be distributed to partners in January of the subsequent year based on their capital accounts as of December 31.

              The Partnership makes monthly net income distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $14,533,203, $12,689,435 and $10,703,230 for the years ended December 31, 2001,
              2000, and 1999, respectively. Reinvested distributions are not shown as partners' cash distributions or proceeds from sale of partnership units in the accompanying consolidated statements of partners' capital and cash flows.

              The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 61 to 91 days after written notices are delivered to OFG, subject to the following limitations, among others:

              o No withdrawal of units can be requested or made until at least one year from the date of purchase of those units, other than units received under the Partnership's Reinvested Distribution Plan.

              o Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

              o A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

              o The general partner is not required to establish a reserve fund for the purpose of funding such payments.

              o No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

       (b)    Carried Interest of General Partner

              OFG has contributed capital to the Partnership in the amount of 0.5% of the limited partners' aggregate capital accounts and, together with its carried interest (formerly "promotional interest"), OFG has an interest equal to 1% of the limited partners' capital accounts. This carried interest of OFG of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to OFG's capital account as additional compensation. As of December 31, 2001, OFG had made cash capital contributions of $1,350,116 to the Partnership. OFG is required to continue cash capital contributions to the Partnership in order to maintain its required capital balance.

              The carried interest expense charged to the Partnership was $173,292, $102,212 and $67,907 for the years ended December 31, 2001, 2000 and 1999, respectively.

(9)    Contingency Reserves

       In accordance with the Partnership Agreement and to satisfy the Partnership's liquidity requirements, the Partnership is required to maintain contingency reserves in an aggregate amount of at least 1-1/2% of the capital accounts of the limited partners. The cash capital contribution of OFG (amounting to $1,350,116 as of December 31, 2001), up to a maximum of 1/2 of 1% of the limited partners' capital accounts will be available as an additional contingency reserve, if necessary.

       The contingency reserves required as of December 31, 2001 and 2000 were approximately $5,413,000 and $4,743,000, respectively. Certificates of deposit and certain cash equivalents as of the same dates were accordingly maintained as reserves.

(10)   Income Taxes

       The net difference between partners' capital per the Partnership's federal income tax return and these financial statements is comprised of the following components:

                                                                                           2001                  2000
                                                                                    -------------------   --------------------

                        Partners' capital per financial statements               $       272,286,714           238,757,190
                        Accrued interest income                                           (2,358,962)           (2,015,630)
                        Allowance for loan losses                                          4,425,000             4,000,000
                        Allowance for real estate held for sale and investment               834,000             1,336,000
                        Accrued distributions                                                625,645               641,764
                        Tax-deferred gains on sales of real estate                        (2,690,850)           (3,442,651)
                        Other                                                                205,816               243,524
                                                                                    -------------------   --------------------

                        Partners' capital per federal income tax return          $       273,327,363           239,520,197
                                                                                    ===================   ====================

(11)   Transactions with Affiliates

       OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership's mortgage loans at the end of the twelve months in the calendar year for services rendered as manager of the Partnership.

       All of the Partnership's loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans.

       OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed 1/12 of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the 12 months is equal to or less than the stated limits. Management fees amounted to approximately $3,438,000, $3,914,000 and $2,653,000 for the years ended December 31,
       2001, 2000 and 1999, respectively, and are included in the accompanying consolidated statements of income. Service fees amounted to approximately $572,000, $531,000 and $480,000 for the years ended December 31, 2001,
       2000 and 1999, respectively, and are included in the accompanying consolidated statements of income. As of December 31, 2001 and 2000, the Partnership owed management and servicing fees to OFG in the amounts of $1,272,000 and $569,000, respectively.

       The maximum servicing fees were paid to OFG during the years ended December 31, 2001, 2000 and 1999. If the maximum management fees had been paid to OFG during the years ended December 31, 2001, 2000 and 1999, the management fees would have been $6,287,000 (increase of $2,849,000), $5,845,000 (increase of $1,931,000) and $5,276,000 (increase of
       $2,623,000), respectively, which would have reduced net income allocated to limited partners by approximately 13.0%, 8.7% and 15.2%, respectively, and net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.07, $.09 and $.07, respectively. In determining the yield to the partners and hence the management fees, OFG may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. Large fluctuations in the management fees paid to the General Partner are normally a result of extraordinary items of income or expense within the Partnership (such as gains or losses from sales of real estate, large increases or decreases in delinquent loans, etc.). Thus, OFG expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and OFG may again receive less than the maximum management fees in the future. However, if OFG chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced.

       OFG receives all late payment charges from borrowers on loans owned by the Partnership, pursuant to the terms of the Partnership Agreement. Such charges are in addition to the normal monthly loan payments and totaled approximately $1,297,000, $1,118,000, and $395,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

       OFG originates all loans the Partnership invests in and receives a loan origination fee from borrowers. Such fees earned by OFG amounted to approximately $6,990,000, $7,936,000 and $6,681,000 on loans originated of $166,264,000, $117,409,000 and $119,404,000 for the years ended
       December 31, 2001, 2000 and 1999, respectively. Such fees as a percentage of loans purchased by the Partnership were 4.2%, 6.8% and 5.6% for the years ended December 31, 2001, 2000 and 1999, respectively. In the year ended December 31, 2000, two loans in the total amount of $45,419,000 had loan origination fees totaling $4,542,000. In the year ended December 31, 1999, one loan in the amount of $12,025,000 had a loan origination fee of $2,900,000.

       During the year ended December 31, 2000, OFG purchased two delinquent loans from the Partnership at face value in the total amount of $1,178,000 for a note with interest at 9% per annum. The notes were repaid in full during 2000. Included in loans secured by trust deeds as of December 31, 1998 was a note in the amount of $180,000, which was secured by a property owned by an affiliate of OFG. The loan earned interest at 8% per annum and was repaid during 1999. The Partnership earned interest income of approximately $56,000 and $4,000 during the years ended December 31, 2000 and 1999, respectively, from OFG and affiliates under loans secured by trust deeds.

 (12)  Net Income per Limited Partner Unit

       Net income per limited partnership unit is computed using the weighted average number of limited partnership units outstanding during the year. These amounts were 256,208,924, 225,427,296 and 206,607,637 for the years ended December 31, 2001, 2000 and 1999, respectively.

 (13)  Rental Income

       The Partnership's real estate properties held for investment are leased to tenants under noncancellable leases with remaining terms ranging from one to eight years. Certain of the leases require the tenant to pay all or some operating expenses of the properties. The future minimum rental income from noncancellable operating leases due within the five years subsequent to December 31, 2001, and thereafter are as follows:

                               Year ending December 31:
                               2002                               $  1,410,605
                               2003                                  1,084,875
                               2004                                    889,527
                               2005                                    705,132
                               2006                                    350,891
                               Thereafter (through 2008)               241,050
                                                                   -----------

                                                                  $  4,682,080
                                                                   ===========

(14)    Fair Value of Financial Instruments

       The Financial Accounting Standards Board's Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value for certain of the Partnership's assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

       (a)   Cash and Cash Equivalents and Commercial Paper

              The carrying amount approximates fair value because of the relatively short maturity of these instruments.

       (b)   Loans Secured by Trust Deeds

              The carrying value of these instruments of $213,703,469 approximates the fair value as of December 31, 2001. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $4,425,000 as of December 31, 2001 is also considered in evaluating the fair value of loans secured by trust deeds.

        (c)    Note Payable

              The carrying value of the Partnership's note payable of $6,919,829 approximates the fair value as of December 31, 2001. The fair value is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Partnership for debt of the same remaining maturities.

(15)  Selected Quarterly Financial Data (Unaudited)

                                                    First         Second        Third         Fourth
                                                   Quarter       Quarter       Quarter       Quarter            Year
                                                 ------------- ------------- ------------- -------------    --------------
        Revenues:
        2001                                   $    7,768,681     7,037,933     7,562,520     7,110,431   $    29,479,565
        2000                                        5,647,402     5,920,046     9,556,144     7,144,839   $    28,268,431

        Expenses:
        2001                                        1,296,163     1,868,839     2,120,416     2,304,923         7,590,341
        2000                                        1,170,686       983,717     1,701,959     1,877,013         5,733,375

        Net Income Allocated to
        General Partner
        2001                                           63,558        50,588        52,570        47,431           214,147
        2000                                           44,004        48,514        77,324        51,842           221,684

        Net Income Allocated to
        Limited Partners
        2001                                        6,408,960     5,118,506     5,389,534     4,758,077        21,675,077
        2000                                        4,432,712     4,887,815     7,776,861     5,215,984        22,313,372

        Net Income Allocated to Limited
        Partners per Weighted Average
        Limited Partnership Unit
        2001                                   $         0.03          0.02          0.02          0.02   $          0.08
        2000                                             0.02          0.02          0.03          0.03   $          0.10



               Report of Independent Certified Public Accountants





Board of Directors
Owens Financial Group, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries, as of December 31, 2001. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Owens Financial Group, Inc. and Subsidiaries, as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


/S/ GRANT THORNTON LLP


Reno, Nevada
February 13, 2002



                             Owens Financial Group, Inc. and Subsidiaries

                                      CONSOLIDATED BALANCE SHEET

                                           December 31, 2001

                                                ASSETS

Cash and cash equivalents                                                                  $  7,801,281
Receivables from affiliates                                                                   1,272,043
Trust deeds held for sale                                                                     2,539,196
Investment in delinquent loans, less allowance for losses of $50,000                             93,717
Trust deeds receivable, less allowance for losses of $485,000
                                                                                              7,386,199
Investment in limited partnership                                                             3,404,246
Other investments                                                                             5,828,341
Notes receivable from shareholders                                                              381,830
Real estate held for sale                                                                     3,635,986
Property and equipment, net of accumulated depreciation of $689,002                             681,088
Other assets                                                                                     49,023
                                                                                 -----------------------

                                                                                          $  33,072,950
                                                                                 =======================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
      Accounts payable and accrued expenses                                                 $   587,514
      Mortgage payable                                                                          148,228
      Note payable to bank                                                                    2,539,196
      Notes payable to former shareholders                                                    6,947,009
      Income taxes payable                                                                        2,885
                                                                                 -----------------------
              Total liabilities                                                              10,224,832
                                                                                 -----------------------

Shareholders' equity:
      Class A Common Stock, $1 par value, authorized 1,000,000 shares issued and outstanding 47,500
                                                                                                 47,500
      Class B - Nonvoting Common Stock, $.00 par value,
       authorized 10,000,000 shares issued and outstanding 427,500                              353,669
      Treasury Stock, at cost, 13,333 shares                                                (7,647,009)
      Additional paid-in capital                                                              1,281,497
      Retained earnings                                                                      29,183,393
      Notes receivable from shareholders                                                      (438,596)
      Accumulated other comprehensive income                                                     67,664
                                                                                 -----------------------
              Total shareholders' equity                                                     22,848,118
                                                                                 -----------------------
                                                                                          $  33,072,950
                                                                                 =======================

         The accompanying notes are an integral part of this statement.

<

                  Owens Financial Group, Inc. and Subsidiaries

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                December 31, 2001


Note A - Organization

      Owens Financial Group, Inc. (the Company) was incorporated in 1981 in the State of California. The Company is engaged in originating and servicing real estate loans secured by deeds of trust for private and institutional investors.


Note B - Summary of Significant Accounting Policies

      1.  Basis of Presentation
      The accompanying consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries, Investors' Yield, Inc. (IY) and Owens Securities Corporation (OSC). The primary business of IY is to act as trustee under deeds of trust securing promissory notes. The primary business of OSC is to market the limited partnership units of Owens Mortgage Investment Fund (OMIF), a California limited partnership for which the Company serves as the general partner. OSC is registered with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. All significant intercompany transactions have been eliminated in consolidation.

      The preparation of the balance sheet, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

      2.  Cash and Cash Equivalents
      Cash and cash equivalents include interest-bearing bank deposits and short-term investments with original maturities of three months or less. Cash and cash equivalents include approximately $7,404,000 invested in money market funds at December 31, 2001.

      3.  Revenue Recognition
      Loans originated by the Company are sold to OMIF and other investors. Loan origination fees and direct loan origination costs are recognized as revenue and expense, respectively, at the time the related loans are funded in escrow as such loans are generally sold immediately to investors.

      Loan administration fees are earned for servicing and processing real estate mortgage loans owned by private and institutional investors, including OMIF. Servicing fees are generally calculated as a percentage of the outstanding principal balances of the loan services and are recorded as income when earned. Processing fees include prepayment penalties, loan referrals, processing, and promotional fees. Processing fees are also recorded as income when earned. The maximum servicing fee payable by OMIF is .25% per annum of the average unpaid principal balance of the loans.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note B - Summary of Significant Accounting Policies - Continued

      3.  Revenue Recognition - Continued
      The Company is entitled to receive from OMIF a management fee of up to 2.75% per annum of the average unpaid balance of OMIF's mortgage loans at the end of each of the preceding twelve months for services rendered as manager of OMIF.

      The Company, at its sole discretion may, on a monthly basis, adjust the management and servicing fees charged to OMIF as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed one-twelfth of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the twelve months is equal to or less than the stated limits.

      In determining the management fees, the Company may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. Large fluctuations in the management fees are normally a result of extraordinary items of income or expense within OMIF (such as gains or losses from sales of real estate, large increases or decreases in delinquent loans, etc.). Thus, the Company expects that the management fees that it receives from OMIF will vary in amount and percentage from period to period, and the Company may again receive less than the maximum management fees in the future.

      The Company receives late payment charges from borrowers who make delinquent payments. Such charges are in addition to the normal monthly loan payments and are recognized as revenue by the Company when collected.

      Trust deeds receivable are recorded at cost. Interest income on trust deeds is accrued by the effective interest method. The Company does not recognize interest income on trust deeds once they are determined to be impaired until the interest is collected in cash. A trust deed is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the trust deed agreement or when the payment of principal or interest is 90 days past due. Cash receipts are allocated to interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Company's investment in the trust deed is fully recoverable.

      4.  Investment in Delinquent Loans
      Investment in delinquent loans consists mainly of fees and expenses paid on trust deed investments held for sale, including foreclosure fees and property taxes. These fees will be reimbursed upon the sale of the trust deed investment. At December 31, 2001, the Company has recorded an allowance of $50,000 for losses on the investment in delinquent loans. The Company believes this allowance provides adequately for any potential losses that may occur.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note B - Summary of Significant Accounting Policies - Continued

      5.  Allowance for Loan Losses
      The Company maintains an allowance for possible credit losses on mortgage loans. Additions to the reserve are based on an assessment of certain factors including, but not limited to, estimated future losses on the loans, and general economic conditions. Additions to the reserve are provided through a charge to earnings. Actual losses on loans are recorded as a charge-off or a reduction to the loan loss reserve. Subsequent recoveries of amounts previously charged off are added back to the reserve.

      The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the underlying collateral.

      6.  Investment in Limited Partnership
      Investment in limited partnership reflects the Company's equity basis in OMIF. Under the equity method of accounting, the original investment is recorded at cost and is adjusted periodically to recognize additional investments made by the Company and the Company's share of profits, losses and distributions after the date of acquisition.

      7.  Other Investments
      Other investments consist of investments in joint ventures, marketable securities and other equity investments. The Company accounts for its investments in the preferred stock of privately owned corporation at cost less any valuation allowance required for impairments in fair value. Dividends from the preferred stock are recognized as income when received.

      The Company's investments in marketable equity securities are held for an indefinite period and thus are classified as available-for-sale. Available-for-sale securities are recorded at fair value on the balance sheet, with the change in fair value during the period excluded from earnings as a component of other comprehensive income.

      The Company accounts for its investments in joint ventures under the equity method of accounting. The joint venture investments in real estate are carried at the lower of cost or estimated fair value, less estimated costs to sell. The Company increases or decreases its investments by advances or distributions made to the joint venture. Any profit generated from the investments in joint ventures is recorded as a gain on investment.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note B - Summary of Significant Accounting Policies - Continued

      8.  Real Estate Held for Sale
      Real estate held for sale is carried at the lower of cost or estimated fair value, less estimated costs to sell. Cost includes the outstanding principal balance of the former mortgage loan plus advances made to OMIF or other investors for delinquent interest and other payments in the period prior to acquisition and the costs of obtaining title and possession. After acquisition of the real estate, a valuation allowance may be established to provide for estimated selling costs and any subsequent declines in fair value. Such valuation allowances are charged to provision for real estate held for sale in the expense section of the Statements of Income. Any operating or holding costs associated with the ownership and operation of real estate held for sale are charged to net rental operations in the expense section of the statements of income. Net rental operations includes rental income, operation expenses, and interest costs of mortgages encumbering the real estate.

      In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of, the Company periodically compares the carrying value of real estate to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future cash flows, the assets are reduced to fair value.

      9.  Property and Equipment
      Property and equipment include property, furniture, equipment and leasehold improvements stated at cost less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method over an estimated life of between thirty and forty years. Furniture and equipment is depreciated using an accelerated method over the estimated useful lives of the respective assets (generally five to seven years).

      10. Income Taxes
      The Company is a qualified Subchapter S corporation for federal income tax and state franchise tax reporting, and therefore, the income of the Company is includable in the income tax returns of the shareholders.

      11.  New Accounting Pronouncements

      SFAS 141 and 142:
      On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

      o all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note B - Summary of Significant Accounting Policies - Continued

      11.  New Accounting Pronouncements  - Continued

      SFAS 141 and 142: - Continued
      o intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

      o goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

      o effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

      o all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

      The Statements will not have a material impact on the Company's consolidated balance sheet.

      SFAS 143:
      In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. The new rules apply to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal operation of a long-lived asset. SFAS 143 is effective at the beginning January 1, 2003. We believe the adoption of SFAS 143 will not, at this time, have a material impact on our consolidated balance sheet.

      SFAS 144:
      In August 2001, the Financial Accounting Standards Board issued SFAS 144, Accounting for the Impairment or Disposition of Long Lived Assets. This Statement supersedes SFAS 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of, and Accounting Principles Board Opinion No. 30, Reporting Results of Operations - Reporting the Effect of Disposals on a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. This Statement retains the fundamental provisions of SFAS 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of business to be disposed of. The provisions of this Statement are required to be adopted no later than fiscal years beginning after December 31, 2001, with early adoption encouraged. We are currently evaluating the impact of the adoption of SFAS 144 but do not expect its impact to be material to the Company's consolidated balance sheet.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note C - Financial Instruments with Concentrations of Credit Risk

      Financial instruments with concentration of credit and market risk include cash, trust deeds receivable, and other investments.

      The Company maintains its cash balances at a financial institution, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

      Substantially all of the trust deeds receivable purchased by the Company are fixed rate loans secured by a first deed of trust. Maturities on the trust deeds receivable range from one to thirteen years.

      Concentration of trust deeds receivable exist in northern California with approximately 89%. As such, the Company has significant geographic concentration of credit risk that may be adversely affected by periods of economic decline.

      Concentration of trust deeds receivable products consists in income producing loans. As such, the Company has a significant product concentration of credit risk that may be adversely affected by periods of economic decline.

      A significant portion of the Company's trust deeds receivable will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

      Concentration of other investments exists in available-for-sale securities and real estate joint ventures. At December 31, 2001, an available-for-sale security represent 17.6% of other investments and two real estate joint ventures represent 36.1% and 21.5%, respectively, of other investments. As such, the Company has significant concentrations in other investments that may be effected by economic decline of these investments.


Note D - Fair Value of Financial Instruments

      The Financial Accounting Standards Board's Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value for certain of the Company's assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

      1.  Cash and Cash Equivalents and Commercial Paper
      The carrying amount approximates fair value because of the relatively short maturity of these instruments.

      2.  Trust Deeds
      The carrying value of these instruments approximates the fair value as of December 31, 2001. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The allowance for loan losses of $485,000, as of December 31, 2001, is also considered in evaluating the fair value of loans secured by trust deeds.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note D - Fair Value of Financial Instruments - Continued

      3.  Note Payable
      The carrying value of the Company's note payable approximates their fair value as of December 31, 2001. The fair value is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

      4.  Other Investments
      Other investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using current financial data of the investment.


Note E - Trust Deeds

      Trust deeds receivable represent portions of real estate mortgages purchased by the Company and held for investment purposes and outstanding advances which are converted by the Company to secured notes receivable. Such trust deeds have varying maturities through 2014 and have effective interest rates ranging from 5.0% to 25%.

      Scheduled maturities of trust deed receivables, as of December 31, 2001, is as follows:

        Years ending December 31,
                        2001 (past maturity)       $1,528,209
                        2002                        1,097,699
                        2003                        3,669,352
                        2004                          738,846
                        2005                            6,426
                        2006                          128,993
                        Thereafter                    701,674
                                                --------------
                                                   $7,871,199
                                                ==============

      The scheduled maturities for 2001 include approximately $1,528,000 of trust deeds, which are past maturity as of December 31, 2001, of which $847,334 represents trust deeds for which interest payments are delinquent over 90 days.

      The Company had an allowance for trust deed losses equal to $485,000, as of December 31, 2001. The Company's investment in impaired trust deeds consisted of trust deeds delinquent over 90 days, as of December 31, 2001, and totals $1,534,635, of which a specific related allowance for credit losses is recorded totaling $443,737. There is a non-specific allowance for credit losses of $41,263 for the remaining trust deeds. Of the delinquent trust deeds, approximately $847,334 were in the process of foreclosure as of December 31, 2001.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note E - Trust Deeds - Continued

      Changes in the allowances for trust deeds receivable and investment in delinquent loans, for the year ended December 31, 2001:

        Balance, beginning of year             $410,000
        Provision                               125,000
        Charge-offs                                 -
                                           -------------

        Balance, end of year                   $535,000
                                           =============

      Trust deeds held for sale consist of loans that have been funded and are awaiting sale to investors. Such deeds are valued at the lower of historical cost or current market value as determined by outstanding commitments from investors and generally relate to properties located in California.


Note F - Receivables from Affiliates

      Receivables of $1,272,043 at December 31, 2001 represent management, servicing and late fees due from OMIF.


Note G - Investment in Limited Partnership

      OMIF is engaged in the business of investing in real estate loans secured by trust deeds. As of December 31, 2001, OMIF's total investment in loans was approximately $213,703,000. The Company is a general partner of OMIF. Investment in limited partnership represents the Company's 1% general partner interest and an investment in limited partnership units of OMIF totaling $3,404,246 as of December 31, 2001.


Note H - Notes Receivable from Shareholders

      Notes receivable from shareholders represent amounts advanced to shareholders. Substantially all of these notes bear interest at 4.75% per annum with unpaid principal and accrued interest due December 31, 2004. One note in the amount of $33,750 bears interest at 8% with interest payable quarterly and unpaid principal and interest due October 31, 2004.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note I - Other Investments

              Other investments at December 31, 2001 consist of the following:

        Available-for-sale securities                         $1,356,643
        Preferred and common stock of corporations             1,113,414
        Real estate joint ventures                             3,358,284
                                                            ------------

                                                              $5,828,341
                                                            ============

                                                         Investment in
                                                      Available-for-Sale
                                                          Securities
                                                      --------------------

        Cost basis                                            $1,288,979
        Gross unrealized gains (losses)                           67,664
                                                           -------------

        Fair value                                            $1,356,643
                                                           =============

      The Company's investments in preferred and common stock of corporations consist of minority interests in startup companies.

      Investments in Real Estate Joint Ventures

      The Company has two trust deeds accounted for as investments in real estate joint ventures for properties located in Walnut Creek and Visalia, California. These trust deeds are reported in the financial statements as an investment in a real estate joint venture to account for the investment pursuant to accounting guidelines for acquisition, development and construction arrangements. The Company is to receive interest on its advances to these joint ventures at the rates of 12% to 13% per annum and is to receive 30% to 50% of the net profits (losses) within the joint ventures. During the year ended December 31, 2001, the Company has advanced $1,280,200 to these joint ventures.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note J - Real Estate Held for Sale

      Real estate held for sale as of December 31, 2001 consists of the following:

        Commercial property, Turlock, California.                    $   145,842

        Residential development, Sonora Vista, California              2,448,075

        Light industrial property, Napa, California.                     169,609

        Motel, restaurant and mini market, Pioneer, California           872,460

        Restaurant and health facilities, Kiahuna, Kauai                       -
                                                                      ----------

                                                                     $ 3,635,986
                                                                      ==========

      The Company has classified certain real estate held for sale related to its investment in a restaurant and health facilities located in Kiahuna, Kauai, as Assets Held For Sale. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, the Company recorded an impairment loss associated with this investment. The Company considers continued operating losses to be its primary indicators of potential impairment. Impairment was recognized when the future undiscounted cash flows of the facility were estimated to be insufficient to cover the related carrying value. As such, the carrying value of the asset was written down to the Company's estimate of fair value. Fair value was based on expected cash flows from the subsequent sale of the facility. As of December 31, 2001, this asset has no remaining carrying value.


Note K - Mortgage Payable

      Mortgage payable at December 31, 2001 consists of the following:

        Mortgage payable to a financial institution,
        principal and interest of $858, payable monthly at
        4% through February of 2004.                            $148,229
                                                              ===========

      The mortgage payable is secured by real estate held for sale by the Company.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note L - Note Payable to Bank

      The Company has a line of credit agreement with a group of banks which provides interim financing on mortgage loans originated by the Company for sale to OMIF or to outside investors. The amount of credit available under this line is $20,000,000, of which $2,539,196 was outstanding at December 31, 2001. The line of credit is secured by a first lien security interest in all of the Company's business personal property. These borrowings are short-term in nature and are repaid within a couple days once the related loans are sold to OMIF or outside investors. The Company has the option to use up to $4,000,000 of the line of credit for general corporate purposes. The amount of credit available is reduced by any letters of credit outstanding, which was $63,840 at December 31, 2001.

      Borrowings under this line of credit bear interest at the bank's prime rate, which was 4.75% at December 31, 2001. The line of credit expires on July 31, 2003. Management expects to renew the line of credit in the normal course of business.

      The agreement requires the Company to meet certain financial covenants including minimum tangible net worth and total liabilities to tangible net worth. The Company has complied with these covenants as of December 31, 2001.


Note M - Notes Payable to Former Shareholders

      In 1998 and 2001, the Company repurchased 32,000 and 13,333 shares of common stock from retiring and existing personnel for a promissory note payable of $4,792,605 and $7,647,009, respectively. As of December 31, 2001, the balance on the notes payable to former shareholders was $6,947,009. The remaining promissory note is scheduled for annual repayments through 2005, subject to established restrictions set by the Company. These restrictions state primarily that scheduled annual repayments are not to exceed 20% of either the Company's net worth or average cash balance in the six months immediately prior to the cash payment. The Company is anticipating paying $2,000,000 of principal per year, subject to the above restrictions.

      The promissory notes issued to the former shareholders require monthly interest payments on the outstanding balance at the prime rate of interest with a floor rate of 8%. The applicable rate as of December 31, 2001 was 8%.


Note N - Profit Sharing and Pension Plans

      The Company maintains defined contribution profit sharing and pension plans (the Plans) covering substantially all full-time employees. Contributions to the Plans are determined by the rules of the Plans and the Board of Directors and are dependent on gross payroll of eligible employees and statutory limitations of the Internal Revenue Code.

Note O - Incentive Stock Options

      The shares issued under options exercised were issued in exchange for notes receivable. The aggregate outstanding balance of notes receivable from shareholders of $438,596 as of December 31, 2001 bears interest at 6% with a maturity date of March 1, 2008.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note P - Commitments

      The Company leases its offices under a noncancelable operating lease from a partnership in which the Company is a partner. The lease expires September 30, 2009. There are no renewal options in the lease terms. The Company is required to pay all operating expenses of the property. The annual base rent of $142,680 is subject to adjustment each year, beginning October 1, 1999, for increases in a defined index. The Company also assumed a land lease on a foreclosed property. The lease expires August 2007 and requires annual lease payments of $56,000 to $66,500 through the term of the agreement.

      The Company receives rental income on various noncancelable operating leases on real estate held for sale. These leases expire from November 2002 to March 2003 and require payments of $950 to $1,015 per month.

      Future minimum rental payments for operating leases, net of rental income, are as follows:

        Years ending December 31,
                        2002                       $   177,130
                        2003                           207,280
                        2004                           209,180
                        2005                           209,180
                        2006                           209,180
                        Thereafter                     458,870
                                                  -------------
                                                   $ 1,470,820
                                                  =============


Note Q - Loan Administration

      As of December 31, 2001, the Company serviced 148 loans, owned by private and institutional investors, including OMIF. Such serviced loans amounted to approximately $254,215,000 at December 31, 2001, including approximately $213,703,000 of loans owned by OMIF. The serviced loans are not included in the accompanying consolidated financial statements.

                  Owens Financial Group, Inc. and Subsidiaries

                                December 31, 2001


Note R - Capital Transactions

      On August 7, 2000, the Company authorized the issuance of two classes of Common Stock, one million shares of Class A - Voting Common and ten million shares of Class B - Nonvoting Common. The 47,500 shares outstanding of Common Voting are now designated Class A - Voting Common Shares.

      On September 28, 2000, the Company approved and issued a stock dividend of 427,500 shares of Class B - Nonvoting Common stock, payable to shareholders of record on September 21, 2000, whereas nine shares of Class B - Nonvoting Common Stock was distributed to the order of each share of Class A - Voting Common Shares outstanding. Further, on September 28, 2000, the Company issued 9,025,000, thirty-five year warrants to purchase Class B - Nonvoting Common Stock at $2.012 per share to shareholders of record on September 21, 2000.

      On October 1, 2000, the 427,500 shares of Class B - Nonvoting Common Stock were donated to a non-profit organization (organization) by the shareholders. The Company entered into a redemption agreement with the organization to purchase the shares at fair value after October 15, 2003 upon presentation. The organization's right to present the shares for redemption expires on April 15, 2004. The fair value of the shares on the date of this transaction was $2.189 per share, as determined by an independent appraisal. The total redemption value at presentation is estimated at $936,000. The Company will accrete the redemption value as a dividend of the Class B - Nonvoting Common Stock over the life of the redemption agreement and has recorded $276,755 of accretion as of December 31, 2001.

                                                                  EXHIBIT A

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                           SIXTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


        OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

         THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement"), dated March 13, 2001, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the "General Partner"), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the "Limited Partners").

RECITALS

         A. Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership") was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name "Owens Mortgage Investment Fund II". Effective October 16, 1992, the Partnership changed its name to its current name.

         B. The Limited Partnership Agreement was amended and restated as of October 16, 1992, December 14, 1998, February 16, 1999, April 17, 2000, and
November 10, 2000 and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I.       FORMATION

         1. California Revised Limited Partnership Act. The Partnership was formed on June 14, 1984 and, until the February 16, 1999 amendment and restatement (the "Third Amendment and Restatement"), was governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the "Act"). The General Partner, pursuant to and by the Third Amendment and Restatement, elected under California Corporations Code ss. 15712(b)(1) to have the Partnership governed thenceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.

         2. Name. The name of the Partnership is "Owens Mortgage Investment Fund, a California Limited Partnership."

         3. Place of Business. The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

         4. Addresses for the General Partner and Limited Partners. The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

         5. Term. The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034. The Partnership may be extended by the affirmative vote of a Majority-In-Interest of the Limited Partners.

         6. Purpose. The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

         7. Agent for Service of Process; Tax Matters Partner. So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership's agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the "Tax Matters Partner" as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.      DEFINITIONS

         The following terms shall have the following respective meanings:

         "Acquisition and Origination Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired. The General Partner or its Affiliates shall not receive reimbursement of Acquisition and Origination Expenses.

         "Acquisition and Origination Fees" means the total of all fees and commissions paid to the General Partner by any party in connection with making or investing in Mortgage Loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the General Partner, or any fee of a similar nature, however designated.

         "Administrator" means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

         "Affiliate" means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

         "Capital Account" means the definition in Article III hereof.

         "Capital Contribution" means the total investment and contribution to the capital of the Partnership by a Partner in cash or by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Carried Interest as hereinafter defined.

         Capital Transaction" means the repayment of principal or prepayment of a Mortgage Loan to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Loan or Real Property subject to a Mortgage Loan, or the payment of insurance or a guarantee with respect to a Mortgage Loan.

         "Carried Interest" (previously called "Promotional Interest") means a Partnership Interest held by the General Partner, which participates in all allocations and distributions, equal to one half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Carried Interest being an expense of the Partnership, subject to the limitation set forth in
Article IX. 1. (c) of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

         "Controlling Person" means any Person, whatever their title, who performs functions for the General Partner similar to those of (i) chairman or member of the board of directors; (ii) executive or senior management, such as the president, vice-president, or chief financial officer; or (iii) those holding 5% or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

         "Front-End Fees" means fees and expenses paid by any party to acquire assets for the Partnership, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the General Partner.

         "Independent Expert" means a Person with no material current or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

         "Investment in Mortgage Loans" means the amount of Capital Contributions used to make or invest in Mortgage Loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

         "Late Payment Charges" means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

         "Majority-In-Interest" means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

         "Management Fee" means a fee paid to the General Partner or other Persons for management and administration of the Partnership.

         "Mortgage Loans" means investments of the Partnership that are notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages or deeds of trust.

         "NASAA Guidelines" means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996.

         "Net Income Available for Distribution" means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

         "Net Proceeds" means the net cash proceeds from any Capital
Transaction.

         "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

         "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing for registration and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to broker-dealers in connection with the distribution of Units and any advertising expenses.

         "Partners" means the holders of Partnership interests, including the General Partner and the Limited Partners.

         "Partnership Interest" means a limited partnership unit or other indicium of ownership in the Partnership.

         "Person" means any natural person, partnership, corporation, association, or other legal entity.

         "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

         "Program" means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in mortgage loans.

         "Property Management Fee" means any fee paid for day-to-day professional property management services.

         "Prospectus" shall mean the prospectus that forms a part of the effective registration statement under the Securities Act of 1933, as amended, including any preliminary prospectus.

         "Real property" means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include, deeds of trust, mortgages, mortgage loans or interests therein.

         "Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

         "Reinvested Distributions" means Units purchased under the Partnership's Reinvested Distribution Plan that is described in Article III. 3. of this Agreement.

         "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include a transaction involving the conversion of corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Partners' voting rights; (b) the term of existence of the Partnership; (c) General Partner compensation; (d) the Partnership's investment objectives.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Sponsor" means the General Partner or any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.

         "Unit" means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.     PARTNERSHIP INTEREST AND CAPITAL

         1. Capital Contributions of Partners. The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall also receive the Carried Interest in the capital of the Partnership.

         2. Sale of Units. In the General Partner's sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner. Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt by the General Partner; if rejected, all funds will be returned to the subscriber within 10 business days.

         3. Limited Partners' Reinvested Distributions: A Limited Partner may elect to participate in the Partnership's Reinvested Distributions Plan (the "Plan") at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Limited Partner. Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner's Subscription Agreement. Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

         Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit. Units so purchased under the Plan are credited to the Limited Partner's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Limited Partner revokes a previous election to participate in the Plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the Partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

         The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited. The General Partner will also mail an updated Prospectus to each Limited Partner each time a new Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Limited Partners.

         Each Limited Partner who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment. It is the responsibility of each Limited Partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

         The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.
         The General Partner, in its sole discretion, may suspend or terminate the Plan if:

         (a) it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

         (b) any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

         (c) in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

         (d) it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a "publicly traded partnership," within the meaning of Code
Section 7704.

         4. Nonassessability of Units. The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional Capital Contributions to the Partnership.

         5. Capital Accounts. The Partnership shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership. Thereafter, each Partner's Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

                  (a) To each Partner's Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner's distributive share of Partnership profits.

                  (b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Partnership losses.

         In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

         Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

         6. No Liability of Limited Partners. A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.      MANAGEMENT

         1. Control in General Partner. Subject to the limitations of Article
IV.5. of this Agreement, and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Loans and contracts, and to assume direction of the business operations. As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership's investments and loans, determining how and when to invest the Partnership's capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right:

                  (a) To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership's business;

                  (b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

                  (c) To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through or resulting from foreclosure of a Mortgage Loan;

                  (d) To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the General Partner;

                  (e) To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

                  (f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

                  (g) To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its Affiliates, required for the operation of the Partnership's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an Affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days' written notice and without advance notice if the General Partner or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

                  (h) To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  (i) To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

                  (j) To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

                  (k) To pay all expenses incurred in connection with the operation of the Partnership;

                  (l) To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

                  (m) Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons, provided no such change shall adversely affect the rights of Limited Partners:

                           (i) To cure any ambiguity or formal defect or
omission herein;

                           (ii) To grant to Limited Partners any additional
rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

                           (iii) To conform this Agreement to applicable laws
and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines; and

                           (iv) To make any other change in this Agreement
which, in the judgment of the General Partner, does not adversely affect the rights of the Limited Partners.

                  (n) To elect to have the Partnership governed by the California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to Subsection (m).

         2. Limitations on General Partner's Authority. Without the concurrence of a Majority-in-Interest, the General Partner has no authority to:

                  (a) amend this Agreement in any respect that adversely affects the rights of the Limited Partners;
                  (b) do any act in contravention of this Agreement;

                  (c) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (d) confess a judgment against the Partnership;

                  (e) possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

                  (f) admit a person as a General Partner;

                  (g) voluntarily withdraw as General Partner unless such withdrawal would not affect the tax status of the Partnership and would not materially adversely affect the Limited Partners;

                  (h) sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership;

                  (i) dissolve the Partnership;

                  (j) cause the merger or other reorganization of the Partnership;

                  (k) grant to the General Partner or any of its Affiliates an exclusive right to sell any Partnership assets;

                  (l) receive or permit the General Partner or any Affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

                  (m) receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its Affiliates to do so;

                  (n) commingle the Partnership's assets with those of any other Person;

                  (o) use or permit another to use the Partnership's assets in any manner, except for the exclusive benefit of the Partnership;

                  (p) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units; or

                  (q) receive, directly or indirectly, a commission or fee (except as permitted under Article IX. of this Agreement) in connection with the reinvestment or distribution of Net Proceeds.

         3. Right to Purchase Receivables and Loans. As long as the requirements of Article VI. 9 of this Agreement are met, the General Partner, in its sole discretion, may at any time, but is not obligated to:

                  (a) purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

                  (b) purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

                  (c) use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

         4. Extent of General Partner's Obligation and Fiduciary Duty. The General Partner shall devote such time to the business of the Partnership as the General Partner determines, in good faith, to be reasonably necessary to conduct the business of the Partnership. The General Partner shall not be required to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner will not allow the assets of the Partnership to be commingled with the assets of the General Partner or any other Person. The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any Units as a Limited Partner, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the General Partner or regarding any transaction between the Partnership and the General Partner.

         5. Liability and Indemnification of General Partner.

                  (a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

                  (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this
Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

                  (c) Notwithstanding anything to the contrary contained in Subsection 7(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

                  (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                  (e) For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.       VOTING AND OTHER RIGHTS OF LIMITED PARTNERS

         1. No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VII.3. of this Agreement (and such vote or consent will be required) to:

                  (a) amend this Agreement (except for any amendment permitted to be made by the General Partner as provided in Article IV. 1. (m) of this Agreement; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner).

                  (b) dissolve and windup the Partnership,

                  (c) remove the General Partner and elect one or more new General Partners (see Article XII. 1. and 2.), or

                  (d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

         2. The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. An alphabetical -list of the names, addresses and business telephone numbers of all Limited Partners along with the number of Units held by each of them is maintained as a part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative for a stated purpose including, without limitation, matters relating to Limited Partners' voting rights, tender offers, and the exercise of Limited Partners' rights under federal proxy law. A copy of the Limited Partner list shall be mailed to any Limited Partner requesting it within ten business days of the request and may include a reasonable charge for the copy work. The Limited Partner list shall be updated at least quarterly to reflect changes in the information contained therein.

            If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys' fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy thereof, or of using the same for a commercial purpose other than in the interest of the Partner relative to the affairs of the Partnership. The General Partner may require the Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Partner's interest in the Partnership. The remedies provided hereunder to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under federal law, or the laws of California.

VI.      INVESTMENT AND OPERATING POLICIES

         1. The General Partner shall commit at least 86.5% of Capital Contributions to Investment in Mortgage Loans. The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

            The Partnership normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage Loans outstanding on the property, including loans of the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this Subsection, the "aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Partnership", shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans. This restriction applies to all loans, including construction loans.

         2. The Partnership may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the General Partner, or in the following circumstances:

                  (a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership's Mortgage Loans, or

                  (b) to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

                  The total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of fifty percent (50%) of the aggregate fair market value of all Partnership loans. The General Partner shall be prohibited from providing financing to the Partnership.

         3. The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

         4. The Partnership may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of 25% of the total Partnership assets.

         5. The Partnership may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

         6. The Partnership shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert. Such appraisals will be retained at the office of the Partnership and will be available for review and duplication by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

         7. There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership's Mortgage Loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

         8. Mortgage Loans may be purchased from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX. of this Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of this Article
VI. Accordingly, all income generated (except Acquisition and Origination Fees) and expenses associated with a Mortgage Loan so acquired shall be treated as belonging to the Partnership. The General Partner shall not sell a loan to the Partnership if the cost of the loan exceeds the funds reasonably anticipated to be available to the Partnership to purchase the loan.

            Normally, when the Partnership has sufficient funds available to invest in a specific Mortgage Loan, the General Partner will give the Partnership priority in purchasing such Mortgage Loan over other Persons to whom the General Partner may sell Mortgage Loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following: (i) All loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; (ii) All hypothecation loans will be acquired by the Partnership.

         9. The Partnership shall not sell a Mortgage Loan to the General Partner unless all of the following criteria are met: (i) the loan is in default; (ii) the General Partner pays the Partnership an amount in cash equal to the cost of the loan to the Partnership (including all cash payments and carrying costs related thereto); and (iii) the General Partner assumes all of the Partnership's obligations and liabilities incurred in connection with the holding of the loan by the Partnership.

         10. The Partnership shall not acquire a loan from, or sell a loan to, another Program in which the General Partner has an interest.

         11. The Partnership shall not sell a foreclosed property to the General Partner or to another Program in which the General Partner has an interest.

         12. The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in
Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

         13. The Partnership will not reinvest Net Income Available for Distribution, unless it is Limited Partners' Reinvested Distributions under
Article III. 3. of this Agreement.

         14. No loans may be made by the Partnership to the General Partner or an Affiliate except as provided in Article IV. 5. of this Agreement.

VII.     ACCOUNTING RECORDS, REPORTS AND MEETINGS

         1. Books of Accounts and Records. The Partnership's books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. of this Agreement. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership. The Partnership shall file all required documents with the applicable regulatory agencies.

         2. Cash and Cash Equivalents and Marketable Securities. Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any Person or Persons authorized by it.

         3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding Units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

         4. Reports. Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return.

            Within sixty days (60) days after the end of each quarter of the Partnership, the General Partner will transmit to each Limited Partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited.

            Within one hundred twenty (120) days after the end of the Partnership's calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Partnership's statements of income, balance sheets, statements of cash flows and statements of Partners' capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership's activities for that year and identify the source of Partnership distributions as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and Affiliates. The Partnership's independent certified public accountants must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee. This review will be reported on by the independent certified public accountants in a report that is separate from the Partnership's audited financial statements. The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

            The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K not more than ninety (90) days after the closing of the fiscal year end, and on Form 10-Q not more than forty-five (45) days after the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII.    ALLOCATIONS AND DISTRIBUTIONS

         1. Allocations of Profits and Losses. Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

         2. Distributions.

                  (a) Net Income Available for Distribution. Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3 of this Agreement. The General Partner's proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.

                  (b) Net Proceeds. Net Proceeds, if any, may be reinvested in new Mortgage Loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 2 (a) above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Carried Interest, until the Limited Partners shall have received 100% of their Capital Accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.

IX.      TRANSACTIONS BETWEEN THE PARTNERSHIP AND
         THE GENERAL PARTNER

         1. Compensation to General Partner from the Partnership. The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

                  (a) Management Fee. In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a Management Fee payable monthly, subject to a maximum of 2.75% per annum, of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. Although the Management Fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the Management Fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of the Partnership's Mortgage Loans at the end of such month, provided that the maximum annual Management Fee shall not exceed 2.75% of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. In the event the Management Fee paid by the General Partner in a calendar year exceeds such 2.75%, the General Partner shall promptly refund such excess to the Partnership. The Management Fee may be accrued without interest when Partnership funds are not available for its payment. Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds. No Management Fee may be paid from Partnership reserves.

                  (b) Loan Servicing Fee. The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of the Partnership's Mortgage Loans at the end of each month.

                  (c) Carried Interest (previously the "Promotional Interest"). The Carried Interest can only be taken if a minimum of 86.5% of Capital Contributions are committed to Investment in Mortgages.

                  (d) Partnership Expenses. All of the Partnership's expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its Affiliates, for any expenses paid by the General Partner, or its Affiliates, including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Partnership will be made from Net Income Available for Distribution immediately following the expenditure. Except as indicated in this Article IX.1.(d), the General Partner or any affiliate shall not be reimbursed by the Partnership for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of the General Partner or Affiliates. The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership. The reimbursement for expenses provided for in this Article IX.1.(d) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

                  (e) No Other Fees. The General Partner is not entitled to receive real estate brokerage commissions, Property Management Fees, insurance service fees or a Promotional Interest (as defined by the NASAA Guidelines) from the Partnership. In addition, the General Partner is not entitled to receive reimbursement of Acquisition and Origination Expenses incurred by the General Partner or its Affiliates in the origination, selection and acquisition of Mortgage Loans.

         2.       Payments by Borrowers.

                  (a) Acquisition and Origination Fees. The General Partner or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership.

                  (b) Late Payment Charges. The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

X.       ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

            1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.

            2. Partnership Interests. A Limited Partner's interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

                  (a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

                  (b) no transfer may be made except where the transfer complies with any restriction imposed under applicable state securities laws or regulations with regard to suitability standards;

                  (c) no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

                  (d) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

         Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

         No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI.      DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

         1. Effect of Death or Legal Incompetency of a Limited Partner on the Partnership. The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

         2. Rights of Personal Representative. On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         3. Withdrawal of Limited Partners. To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

                  (a) except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI., no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of Reinvested Distributions discussed in Article III. 3.

                  (b) any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

                  (c) a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

                  (d) the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership's loan portfolio or any other asset in order to make a cash distribution of any Capital Account;

                  (e) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

                  (f) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner's Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this Subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner's proportionate share of the current fair market value of the Partnership's net assets;

                  (g) in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners' Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

                  (h) requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing, whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

                  (i) if a Limited Partner's Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.     BANKRUPTCY, WITHDRAWAL, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

         1. Removal of the General Partner. A Majority-In-Interest by vote or written consent given in accordance with Article VII.3. of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

         2. Dissolution or Continuance of Partnership. The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the "Terminating Event," and the General Partner affected as the "Terminated General Partner") shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner. No other events affecting the General Partner shall constitute or be a "Terminating Event." A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to Subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a) below.

                  (a) Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up. A successor General Partner must be named if the newly admitted General Partner under this provision is an individual.

                  (b) If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with
Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII. of this Agreement.

         3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner's interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner's interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Partnership. The method of payment to the Terminated General Partner must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Terminated General Partner otherwise would have received under the Agreement had the General Partner not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

XIII. DISSOLUTION AND WINDING UP

         1. Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:
                  (a) the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

                  (b) the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

                  (c) the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2.(b) hereof.

         2. In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV.  ROLL-UP

         1. In connection with a proposed Roll-up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in the Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an Exhibit to the Registration Statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12-month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Partners in connection with the proposed Roll-up.

         2. In connection with a proposed Roll-up, the person sponsoring the Roll-up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Limited Partners voting "no" on the proposal the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following (i) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

         3. The Partnership shall not participate in any proposed Roll-Up which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Articles IV., V. and VII. of this Agreement. If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in these guidelines to the greatest extent possible.

         4. The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up on the basis of the number of Partnership Units held by that Limited Partner.

         5. The Partnership shall not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Article V. of this Agreement.

         6. The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

XV. INVESTMENTS IN OR WITH OTHER PROGRAMS

         1. The Partnership shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular loans, if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Subsection, acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

                  (a) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets;

                  (b) cause a sale of the loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

                  (c) approve budgets and major capital expenditures, subject to a stated minimum amount;

                  (d) veto any sale of the loan, or, alternatively, to receive a specified preference on sale or proceeds; and

                  (e) exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

         2. The Partnership shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Partnership if all of the following conditions are met:

                  (a) the Programs have substantially identical investment objectives.

                  (b) there are no duplicate fees.

                  (c) the compensation to Sponsors is substantially identical in each Program.

                  (d) each program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture.

                  (e) the investment of each Program is on substantially the same terms and conditions.

                  (f) the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program controls and the potential risk that while a Program may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

         3. The Partnership shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions:

                  (a) the investment is necessary to relieve the Sponsor from any commitment to purchase a loan entered into in compliance with Article VI. 8. prior to the closing of the offering period of the Program;

                  (b) there are no duplicate fees;

                  (c) the investment of each entity is on substantially the same terms and conditions;

                  (d) the Program provides for a right of first refusal to buy if the Sponsor wishes to sell a loan held in the joint venture; and

                  (e) the Prospectus discloses the potential risk of impasse on joint venture decisions.

         4. Other than as specifically permitted in paragraphs 2 and 3 of this Subsection, the Partnership shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

         5. The Partnership shall be permitted to invest in general partnership interests of limited partnerships only if the Partnership alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Article acquires a "controlling interest" as defined in paragraph 1 of this Article, no duplicate fees are permitted, and no additional compensation beyond that permitted by Article IX. shall be paid to the Sponsor.

         6. A Program that is an "upper-tier Program" shall be permitted to invest in interests of other Programs (the "lower-tier Programs") only if the conditions provided for under Sections V.G. 6. and 7. of the NASAA Guidelines are met.

XVI.     SIGNATURES

         Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XVII.    SPECIAL POWER OF ATTORNEY

         Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

         1. This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

         2. All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

         3. All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

         The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

         1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

         2. shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVIII.   MISCELLANEOUS

         1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

         If to the General Partner:

                  Owens Financial Group, Inc.
                  2221 Olympic Boulevard
                  P. O. Box 2400
                  Walnut Creek, CA 94595

         If to a Limited Partner, at such Limited Partner's address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

         5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

         6. Interpretation. As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

         7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

         8. Adjustment of Basis. The General Partner may elect, pursuant to Code
Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

         9. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 13th day of March, 2001.

GENERAL PARTNER:

OWENS FINANCIAL GROUP, INC.


By:      /s/ William C. Owens
         -------------------------------------------
         William C. Owens, President

LIMITED PARTNERS:

By:      OWENS FINANCIAL GROUP, INC., GENERAL PARTNER


By:      /s/ William C. Owens
         -------------------------------------------
         William C. Owens, President
         As Attorney-In-Fact for the Limited Partners

                                                                   EXHIBIT B

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

        Owens Mortgage Investment Fund, A California Limited Partnership

         1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership"), and agrees to purchase the number of units of limited partnership interest in the Partnership (the "Units") stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement"), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase, 2,500 for residents of North Carolina). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until:
(a) the Investor has fully paid in cash for such Units, and (b) the General Partner has in its sole discretion accepted Investor's offer of purchase. A sale of Partnership Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus. The General Partner will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement.

         2. REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and assures the Partnership that the Investor:

                  (a) has received the Prospectus of the Partnership dated April __, 2002;

                  (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

                  (c) understands that Units are offered for a minimum investment of $2,000 ($2,500 for residents of North Carolina);

                  (d) understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

                  (e) has (i) a minimum net worth (exclusive of home, home furnishings, and automobiles) of $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington), plus an annual gross income of at least $45,000 ($30,000 in the States of California and Oregon and $50,000 in the State of Washington); or (ii) minimum net worth (exclusive of home, home furnishings, and automobiles) of $150,000 ($75,000 in the States of California and Oregon); or (iii) if purchasing for a fiduciary account, the minimum standards in (i) or (ii) above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary;

                  (f) if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;

                  (g) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

                  (h) fully indemnifies and holds harmless the Partnership, the General Partner, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein;

                  (i) understands that if this is a Uniform Gifts to Minors Act ("UGMA") or Uniform Transfers to Minors Act ("UTMA") custodial account, Investor represents and warrants that the Units belong to the minor and the Units, whether or not withdrawn, will only be used for the benefit of the minor. Investor also understands that the minor has the legal right to withdraw the Units for any purpose when he or she reaches the age that the custodianship terminates - usually 18 or 21 depending upon the state UGMA/UTMA law and/or terms of the custodianship.

         3. ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Limited Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the General Partner on behalf of the Partnership, payment in full of the subscription price and the filing of a Certificate of Limited Partnership of the Partnership, the undersigned shall become a Limited Partner for all purposes of the Limited Partnership Agreement.

         4. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Limited Partnership Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Limited Partnership Agreement and as described in the Prospectus.

         5. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the General Partner of the Partnership to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

                  (a) the Limited Partnership Agreement and any amended certificate of limited partnership, as well as any and all amendments thereto required under the laws of the State of California or of any other state to be filed or which the General Partner deems advisable to prepare, execute and file;

                  (b) any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partner deems it advisable to file; and

                  (c) any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Limited Partnership Agreement.

         The foregoing grant of authority:

                           (i) is a Special Power of Attorney coupled with an
interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

                           (ii) may be exercised by the General Partner for each
Limited Partner by a facsimile signature of or on behalf of the General Partner or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of the General Partner, acting as attorney-in-fact for all of them; and

                           (iii) shall survive the delivery of an assignment by
a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

         6. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund, a California Limited Partnership. The Investor hereby authorizes and directs the General Partner to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the Investor's subscription has been accepted. If the Investor's subscription is rejected in part, the funds delivered herewith will, to the extent the application is so rejected, be returned to the Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

         7. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

         8. NOTIFICATION OF GENERAL PARTNER. The Investor agrees to notify the General Partner immediately if any of the foregoing statements made herein shall become untrue.

         9. LIMITED PARTNERSHIP AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Limited Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partner pursuant to this special power of attorney, the Limited Partnership Agreement will govern.

         10. SUBSCRIPTION AMOUNT. The Investor subscribes $_____________ and encloses such sum herewith as the purchase price of _____________ Units ($1.00 per Unit).

         11. REINVESTMENT OF DISTRIBUTIONS. The Partnership maintains a Distribution Reinvestment Plan ("Plan") under which distributions of income of the Partnership may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus at page 75. So long as the Investor meets the suitability standards established by the Partnership and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the General Partner, as set forth in the Limited Partnership Agreement, the Investor will continue to participate in the Plan if it elects option A, below. Option B, below, will constitute an election not to participate in the Plan. The Investor may change his election at any time by written notice to the Partnership. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

             A. ___ Investor elects to participate in the Partnership Distribution Reinvestment Plan.

             B. ___ Investor elects not to participate in the Partnership Distribution Reinvestment Plan and to receive distributions in cash.

         12. OWNERSHIP OF UNITS. The Investor's interest will be owned and should be shown on the Partnership's records as follows:

Check one:    ___   Individual Ownership (for UGMA/UTMA custodial accounts
                    include date of birth and SSN of minor below)
              ___   Joint Tenants with Right of Survivorship (all joint tenants must individually complete and sign application)
              ___   Tenants in Common (all tenants in common must individually complete and sign application)
              ___   Community Property (only one spouse required to complete and sign application)
              ___   Custodian (Individual Retirement Accounts)
              ___   Other Qualified Retirement Plans
              ___   Revocable Grantor Trust (include copy of first and last
                    pages of trust document including signatures and section
                    discussing powers of trustees)
              ___   Irrevocable Trust (include copy of first and last pages of trust document including signatures and section discussing powers of trustees)
              ___   Corporation
              ___   Partnership
              ___   Nonprofit Organization





(Please Print)

Name____________________________________________________________________________
         First                        Middle                        Last
         or Entity's legal name

--------------------------------------------------------------------------------
         Resident or Entity's Address

--------------------------------------------------------------------------------
         City                        State                             Zip Code

-------------------------------        ----------------------------------------
Home Telephone Number (if applicable)  Business Telephone Number (if applicable)
(include area code)                    (include area code)

Date of Birth _________________     (Needed for first five ownership types only)

Occupation _______________________  (Needed for first five ownership types only)

Marital Status (check one): Single____ Married____  (Needed for first five ownership types only)

Citizenship:    U.S.____   Other________________    (Needed for first five
                                                     ownership types only)

Investment Objective:

      Current income with retention of capital ____  (check)

      Other (please explain):
================================================================================

Investor's Financial Status and Suitability:

Fair Market Net Worth                   $_____________________
Liquid Fair Market Net Worth            $_____________________
Gross Income                            $_____________________
Investor's Years of Investment Experience                _____
Investor's Tax Bracket (if individual)                ________ %


Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Partnership: _______

Please initial here to acknowledge your understanding that if you move to a state in which the Partnership Units are not registered under that state's securities law, you may not be able to purchase additional Units or receive new Units through your participation in the Dividend Reinvestment Plan: _______





********************************************************************************

Please complete this section for second individual of JTROS or Tenants in Common accounts (Please Print)

Name____________________________________________________________________________
         First                       Middle                   Last
         or Entity's legal name

--------------------------------------------------------------------------------
         Resident or Entity's Address

--------------------------------------------------------------------------------
         City                         State                           Zip Code

--------------------------------------------------------------------------------
Home Telephone Number (if applicable)  Business Telephone Number (if applicable)
(include area code)                    (include area code)

Date of Birth _______________________________________

Occupation ________________________________________

Marital Status (check one):          Single____ Married____

Citizenship:    U.S.____   Other________________________

Investment Objective:

      Current income with retention of capital ____ (check) Other (please explain):
===============================================================================

Investor's Financial Status and Suitability:

Fair Market Net Worth                   $_____________________
Liquid Fair Market Net Worth            $_____________________
Gross Income                            $_____________________
Investor's Years of Investment Experience                _____
Investor's Tax Bracket (if individual)                 ________%


Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Partnership: _______

Please initial here to acknowledge your understanding that if you move to a state in which the Partnership Units are not registered under that state's securities law, you may not be able to purchase additional Units or receive new Units through your participation in the Dividend Reinvestment Plan: _______

*******************************************************************************

      13. IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

      IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement and Power of Attorney.

Dated: _____________, 20___


-----------------------------------         ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
                                                  Identification Number

-----------------------------------         ------------------------------------
Authorized Signature of Subscriber         Social Security Number or Federal Tax
      (if more than one)                          Identification Number



                                    ACCEPTED:

                                    Owens Mortgage Investment Fund,
                                    A California Limited Partnership

                                    Owens Financial Group, Inc., General Partner


                                    By:  ____________________________________
                                         William C. Owens, President

                                    Dated: ____________, ____

      The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

      The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.


------------------------------------         -----------------------------------
Signature of Investment Firm Principal       Signature of Account Representative
Owens Securities Corporation


------------------------------------         -----------------------------------
Please PRINT Name and Title             Please PRINT Account Representative Name

                                      II-10
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

           Securities and Exchange Commission Registration Fee                          $  50,000
           National Association of Securities Dealers, Inc. and Blue
               Sky Registration Fees                                                       29,650
           Accounting Fees and Expenses                                                    82,000
           Legal Fees and Expenses                                                         67,000
           Printing Fees and Expenses                                                      24,000
           Mailing                                                                          5,000
           Miscellaneous                                                                    1,500
                                                                                      -----------

                Total                                                                 $   259,150
                                                                                      ===========

Item 32.   Sales to Special Parties
           Not Applicable

Item 33.   Recent Sales of Unregistered Securities
           Not Applicable

Item 34.   Indemnification of Directors and Officers
           Section IV.5. of the Sixth Amended and Restated Limited Partnership Agreement which is included as Exhibit A to the Prospectus, provides for indemnification of the General Partner and its affiliates as follows:

         Liability and Indemnification of General Partner.

                  (a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of (b), below), separate counsel of such indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

                  (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under (a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under (a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

                  (c) Notwithstanding anything to the contrary contained in Subsection 7(a) of the Partnership Agreement, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless
         (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

                  (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                  (e) An Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

Item 35.   Treatment of Proceeds from Stock Being Registered
           Not Applicable

Item 36.   Financial Statements and Exhibits
           (a)    Financial Statements:

           Owens Mortgage Investment Fund, a California Limited Partnership
                  Report of Grant Thornton, LLP, Certified Public Accountants Report of KPMG LLP, Certified Public Accountants Consolidated Balance Sheets - December 31, 2001 and 2000
                  Consolidated Statements of Income for the three years ended December 31, 2001, 2000 and 1999 Consolidated Statements of Partners' Capital for the three years ended December 31, 2001, 2000 and 1999 Consolidated Statements of Cash Flows for the three years ended December 31, 2001, 2000 and 1999 Notes to Consolidated Financial Statements
           Owens Financial Group, Inc,
                  Report of Grant Thornton LLP, Certified Public Accountants Consolidated Balance Sheet -December 31, 2001
                  Notes to Consolidated Balance Sheet

           (b)    Exhibits:

          1       Underwriting Agreement*
          3       Sixth Amended and Restated Agreement of Limited Partnership
                  (included as Exhibit A to the Prospectus)
          3.1     Certificate of Limited Partnership - Form LP-1: Filed July 1,
                  1984*
          3.2     Amendment to Certificate of Limited Partnership - Form
                  LP-2: Filed March 20, 1987*
          3.3     Amendment to Certificate of Limited Partnership - Form LP-2:
                  Filed August 29, 1989*
          3.4     Amendment to Certificate of Limited Partnership - Form LP-2:
                  Filed October 22, 1992*
          3.5     Amendment to Certificate of Limited Partnership - Form LP-2:
                  Filed January 24, 1994*
          3.6     Amendment to Certificate of Limited Partnership - Form LP-2:
                  Filed December 30, 1994*
          4.1     Sixth Amended and Restated Agreement of Limited Partnership
                  (Included as Exhibit A to the Prospectus)
          4.2     Subscription Agreement and Power of Attorney (included as
                  Exhibit B to Prospectus)
          5       Opinion of Whitehead, Porter & Gordon LLP with Respect to
                  Legality of the Securities**
          8       Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to
                  Federal Income Tax Matters
          23.1    Consent of Whitehead, Porter & Gordon LLP
          23.2    Consent of Wendel, Rosen, Black & Dean, LLP
          23.3    Consent of Grant Thornton LLP
          23.4    Consent of Grant Thornton LLP
          23.5    Consent of KPMG LLP
          24      Power of Attorney
          27      Financial Data Schedule
  ----------------------------------

          *Previously filed under Amendment No. 3 to Registration Statement No. 333-69272 and incorporated herein by this reference.
          **Previously filed as Exhibit 5.1 under Amendment No. 1 to Registration Statement No. 333-69272 and incorporated herein by this reference.

           (c)    Schedules:

         Schedule II - Valuation and Qualifying Accounts Schedule IV - Mortgage Loans on Real Estate as of December 31, 2001


Item 37.  Undertakings

The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-69272) and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on April 18, 2002.

                  OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA
                               LIMITED PARTNERSHIP

                            By: OWENS FINANCIAL GROUP, INC.
                                General Partner

                            By: /s/ William C. Owens
                                William C. Owens, President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-69272) has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Capacity                             Date
---------                         --------                             ----
OWENS FINANCIAL GROUP INC.     General Partner

By   /s/ William C. Owens      Principal Executive Officer,       April 18, 2002
     --------------------
      William C. Owens         Director


By   /s/ Bryan H. Draper       Principal Financial Officer,       April 18, 2002
     -------------------
     Bryan H. Draper           Director


By   /s/ William E. Dutra      Director                           April 18, 2002
     --------------------
     William E. Dutra


By   /s/ Andrew J. Navone      Director                           April 18, 2002
     --------------------
     Andrew J. Navone


By   /s/ Melina A. Platt       Controller                         April 18, 2002
     -------------------
     Melina A. Platt

                                                                  SCHEDULE II
                         OWENS MORTGAGE INVESTMENT FUND
                        VALUATION AND QUALIFYING ACCOUNTS

PROVISION FOR LOAN LOSSES ROLLFORWARD


         Balance at January 1, 1999                          $    3,500,000
           Provision                                                500,000
           Charge-offs                                                  --
                                                                -----------
         Balance at December 31, 1999                             4,000,000
           Provision                                                     --
           Charge-offs                                                   --
                                                                 ----------
         Balance at December 31, 2000                             4,000,000
           Provision                                              1,039,645
           Charge-offs                                             (614,645)
                                                                 ----------
         Balance at December 31, 2001                         $   4,425,000
                                                                 ==========



PROVISION FOR LOSSES ON REAL ESTATE ROLLFORWARD


         Balance at January 1, 1999                           $   1,184,000
           Charges to costs and expenses                            152,000
           Deductions                                                    --
                                                                 ----------
         Balance at December 31, 1999                             1,336,000
           Charges to costs and expenses                                 --
           Deductions                                              (200,000)
                                                                 ----------
         Balance at December 31, 2000                             1,136,000
           Charges to costs and expenses                                 --
           Deductions                                              (502,000)
                                                                 -----------
         Balance at December 31, 2001                         $     634,000
                                                                 ===========



                                                                    SCHEDULE IV
                         OWENS MORTGAGE INVESTMENT FUND
               MORTGAGE LOANS ON REAL ESTATE -- DECEMBER 31, 2001

                                                                                                 Principal Amount
                                                                                                 of Loans Subject
                                                                                                   to Delinquent
            Description                                      Final           Carrying Amount       Principal or
            -----------
                                     Interest Rate       Maturity date         of Mortgages          Interest


TYPE OF LOAN
Income Producing................        4.75-15.00%  Current to Sept., 2018       $180,506,295         $ 13,139,296
Construction....................       10.25-12.75%  Current to Nov.., 2003         14,773,984                   --
Land  ..........................       10.00-14.50%  Current to Dec., 2003          15,360,822            2,402,200
Residential.....................             11.00%  April, 2002                     3,062,368            3,062,368
                                                                                  ------------         ------------
           TOTAL                                                                  $213,703,469         $ 18,603,864
                                                                                  ============         ============


AMOUNT OF LOAN
$0-250,000......................        4.75-14.50%  Current to Sept., 2014         $2,323,978             $     --
$250,001-500,000................       10.00-12.50%  Current to Sept., 2018          4,831,825              779,522
$500,001-1,000,000..............       10.00-13.50%  Current to Jan., 2014           4,426,838              802,200
Over $1,000,000.................        8.50-15.00%  Current to May, 2015          202,120,828           17,022,142
                                                                                  ------------          -----------
           TOTAL                                                                  $213,703,469          $18,603,864
                                                                                  ============          ===========


POSITION OF LOAN
First ..........................        8.50-14.50%  Current to Sept., 2018       $205,139,594         $ 18,603,864
Second .........................        4.75-15.00%  Current to Aug., 2010           8,563,875                   --
                                                                                   -----------          -----------
           TOTAL                                                                  $213,703,469         $ 18,603,864
                                                                                  ============          ===========

---------------
NOTE 1: All loans are acquired from an affiliate of the Partnership, namely Owens Financial Group, Inc., the General Partner.
NOTE 2:.........................................................................
Balance at beginning of period (1/1/99).............................$182,721,465
      Additions during period:
      New mortgage loans.............................................119,403,718
      Loan carried back on sale of real estate to general partner......1,000,000
                                                                   -------------
      Subtotal.......................................................303,125,183
      Deductions during period:
      Collection of principal.........................................92,952,328
      Sales of loans secured by trust deeds at face value..............7,816,294
      Foreclosures.....................................................2,000,044
                                                                   -------------
      Balance at end of period (12/31/99)...........................$200,356,517
                                                                   =============

Balance at beginning of period (1/1/00).............................$200,356,517
      Additions during period:
      New mortgage loans.............................................117,409,372
      Loan carried back on sale of real estate...........................813,600
                                                                   -------------
      Subtotal.......................................................318,579,489
      Deductions during period:
      Collection of principal.........................................87,955,112
      Sales of loans secured by trust deeds at face value................685,000
                                                                   -------------
      Balance at end of period (12/31/00)...........................$223,273,464
                                                                   =============
Balance at beginning of period (1/1/01).............................$223,273,464
      Additions during period:
      New mortgage loans.............................................148,046,907
                                                                   -------------
      Subtotal.......................................................371,320,371
      Deductions during period:
      Collection of principal........................................151,653,210
      Charge-off of loans against allowance for loan losses..............614,645
      Loan transferred to investment in real estate joint
        venture (balance as of 1/1/01).................................1,980,447
      Foreclosures.....................................................3,368,600
                                                                   -------------
      Balance at end of period (12/31/01)...........................$213,703,469
                                                                   =============

During the years ended December 31, 2001, 2000 and 1999, the Partnership refinanced loans totaling $13,677,000, $25,126,000 and $7,436,000, respectively, thereby extending the maturity date.

During the year ended December 31, 2000, the Partnership sold two delinquent loans at book value to the General Partner for notes receivable in the total amount of $1,178,000. The General Partner subsequently foreclosed on the loans. The notes were repaid by the General Partner in September 2000.
--------------
NOTE 3: Included in the above loans are the following loans which exceed 3% of the total loans as of December 31, 2001. There are no other loans that exceed 3% of the total loans as of December 31, 2001:

                                                                                                        Principal
                                                                                                        Amount of
                                                                                                       Loans Subject
                                         Final                               Face         Carrying     to Delinquent
                            Interest   Maturity   Periodic Payment   Prior   Amount of    Amount of    Principal or
       Description           Rate        Date          Terms         Liens   Mortgages    Mortgages      Interest
       -----------          --------   --------   ----------------   -----   ---------    ---------     -----------

Movie Theater               12.00%     5/8/01     Interest only,     None    $6,500,000   $ 6,500,000  $6,500,000
Fresno, CA                                        balance due at                                       (Delinquent
                                                  maturity                                             Principal)


Golf Course,                12.00%     4/23/02    Interest only,     None    $6,880,000   $ 6,880,000   $       0
Nipomo, CA                                        balance due at
                                                  maturity


Movie Theater and Retail    11.00%     3/27/03    Interest only,     None    $7,145,500   $ 7,145,500   $       0
Center                                            balance due at
Turlock, CA                                       maturity


Housing Development         11.50%     8/2/03     Interest only,     None    $10,551,925  $10,551,925   $       0
Hayward, CA                                       balance due at
                                                  maturity

Office Building in
Seattle, WA and Retail      12.00%     12/28/12   Principal and      None    $13,240,000  $12,805,853   $       0
Centers in                                        interest due
Renton, WA, Nampa, ID and                         monthly
Reno, NV

8 Cemeteries and            14.00%     11/6/02    Interest only,     None    $14,000,000  $14,000,000   $       0
Mortuaries                                        balance due at
Islands of Hawaii, Oahu,                          maturity
and Maui

---------------
NOTE 4: All amounts reported in this Schedule IV represent the aggregate cost for Federal income tax purposes.

NOTE 5: There are no write-downs or reserves on any of the individual loans listed under Note 3 above.


          OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

                                INDEX TO EXHIBITS

Exhibit No.                Description

   1                       Underwriting Agreement*

   3                       Sixth Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)

   3.1                                                                                                             Certificate of
                           Limited Partnership - Form LP-1: Filed July 1, 1984*

   3.2
                           Amendment to Certificate of Limited Partnership - Form LP-2: Filed March 20, 1987*

   3.3
                           Amendment to Certificate of Limited Partnership - Form LP-2: Filed August 29, 1989*

   3.4
                           Amendment to Certificate of Limited Partnership - Form LP-2: Filed October 22, 1992*

   3.5
                           Amendment to Certificate of Limited Partnership - Form LP-2: Filed January 24, 1994*

   3.6                     Amendment to Certificate of Limited Partnership - Form LP-2: Filed December 30, 1994*

   4.1                     Sixth Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)

   4.2                     Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)

   5                       Opinion of Whitehead, Porter & Gordon LLP with Respect to Legality of the Securities**

   8                       Opinion of Wendel, Rosen, Black & Dean, LLP with Respect to Federal Income Tax Matters

  23.1                     Consent of Whitehead, Porter & Gordon LLP

  23.2                     Consent of Wendel, Rosen, Black & Dean, LLP

  23.3                     Consent of Grant Thornton LLP

  23.4                     Consent of Grant Thornton LLP

  23.5                     Consent of KPMG LLP

  24                       Power of Attorney

  27                       Financial Data Schedules
-----------------------------

* Previously filed under Amendment No. 3 to Registration Statement No. 333-69272 and incorporated herein by this reference.
** Previously filed as Exhibit 5.1 under Amendment No. 1 to Registration
   Statement No. 333-69272 and incorporated herein by this reference.

                                                                Exhibit 8

                                 April 15, 2002


Owens Mortgage Investment Fund,
a California Limited Partnership
2221 Olympic Boulevard
Walnut Creek, CA  94595

         Re: Federal Income Tax Consequences of an Investment in Owens Mortgage
             Investment Fund

Ladies and Gentlemen:

         We have acted as tax counsel for Owens Mortgage Investment Fund, a California limited partnership (the "Partnership"), in connection with the preparation of the prospectus (the "Prospectus") for the Partnership to be filed with the Securities and Exchange Commission on or about April 17, 2002 pursuant to the Securities Act of 1933, as amended, (the "Act") as part of Post-Effective Amendment No.1 (the "Post-Effective Amendment") to that certain Registration Statement on Form S-11, No. 333-69272, (the "Registration Statement"). This opinion as to certain material federal income tax aspects of an investment in the Partnership is being delivered at your request in connection with the disclosure requirements under the Act and will be filed as an exhibit to the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Post-Effective Amendment to the Registration Statement.

         In connection with our opinion, we have examined: (i) Post-Effective Amendment No. 1 to the Registration Statement and the Prospectus; (ii) the Sixth Amended and Restated Limited Partnership Agreement for the Partnership that is attached as Exhibit A to the Prospectus (the "Partnership Agreement"); and (iii) the certificate of the General Partner (the "Certificate"), dated as of the date hereof. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         As to any facts material to this opinion, we have relied solely upon:
(i) the matters set forth in the Prospectus, (ii) the assumptions contained herein, and (iii) the representations and statements of the General Partner, and its officers and representatives, including the facts set forth in the Certificate. We have not undertaken any independent investigation or verification as to any such factual matters.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial and administrative authorities and interpretative rulings of the Internal Revenue Service (the "IRS"). As indicated in the substantive discussion which follows relative to the federal income tax consequences of an investment in the Partnership, as to certain issues, we are unable to express an opinion because of uncertainty in the law or for other reasons.

         Whenever a statement herein is qualified by the expressions "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean our knowledge is based upon the documents, instruments and certificates described above and the current actual knowledge of the attorneys in this firm who are presently involved in substantive legal representation of the Partnership (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigation for the purpose of rendering this opinion.

         Our opinion is limited to the matters discussed below. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to an investment in the Partnership.

         No ruling will be requested from the IRS regarding any of the material federal income tax issues discussed below. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not successfully challenge a Limited Partner's tax treatment of any aspect of any investment in the Partnership. We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to an investment in the Partnership and that such changes could result in a materially different result that the result described in this opinion.

         The opinions set forth below represent our conclusions based upon the documents reviewed by us, the facts and assumptions presented to us and stated herein. Any material amendments to such documents or changes in any significant fact or assumption stated herein or in the Certificate could affect the opinions expressed herein.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and the discussion set forth below, we are of the opinion that:

           1. The Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes.

           2. The Partnership will not be classified as a "publicly traded partnership" for federal income tax purposes.

           3. The discussion set forth below under the heading "Other Federal Income Tax Consequences" and in the Prospectus under the heading "Federal Income Tax Consequences" is an accurate summary of all material matters discussed therein.

1.  The Partnership Will Be Classified As A Partnership

         As discussed in greater detail below, a partnership generally is not subject to federal income tax if it is classified as a partnership for federal income tax purposes, but rather each partner is required to report on such partner's federal income tax return the partner's distributive share of the taxable income or loss of the partnership for each year. Historically (i.e., prior to 1997), one of the more significant issues which had to be addressed in connection with a discussion of the material federal income tax consequences relative to a limited partnership was whether the partnership may be classified as an association taxable as a corporation for income tax purposes under the entity classification system that existed at that time. However, under Regulations issued in December 1996 (the so-called "Check-the-Box" Regulations), a domestic partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. See Regulation Section 301.7701-3(b)(3)(ii).

         The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997. The General Partner has represented that it will not cause the Partnership to make an election to be classified as an association taxable as a corporation. Based on the foregoing and subject to the discussion which follows regarding the tax treatment of publicly traded partnerships, it is our opinion that that the Partnership will retain its classification as a partnership for federal income tax purposes.

2.  The Partnership Will Not Be Classified As A Publicly Traded Partnership

         Section 7704 of the Code treats "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704(b) of the Code defines the term "publicly traded partnership" as any partnership the interest of which are: (i) readily traded on an established securities market; or (ii) readily tradable on a secondary market or the substantial equivalent thereof.

         In June 1988, the IRS issued Notice 88-75 which sets forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704. Notice 88-75 primarily addresses the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b). In November, 1995, the IRS issued final Regulations under
Section 7704 (the "Final PTP Regulations"). See Regulation Section 1.7704-1. The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications. The Final PTP Regulations are generally effective for taxable years beginning after December 31, 1995. However, the Final PTP Regulations contain a transitional rule which provides that for partnerships that were actively engaged in an activity before December 4, 1995, the Final PTP Regulations will not be effective until taxable years beginning after December 31, 2005, unless the partnership adds a substantial new line of business after December 4, 1995 (in which case the Final PTP Regulations become effective for the year in which the new line of business is added). During this transitional period, such partnerships may continue to rely on Notice 88-75.

         The Final PTP Regulations provide that an established securities market includes: (i) a national securities exchange registered under the Securities Exchange Act of 1934; (ii) a national securities exchange exempt from registration because of the limited volume of transactions; (iii) a foreign securities exchange; (iv) a regional or local exchange; and (v) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market). See Final PTP Regulations Section 1.7704-1(b).

         As indicated above, the primary focus of Notice 88-75 is on determining when partnership interests will be treated as "readily tradable on a secondary market or the substantial equivalent thereof." Notice 88-75 and the Final PTP Regulations each provides a number of safe harbors relative to this determination. The safe harbors in the Final PTP Regulations generally track those in Notice 88-75. Included as safe harbors in Notice 88-75 and the Final PTP Regulations are certain safe harbors described under the heading "Lack of Actual Trading" (the "Lack of Actual Trading Safe Harbors"). Under the Lack of Actual Trade Safe Harbors contained in Notice 88-75, interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Section 7704(b) of the Code if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed a specified percentage (either 5% or 2%) of the total interests in partnership capital or profits. The determination under Notice 88-75 of whether the specified percentage is 5% (the "Five Percent Safe Harbor") or 2% (the "Two Percent Safe Harbor") depends on which of certain designated transfers are disregarded for purposes of determining whether the percentage limitation has been satisfied. This is discussed in greater detail below. The Final PTP Regulations contain a Lack of Actual Trading Safe Harbor which essentially conforms to the Two Percent Safe Harbor in Notice 88-75.

         As noted, certain transfers are disregarded for purposes of determining whether the Five Percent Safe Harbor or Two Percent Safe Harbor is met under Notice 88-75 and/or the Final PTP Regulations. For purposes of all of these safe harbors, the transfers which are disregarded include, but are not limited to, transfers between family members, transfers at death, transfers in which the basis is determined under Section 732 of the Code and interests issued by the partnership for cash, property or services. For purposes of the Two Percent Safe Harbor under Notice 88-75 and the Final PTP Regulations, the transfers which are disregarded also include interests in the partnership which are redeemed pursuant to the "Redemption and Repurchase Safe Harbor" discussed below.

         Notice 88-75 and the Final PTP Regulations each contains a safe harbor for redemption and repurchase agreements (the "Redemption and Repurchase Safe Harbor"). These safe harbors are substantially identical and provide that the transfer of an interest in a partnership pursuant to a "redemption or repurchase agreement" is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof certain requirements are met. Notice 88-75 and the Final PTP Regulations provide that a redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner. See Section 1.7704-1(e)(3) of the Final Regulations and Section II.E of Notice 88-75.

         The requirements which must be met in order to disregard transfers made pursuant to a redemption or repurchase agreement are: (i) the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption right; (ii) the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership's taxable year); and
(iii) the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits. See Section II.E.1 of Notice 88-75 and Section 1.7704-1(f) of the Final PTP Regulations.

         Section XI.3 of the Partnership Agreement provides that, subject to certain limitations, a Limited Partner may withdraw or partially withdraw from the Partnership and obtain the return of his outstanding capital account. The provisions of Section XI.3 constitute a redemption or repurchase agreement within the meaning of Notice 88-75 and the Final PTP Regulations.

         The limitations on a Limited Partner's right to withdraw his capital account set forth under Section XI.3 include, without limitation: (i) a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to the General Partner; (ii) the amount distributed to the withdrawing Limited Partner will be a sum equal to such Limited Partner's capital account as of the date of such distribution; and
(iii) in no event will the General Partner permit the withdrawal during any calendar year of more than 10% of the outstanding Limited Partner Units. In our opinion, these limitations satisfy the requirements of Notice 88-75 and the Final PTP Regulations set forth above.

         Section X.2(b) of the Partnership Agreement provides that no transfer of a Limited Partner's interest in the Partnership may be made, if in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for federal income tax purposes.

         As set forth in the Certificate, the General Partner has represented that (i) the Partnership will not register Units or permit any other persons to register Units for trading on an established securities market within the meaning of Section 7704(b); (ii) pursuant to the authority conferred by Section
X.2 of the Partnership Agreement, the General Partner will prohibit any transfer of Units which would cause the sum of percentage interests in Partnership capital or profits represented by partnership interests that are transferred during any taxable year of the Partnership to exceed the limitation under the Five Percent Safe Harbor under Notice 88-75, the Two Percent Safe Harbor under Notice 88-75 or Two Percent Safe Harbor under the Final PTP Regulations, whichever is applicable (excluding for this purpose transfers which may be disregarded pursuant to the applicable safe harbor); and (iii) the General Partner will not permit during any fiscal year of the Partnership any withdrawal of Units except in compliance with the provisions of Section XI.3 of the Partnership Agreement.

         Based upon the provisions of the Partnership Agreement and the foregoing representations of the General Partner, we are of the opinion that:
(i) interests in the Partnership will not be traded on an established securities market within the meaning of Section 7704 of the Code; (ii) the operation of the Partnership with regard to the withdrawal by Limited Partners will qualify for the Redemption and Repurchase Safe Harbor; (iii) the operation of the Partnership with regard to the transfer of Units by Limited Partners will qualify for either the Two Percent Safe Harbor or the Five Percent Safe Harbor, whichever, is applicable for a given year; (iv) based on the opinions rendered in clauses (ii) and (iii) of this paragraph, interests in the Partnership will not be considered as readily tradable on a secondary market or the substantial equivalent thereof; and (v) based on the opinions rendered in clauses (i) through (iv) of this paragraph, the Partnership will not be classified as a publicly traded partnership for purposes of Section 7704 of the Code.

         It should be noted that a partnership which is classified as a publicly traded partnership under Section 7704 of the Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is "qualifying income." Section 7704(c) of the Code defines the term "qualifying income" for this purpose to include, among other "passive-type" items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business. If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income may be treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether the Partnership would satisfy the "qualifying income" test of Section 7704(c). (As noted, this inquiry would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.) It is anticipated that more than 90% of the Partnership's income will be of the passive-type included in the definition of "qualifying income" contained in Section 7704(c). However, it is not clear whether the Partnership would be considered to be engaged in the conduct of a financial business. If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

3.  Other Federal Income Tax Consequences

General Principles of Partnership Taxation

         A partnership generally is not subject to any federal income taxes. The Partnership will file, for federal income tax purposes, partnership information returns reporting its operations on the accrual basis for each taxable year. The taxable year of the Partnership will be the calendar year. The Partnership will provide Limited Partners with income tax information relevant to the Partnership and their own income tax returns, including each Limited Partner's share of the Partnership's taxable income or loss, if any, capital gain or loss (net short-term and net long-term) and other tax items for the Partnership's taxable year.

         Each Limited Partner that is not exempt from federal income tax will be required to report on his own income tax return the Limited Partner's share of the Partnership's items of income, gain, loss, deduction and credit. Accordingly, a Limited Partner will be subject to tax on his distributive share of the Partnership's taxable income whether or not any cash distribution is made to the Limited Partner. Because the Partnership will originate mortgage investments that may be subject to the "original issue discount" rules (see "Original Issue Discount Rules" below), it is possible that a Limited Partner's taxable income from the Partnership will exceed any cash distributed to the Limited Partner by the Partnership with respect to a particular year. It is anticipated that substantially all of the income generated by the Partnership will be taxed as ordinary income for federal income tax purposes.

Determination of Basis in Units

         In general, a Limited Partner is not taxed on partnership distributions unless such distributions exceed the Limited Partner's adjusted basis in its Units. A Limited Partner's adjusted basis in his Units is the amount originally paid for such interest increased by (i) his proportionate share of Partnership indebtedness with respect to which no partner is personally liable, (ii) his proportionate share of the Partnership's taxable income, and (iii) any additional contributions to the Partnership's capital by such Limited Partner, and decreased by (x) his proportionate share of losses of the Partnership, (y) the amount of cash, and fair value of noncash, distributions to such Limited Partner, and (z) any decreases in his share of any nonrecourse liabilities of the Partnership. Any increase in nonrecourse liabilities of the Partnership is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though the Limited Partner contributes or receives no cash, respectively. Distributions in excess of such basis generally will be treated as gain from the sale or exchange of a Limited Partner's interest in the Partnership.

Allocations of Profits and Losses

         The Partners will receive allocations of the Partnership's profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. Allocations of profits and losses under a partnership agreement will be recognized as long as they have "substantial economic effect" under the Regulations promulgated under Section 704(b) of the Code. In general, the Regulations provide that an allocation contained in a partnership agreement will be respected if it satisfies the requirements of one of three tests: (i) it has "substantial economic effect" (the "substantial economic effect test"); (ii) it is in accordance with the partners' interest in the partnership (determined by taking into account all facts and circumstances) (the "partners' interest in the partnership test"); or (iii) it is "deemed" to be in accordance with the partners' interest in the partnership.

         The substantial economic effect test is a substantially objective test which effectively creates a safe harbor for compliance with the requirements of
Section 704(b). However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions which may have little practical significance based on the Partnership's anticipated operations. As a result, and based also on the fact that a principal thrust of the Regulations under Section 704(b) is to prevent losses from being allocated for tax purposes to partners who do not bear the economic risk of loss associated with such allocations and that it is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a Partner will be allocated losses in excess of the economic losses actually borne by such Partner, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners' interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

         The allocations contained in the Partnership Agreement are generally intended to match, insofar as practicable, the allocation of profits for tax purposes with the economic benefit of cash distributions among the Partners and the allocation of losses with the related economic burden borne by the respective Partners. In general, a Partner's interest in profits, losses and cash distributions are proportionate to his capital account. Since the allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the Partners, in most instances such allocations should be substantially in accordance with the partners' interests in the partnership within the meaning of this alternative test. Therefore, such allocations should be substantially respected for tax purposes.

Limitations on the Deduction of Losses

         It is not anticipated that the Partnership will incur net losses for income tax purposes in any taxable year. However, if the Partnership were to incur losses in any year, the ability of a Limited Partner to deduct such losses would be subject to the potential application of the limitations discussed below.

         (i)      The Basis Limitation

         Section 704(d) of the Code provides that a partner's share of partnership losses is allowed as a deduction only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, a Limited Partner in the Partnership will be precluded from deducting losses in excess of his adjusted basis in his Units.

         (ii)     The At Risk Limitation

         Under Section 465 of the Code, a taxpayer (other than a widely-held corporation) may not deduct losses incurred in certain business activities, including the lending activities contemplated by the Partnership, in an amount exceeding the aggregate amount the taxpayer is "at risk" in that activity at the close of his taxable year. The effect of these rules generally is to limit the availability of Partnership tax losses as offsets against other taxable income of a Limited Partner to an amount equal to such Partner's adjusted basis in his Units excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a Limited Partner to the extent the Limited Partner used the proceeds of a nonrecourse borrowing to make such contributions.

         (iii)    The Passive Loss Rules

         Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset "portfolio" income, trade or business income or other nonpassive income such as wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         The Regulations under Section 469 provide that in certain situations, net income, but not net loss from a passive activity (or a portion thereof) is treated as nonpassive. See Regulation Section 1.469-2T(f). One of the items covered by this Regulation is net income from an "equity-financed lending activity." An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.

         Based on the manner in which it is anticipated that the Partnership will conduct its operations, at no time will the average outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership's interest earning assets. Consequently, if the Partnership is deemed to be engaged in the trade or business of lending money, such business will constitute an equity-financed lending activity, and income of the Partnership which arises from that trade or business and would otherwise be considered income from a passive activity will generally be recharacterized as nonpassive income, even though the net losses of the Partnership or loss on the sale of a Unit will be treated as passive activity losses. If the Partnership is not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss. In either event, a Limited Partner will not be permitted to offset passive losses from other activities against his share of the income of the Partnership.

         There are no cases or revenue rulings dealing with the question of establishing the criteria for determining whether an entity (other than a bank) is engaged in the ordinary conduct of a trade or business of lending money for purposes of Section 469. Presumably, this determination would be dependent, at least in part, on the facts and circumstances surrounding the Partnership's operations, including the number of loans made during any particular year. Due to this uncertainty, we cannot give an opinion as to whether the Partnership will be considered to be engaged in an equity-based lending activity for this purpose.

         Under Section 67(a) of the Code, most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that, in the aggregate, they exceed 2% of the taxpayer's adjusted gross income; and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. A Limited Partner's allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Units

         Gain or loss on the sale by a Limited Partner of his Units (including a redemption by the Partnership) will be measured by the difference between the amount realized (i.e., the amount of cash and the fair market value of property received), including his share of Partnership nonrecourse liabilities and his adjusted basis in such Units

Character of Gain or Loss

         Generally, gain recognized by a Limited Partner on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to "substantially appreciated inventory items" and "unrealized receivables," as those terms are defined in
Section 751 of the Code, which would be treated as ordinary income. The definition of these terms will not be considered here beyond noting that the Partnership may have "unrealized receivables" arising from the ordinary income component of "market discount bonds." In addition, if the Partnership holds property as a result of foreclosure which is unsold at the time a Limited Partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell the property is generally an "unrealized receivable."

         In general, for noncorporate taxpayers, long-term capital gain for capital assets held longer than 12 months is subject to a maximum rate of 20% (10% for individuals in the 10% or 15% tax brackets). A lower rate of 18% (8% for individuals in the 10% or 15% tax brackets) may be applicable if the individual held the asset for more than five years. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of such losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership

         A taxpayer's tax liability with respect to an investment in the Partnership will depend upon his individual tax bracket. Currently, there are six tax brackets for individuals. For calendar year 2002, the first bracket is at 10% (on taxable income not over $12,000 in the case of married taxpayers filing joint returns), the second at 15% (on taxable income from $12,000-$46,700), the third at 27% (on taxable income from $46,700-$112,850), the fourth at 30% (on taxable income from $112,850-$171,950), and the fifth at 35% (on taxable income from $171,950 - $307,050), and the sixth at 38.6% (on taxable income over $307,050).

Depreciation

         From time to time the Partnership has acquired and anticipates that it will acquire equity or leasehold interests in real property by direct investment, foreclosure or otherwise (e.g., the 23 properties acquired by the Partnership through foreclosure from January 1, 1993). See the Prospectus under the heading Real Estate Owned. Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years. See Section 168(c) of the Code.

Investment Interest

         Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, places a limitation upon the deductibility of interest incurred on loans made to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct such property. In general, investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense of the Partnership and interest expense incurred by Limited Partners to acquire Units will not be treated as investment interest to the extent attributable to a passive activity of the Partnership. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt incurred by a Limited Partner in order to purchase or carry Units may constitute "investment interest" subject to the deductibility limitations of Code Section 163(d). Therefore, Limited Partners should consider the effect of investment interest limitations on using debt financing for their purchase of Units.

Tax Treatment of Tax-Exempt Entities

         Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under
Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Such organization, plan or account is referred to as a "Tax-Exempt Entity." Interest income is not subject to this tax unless it constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member where the Partnership is a publicly traded partnership (see the discussion set forth above concerning the classification of the Partnership as a partnership for federal income tax purposes) or which is unrelated trade or business with respect to the Tax-Exempt Entity. Among the items generally excluded from unrelated business taxable income are (i) interest and dividend income; (ii) rents from real property (other than debt-financed property or property from which participating rentals are derived); and (iii) gains on the sale, exchange or other disposition of assets held for investment.

         In general, the receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause a charitable organization which is tax-exempt to lose its exemption. Moreover, in the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business income taxable will cause all income of the trust to be subject to tax.

         The General Partner intends to obtain a bank line of credit, which the Partnership expects to use from time to time to acquire or make mortgage loans. Any net income of the Partnership attributable to such borrowing will be treated as debt-financed income and, therefore, as unrelated business taxable income. The General Partner expects that the average amount of such borrowing outstanding from time to time to acquire or make mortgage loans will not exceed $10 million, and further expects that not more than 1.3% of a tax exempt Limited Partner's distributive share of income from the Partnership in any year will be classified as unrelated business taxable income as a result of such borrowing by the Partnership.

         Except as described in the preceding paragraph, the General Partner intends to invest Partnership assets in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership. However, unrelated debt-financed income also might be derived in the event that the General Partner deems it advisable to incur indebtedness in connection with foreclosures on property where mortgagees have defaulted on their loans or in connection with the development or operation of any property acquired as a result of a foreclosure. (See the discussion in the Prospectus on Real Estate Owned.)

         Subject to certain exceptions, if a Tax-Exempt Entity, or a partnership of which it is a partner, acquires property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt- financed (based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of such property) may be treated as unrelated business taxable income. Sales of foreclosure property might also produce unrelated business taxable income if the Partnership is characterized as a "dealer" with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated business taxable income.

         If a Qualified Plan's (defined below) Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account ("Qualified Plan"), a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the plan; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");
(iii) whether the investment is prudent considering, among other matters, that there will not be a market created in which the investment can be sold or otherwise disposed of; and (iv) whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code. An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.



Partnership Tax Returns and Audits

         The General Partner will prepare the Partnership's income tax returns. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the partnership's information return. However, a partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, additional tax necessary to make the partner's treatment of the item consistent with the partnership's treatment of the item may be summarily assessed without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to the partner. Penalties for intentional disregard of the consistency requirements may also be assessed.

         The IRS may audit the Partnership's income tax returns. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

         A partnership must designate a "tax matters partner" to represent the partnership in dealing with the IRS. The General Partner will serve as the "tax matters partner" to act on behalf of the Partnership and the Limited Partners with respect to "partnership items," to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level. Limited Partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and request such notice. However, all Limited Partners have the right to participate in the administrative proceedings at the partnership level. Limited Partners will be notified of adjustments to their distributive shares agreed to at the partnership level by the "tax matters partner."

         If the Partnership's return is audited and adjustments are proposed by the IRS, the "tax matters partner" may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Moreover, Limited Partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations. To the extent that funds of the Partnership are insufficient to meet such expenses, funds may have to be furnished by Limited Partners, although they will be under no obligation to do so. Adjustments, if any, resulting from any audit may require each Limited Partner to file an amended tax return, and possibly may result in an audit of the Limited Partner's own return. Any audit of a Limited Partner's return could result in adjustments of non-Partnership items as well as Partnership income and losses.

         The Partnership will endeavor to provide all required tax information to the Limited Partners within 60 days after the close of each calendar year.

Original Issue Discount Rules

         The original issue discount rules of Section 1271 through 1275 of the Code will apply to obligations to the Partnership by third parties, i.e., mortgage loans and obligations issued by the Partnership, if any. The original issue discount rules will result in the Partnership realizing as interest income from a mortgage loan the amount that economically accrues under the loan during the course of the year (using compound interest concepts) even where a lesser amount is actually paid or accrued under the terms of the mortgage loan. Identical concepts will be used for determining the Partnership's interest deduction on its obligations, if any.

Market Discount

         The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. In such circumstances, each monthly payment which the Partnership receives from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute (1) the return of a portion of the Partnership's investment in the investment in a mortgage loan and (2) the payment of a portion of the market discount for the investment in a mortgage loan. The amount of each monthly payment attributable to market discount will be recognized by the Partnership as ordinary income and the amount of each monthly payment representing the return of the Partnership's investment will not constitute taxable income to the Partnership. Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election - Impact on Subsequent Purchasers

         Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit. The effect of such an election would be that, with respect to the transferee Limited Partner only, the basis of Partnership property would either be increased or decreased by the difference between the transferee's basis for his Unit and his proportionate share of the Partnership's basis for all Partnership property.

         The General Partner has advised us that due to the accounting difficulties which would be involved, it will not cause the Partnership to make an election pursuant to Section 754 of the Code (a "754 Election"), although it is empowered to do so by the Partnership Agreement. Accordingly, the share of depreciation deductions, if any, and gain or loss upon the sale of any Partnership assets allocable to a subsequent purchaser of a Unit will be determined by the Partnership's tax basis in such assets which will not have been adjusted to reflect such purchaser's purchase price for his Unit (as would have been possible had the Partnership made a 754 Election.) This treatment might not be attractive to prospective purchasers of Units, and consequently, a Limited Partner might have difficulty in selling these Units or might be forced to sell at a price lower than the price that might have been obtained had such an election been made.

Taxation of Mortgage Loan Interest

         Mortgage loans made by the Partnership may, in certain situations, be structured to permit the Partnership to participate in the appreciation in the value of the properties to which such mortgage loans relate or in the cash flow generated by the operation of such properties by the borrowers. The General Partner anticipates that the Partnership will report for tax purposes all earnings attributable to mortgage loans as interest income. In each case the determination of whether the Partnership will be treated for tax purposes as a creditor or as a partner or other equity participant will depend on an analysis of the facts and circumstances of the specific mortgage loan. Consequently, we cannot render an opinion as to the tax consequences of any of these prospective transactions, and there is no assurance that the IRS will not successfully recharacterize a mortgage loan as an equity interest. If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the property to which the mortgage loan relates. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt Limited Partners.

Treatment of Compensation of General Partner

         The General Partner will be paid a management fee for the management services rendered to the Partnership. The amount of the management fee will be payable monthly, subject to a maximum of 2-3/4% per annum, of the average unpaid balance of the Partnership's mortgage loans at the end of each month in the calendar year. In addition, the General Partner may act as a servicing agent with respect to Partnership loans, in which event it will be entitled to receive from the Partnership a monthly fee equal to the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such services on that type of loan or up to 1/4 of 1% per annum of the unpaid balance of the Partnership's mortgage loans at the end of each month. The General Partner intends to cause the Partnership to deduct the amount of any such management fees and loan servicing fees paid each year in computing the taxable income of the Partnership for such year. The deductibility of such fees depends in large measure on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, we cannot give an opinion as to the proper tax treatment of the management fee or loan servicing fee, and the IRS may attempt to recharacterize the Partnership's treatment of such fees by disallowing the deduction claimed by the Partnership therefor. If successful, such a recharacterization could cause the tax benefits generated by the payment of such fees to be deferred.

         The General Partner or one or more affiliates of the General Partner may receive certain fees and commissions from parties other than the Partnership in connection with making or investing in Mortgage Loans. Such fees and commissions are defined as "Acquisition and Origination Fees" in the Partnership Agreement and include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers. Since any such fees will be payable by parties other than the Partnership, such payment should not have any effect on the calculation of the Partnership's taxable income. However, the IRS could take the position that these fees are constructively paid by the Partnership, in which case interest income of the Partnership would be increased by the amount of the fees, and the fees would be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. Once again since this is ultimately an issue of fact which may depend on future events, we are not able to render an opinion regarding the issue.

         The General Partner or its affiliate will be entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership. The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

         Possible Legislative Tax Changes

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any such proposal, the likely effect of any such proposals upon the income tax treatment presently associated with investment in mortgage loans or the Partnership, or the effective date, which could be retroactive, of any legislation which may derive from any such past or future proposal.

         State and Local Taxes

         The Partnership may have California source income in which event limited partners who are nonresidents of California will be required to file California income tax returns and will be subject to tax in California with respect to their distributive share of such income.

         California source income generally includes income from real or tangible personal property located in California. In 2001, the Partnership recognized gain from the sale of real estate located in California and holds other California real estate for sale and investment. This gain and any other income or gain derived from California real estate owned by the Partnership constitute California source income.

         The California Revenue and Taxation Code provides that in the case of a nonresident partner of an "investment partnership", California source income does not include dividends, interest, or gains and losses from "qualifying investment securities." In order to qualify for classification as an investment partnership, the Partnership must meet both of the following requirements:

         90% or more of the Partnership's cost of its total assets must consist of qualifying investment securities, deposits at banks or other financial institutions, and office space and equipment reasonably necessary to carry on its activities as an investment partnership.

         90% or more of the Partnership's gross income must consist of interest, dividends and gains from the sale or exchange of qualifying investment securities.

         "Qualifying investment securities" include mortgage investments.

         Historically, the Partnership has qualified as an investment partnership for this purpose, and, consequently, prior to the year 2001, limited partners of the Partnership who are nonresidents of California have not been subject to California tax or California filing requirements with respect to their distributive shares of the income derived by the Partnership from its mortgage investments. However, based on projected income of the Partnership from the sale and/or operation of real estate owned by the Partnership in 2001, the General Partner anticipates the possibility that less than 90% of the Partnership's gross income for 2001 will consist of interest, dividends and gains from the sale or exchange of qualifying investment securities. If that occurs, the Partnership will not qualify for classification as an investment partnership for that year (and for any other future year in which the Partnership fails to satisfy the foregoing requirements). In such event, the California Franchise Tax Board may take the position that the income derived by the Partnership from its mortgage investments has a business situs in California (where the General Partner has its offices and principal place of business) and is, therefore, California source income. In such event, each limited partner who is a nonresident of California would be subject to California income tax (and filing requirements) with respect to his distributive share of the Partnership's income from its mortgage investments.

         The Partnership currently owns real estate in a few states other than California that impose income taxes (and a state income tax return filing requirement) on nonresident taxpayers with respect to income or gain derived from real estate located in such states (i.e., Colorado, Oregon and Louisiana). In addition, the Partnership may acquire real estate in other states that impose similar tax and filing requirements. In any year in which the Partnership derives income or gain from any such real estate assets, limited partners who are nonresidents of the state in which such real estate is located will be required to file state income tax returns in those states.

         The Partnership may make or acquire loans in states and localities outside California that impose a tax on the Partnership's assets or income, or on each limited partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership's activities in such jurisdiction.

         Limited partners who are exempt from federal income taxation will generally also be exempt from state and local taxation.

ERISA Considerations

         ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries). Under the Code, similar prohibitions apply to all Qualified Plans, including IRA's, Roth IRA's and Keogh Plans covering only self-employed individuals who are not subject to ERISA. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

         Furthermore, ERISA and the Code prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partner and its affiliates may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if they (i) have investment discretion with respect to the assets of the Qualified Plan invested in the Partnership or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

         Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans as of the close of any such plan's fiscal year. Although the General Partner will provide annually upon the written request of a Limited Partner an estimate of the value of the Units based upon, among other things, outstanding mortgage investments, it may not be possible to value the Units adequately from year to year, because there may be no market for them.


Plan Assets Generally

         If the assets of the Partnership are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership, (ii) certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA and the Code because the General Partner would be deemed to be a fiduciary of the Qualified Plan Limited Partners and (iii) audited financial information concerning the Partnership would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term "plan assets" (the "Final DOL Regulations"). Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) equity participation by benefit plan investors is not significant,
(2) the entity is a real estate operating company or (3) the equity interest is a "publicly-offered security."

         (i) Exemption for Insignificant Participation by Qualified Plans. The Final DOL Regulations provide that the assets of a corporation or partnership in which an employee benefit plan invests would not be deemed to be assets of such plan if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by "benefit plan investors" (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA's). For purposes of this "25%" rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded. Thus, while the General Partner and its affiliates are not prohibited from purchasing Units, any such purchases will be disregarded in determining whether this exemption is satisfied. The Partnership cannot assure "benefit plan investors" that it will always qualify for this exemption.

         (ii) Exemption For a Real Estate Operating Company. The Final DOL Regulations also provide an exemption for securities issued by a "real estate operating company." An entity is a "real estate operating company" if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate. The preamble to the Final DOL Regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from "plan assets" treatment as a real estate operating company.

         (iii) Exemption for Publicly Offered Securities. Under the Final DOL Regulations, a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) either is (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or reclassification of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) will not, alone or in combination, affect a finding that such securities are transferable. Because the Units will not be subject to any restrictions on transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be "Publicly-Offered Securities" within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.

         In rendering this opinion, we have not been asked to give nor do we express any opinion as to questions or issues arising out of the investment by Limited Partners in the Partnership other than those questions specifically discussed.

         In reviewing this opinion, prospective investors should be aware that:
(i) this firm represents the Partnership and the General Partner and its affiliates in connection with the preparation of certain portions of the Registration Statement and expects to continue to represent the General Partner and its affiliates in other matters; (ii) as of December 31, 2001, certain members of the firm owned or controlled an aggregate of 1,823,000 Units, none of which were received in connection with the preparation of any offering of Units; and (iii) certain members of the firm, individually or as trustees of the firm's qualified pension or profit sharing plan, own interests in notes secured by deeds of trust originated and placed directly with such members, or trustees by the General Partner as a result of transactions separate and distinct from any transaction involving the Partnership. The principal amount of all notes described in (iii) as of December 31, 2001, was $80,000.

                                           Very truly yours,


                                           /s/WENDEL, ROSEN, BLACK & DEAN, LLP

                                                                  EXHIBIT 23.1


                    CONSENT OF WHITEHEAD, PORTER & GORDON LLP




We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus that is part of the Registration Statement on Form S-11 (No. 333-69272) filed with the Securities and Exchange Commission on September 13, 2001, as may be amended by Post-Effective Amendment No. 1 to be filed on or about April 17, 2002.


/s/ WHITEHEAD, PORTER & GORDON LLP



San Francisco, California
April 15, 2002

                                                                  EXHIBIT 23.2

                   CONSENT OF WENDEL, ROSEN, BLACK & DEAN, LLP



We hereby consent to all references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-69272), to be filed with the Securities and Exchange Commission on or about April 17, 2002, as may be amended from time to time, and to the quotation or summarization in the Prospectus of our legal opinion filed as an exhibit to the Post-Effective Amendment.


/s/ WENDEL, ROSEN, BLACK & DEAN, LLP



Oakland, California
April 15, 2002

                                                                  EXHIBIT 23.3

                          Consent of Grant Thornton LLP



The Partners
Owens Mortgage Investment Fund:

We have issued our report dated February 13, 2002, accompanying the financial statements and schedules of Owens Mortgage Investment Fund contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP


Reno, Nevada
April 15, 2002

                                                                  EXHIBIT 23.4













                          CONSENT OF GRANT THORNTON LLP



We have issued our report dated February 13, 2002, accompanying the balance sheet of Owens Financial Group, Inc. and Subsidiaries, contained in Owens Mortgage Investment Fund's Registration Statement and Prospectus. We consent to the use of the aforementioned report in Owens Mortgage Investment Fund's Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP


Reno, Nevada
April 15, 2002

                                                                EXHIBIT 23.5





                               Consent of KPMG LLP



The Partners
Owens Mortgage Investment Fund:

We consent to the use of our report on the statements of income, partners' capital and cash flows of Owens Mortgage Investment Fund for the year ended December 31, 1999 and the related financial statement schedules II and IV, as included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG LLP


San Francisco, California
April 15, 2002

                                                                   EXHIBIT 24







                                POWER OF ATTORNEY


         Each person or entity whose name is signed hereto, hereby constitutes and appoints Bryan H. Draper with full power of substitution in the premises, his or its true and lawful attorney-in-fact and agent, and in his or its name, place and stead, to do any and all acts and things and to execute any and all instruments and documents which said attorney-in-fact and agent may deem necessary or advisable to enable Owens Mortgage Investment Fund, a California Limited Partnership, to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act pursuant to a Registration Statement on Form S-11 ( the "Registration Statement"), of up to 200,000,000 Units of limited partnership interests, including specifically but without limiting the generality of the foregoing, power and authority to sign the name of Owens Mortgage Investment Fund, a California Limited Partnership, and the name of the General Partner thereof, in the capacity indicated below, to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 and to any instruments or documents filed as a part of or in connection therewith, and each of the undersigned hereby ratifies and confirms all of the aforesaid that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been executed below by the following in the capacities indicated, as of the 18th day of April 2002. This Power of Attorney may be executed in any number of counterparts.

                                    Owens Financial Group, Inc.,
                                    General Partner

                                    By: /s/ Bryan H. Draper
                                        -------------------
                                        BRYAN H. DRAPER
                                        Secretary and Chief Financial Officer